                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT

                           GREENWOOD FINANCIAL, INC.,
                             A DELAWARE CORPORATION,
                             AND CERTAIN AFFILIATES
                                    BORROWERS

                           ORLEANS HOMEBUILDERS, INC.,
                             A DELAWARE CORPORATION
                                    GUARANTOR

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              ADMINISTRATIVE AGENT

                          WACHOVIA CAPITAL MARKETS, LLC
                                  LEAD ARRANGER

                              BANK OF AMERICA, N.A.
                                SYNDICATION AGENT
                                 SOVEREIGN BANK
                               DOCUMENTATION AGENT
                     MANUFACTURERS AND TRADERS TRUST COMPANY
                               DOCUMENTATION AGENT
                               NATIONAL CITY BANK
                               DOCUMENTATION AGENT
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 FIRSTRUST BANK
                                  GUARANTY BANK
                         U.S. BANK NATIONAL ASSOCIATION
                          CITIZENS BANK OF PENNSYLVANIA
                               COMMERCE BANK, N.A.
                                  SUNTRUST BANK
                                  AMSOUTH BANK
                               FRANKLIN BANK, SSB
                                  COMERICA BANK
                  COMPASS BANK, AN ALABAMA BANKING CORPORATION
                            JPMORGAN CHASE BANK, N.A.
                        LASALLE BANK NATIONAL ASSOCIATION
                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                     LENDERS

                                  $650,000,000
          SENIOR SECURED REVOLVING CREDIT AND LETTER OF CREDIT FACILITY

                         DATED: AS OF JANUARY 24 , 2006


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                                TABLE OF CONTENTS
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ARTICLE I. DEFINITIONS............................................................................................1

         1.1      Definitions.....................................................................................1

         1.2      Construction of Terms..........................................................................13

         1.3      Accounting Reports and Principles..............................................................14

         1.4      Business Day; Time.............................................................................14

         1.5      Charging Accounts..............................................................................14

         1.6      Lenders' Costs.................................................................................14

ARTICLE II. AMOUNT AND TERMS OF THE FACILITY; SECURITY FOR THE FACILITY..........................................15

         2.1      The Facility...................................................................................15

         2.2      Term of Facility...............................................................................18

         2.3      Repayment Terms................................................................................18

         2.4      Interest Rate..................................................................................20

         2.5      Interest after Maturity........................................................................21

         2.6      Fees Payable by Borrowers......................................................................21

         2.7      Prepayments....................................................................................23

         2.8      No Setoff or Deduction.........................................................................23

         2.9      Illegality.....................................................................................23

         2.10     Notes..........................................................................................23

         2.11     Security.......................................................................................24

         2.12     General Provisions.............................................................................24

         2.13     Postponement of Maturity Date..................................................................27

         2.14     Swap Contracts.................................................................................28

ARTICLE III. NOTICE OF BORROWING; BORROWING BASE;  BORROWING BASE AVAILABILITY...................................29

         3.1      Notice of Borrowing............................................................................29

         3.2      Admission of Projects to Borrowing Base........................................................29

         3.3      Borrowing Base Availability....................................................................29

         3.4      Submission of Borrowing Base Certificate.......................................................32

         3.5      Inspection of Projects.........................................................................32
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ARTICLE IV. CONDITIONS OF LENDING................................................................................32

         4.1      Agreement to Make Available the Facility.......................................................32

         4.2      Availability of Letters of Credit and Tri-Party Agreements.....................................35

         4.3      Conditions Precedent to Swing Line Loans.......................................................36

ARTICLE V. REPRESENTATIONS AND WARRANTIES........................................................................36

         5.1      Use of Proceeds................................................................................36

         5.2      Incorporation, Good Standing, and Due Qualification............................................36

         5.3      Power and Authority............................................................................37

         5.4      Legally Enforceable Agreement..................................................................37

         5.5      Financial Statements; Accuracy of Information..................................................37

         5.6      Conflicts......................................................................................38

         5.7      Consents.......................................................................................38

         5.8      Litigation.....................................................................................38

         5.9      Other Agreements...............................................................................38

         5.10     No Defaults and Outstanding Judgments or Orders................................................39

         5.11     Taxes..........................................................................................39

         5.12     Debt...........................................................................................39

         5.13     Ownership and Liens............................................................................39

         5.14     ERISA..........................................................................................39

         5.15     Representations and Warranties as to Real Estate...............................................39

         5.16     No Violation...................................................................................40

         5.17     Accurate and Complete Disclosure...............................................................40

         5.18     Compliance with Covenants......................................................................40

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................41

         6.1      Reporting Requirements.........................................................................41

         6.2      Payment of Taxes...............................................................................42

         6.3      Access to Properties, Books and Records........................................................42

         6.4      Maintenance of Records.........................................................................42

         6.5      Maintenance of Existence.......................................................................43

         6.6      Insurance......................................................................................43

         6.7      ERISA..........................................................................................44

         6.8      Accounts.......................................................................................45

         6.9      Compliance with Laws...........................................................................45

         6.10     Payment of Debt................................................................................45

         6.11     Consequential Damages..........................................................................45

         6.12     Further Assurances.............................................................................45
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                                       ii

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ARTICLE VII. NEGATIVE COVENANTS..................................................................................45

         7.1      Creation of Debt...............................................................................46

         7.2      Grant of Liens.................................................................................47

         7.3      Mergers and Acquisitions.......................................................................47

         7.4      Transaction With Affiliates....................................................................47

         7.5      Use of Proceeds................................................................................47

ARTICLE VIII. FINANCIAL COVENANTS................................................................................47

         8.1      Interest Coverage..............................................................................48

         8.2      Consolidated Tangible Net Worth................................................................48

         8.3      Leverage.......................................................................................48

         8.4      Investments in Joint Ventures..................................................................48

         8.5      Ownership of Land..............................................................................48

         8.6      Units in Inventory.............................................................................49

         8.7      Reports Regarding Financial Covenants..........................................................49

ARTICLE IX. EVENTS OF DEFAULT....................................................................................49

ARTICLE X. REMEDIES..............................................................................................51

         10.1     Remedies of Lenders............................................................................51

         10.2     Effect of Delay................................................................................51

         10.3     Acceptance of Partial Payment..................................................................51

         10.4     Other Available Remedies.......................................................................52

         10.5     Waiver of Marshalling of Assets................................................................52

         10.6     Waiver of Counterclaim.........................................................................52

ARTICLE XI. THE AGENT............................................................................................52

         11.1     Appointment....................................................................................52

         11.2     Delegation of Duties...........................................................................53

         11.3     Exculpatory Provisions.........................................................................53

         11.4     Reliance by Agent..............................................................................53

         11.5     Non-Reliance on Agent and Other Lenders........................................................54

         11.6     Indemnification................................................................................54

         11.7     Consequential Damages..........................................................................55

         11.8     Agent in Its Individual Capacity...............................................................55

         11.9     Resignation or Removal of Agent as Administrative Agent........................................55

         11.10    Amendments, Waivers and Consents...............................................................55

         11.11    Authority......................................................................................56

         11.12    Borrower Default...............................................................................56

         11.13    Lender Default.................................................................................57

         11.14    Ratable Sharing................................................................................58

         11.15    Documentation..................................................................................59
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                                      iii

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ARTICLE XII. PARTICIPATION BY LENDERS IN SWING LINE LOANS........................................................59

         12.1     Purchase and Sale of Participation.............................................................59

         12.2     Sharing of Interest and Expenses...............................................................59

         12.3     Assignment of Participation Interests..........................................................59

         12.4     Administration of Swing Line Loans.............................................................60

ARTICLE XIII. MISCELLANEOUS......................................................................................60

         13.1     Modifications..................................................................................60

         13.2     Binding Nature.................................................................................60

         13.3     Governing Law..................................................................................60

         13.4     Time of Performance............................................................................60

         13.5     Severability...................................................................................60

         13.6     Captions.......................................................................................60

         13.7     Computations...................................................................................60

         13.8     Continuing Obligation..........................................................................60

         13.9     Assignment and Participation...................................................................61

         13.10    Notices........................................................................................63

         13.11    Cumulative Remedies............................................................................68

         13.12    Third Party Beneficiaries......................................................................68

         13.13    Prior Understandings...........................................................................68

         13.14    Counterparts...................................................................................68

         13.15    Indemnification................................................................................68

         13.16    Relationship of Parties........................................................................69

         13.17    Joint and Several Liability....................................................................70

         13.18    Publicity......................................................................................70

         13.19    No Implied Waiver..............................................................................70

         13.20    USA Patriot Act................................................................................70

         13.21    Taxes..........................................................................................70

         13.22    Conflict; Construction of Documents; Reliance..................................................70

         13.23    Jurisdiction...................................................................................71

         13.24    Waiver of Jury Trial...........................................................................71

         13.25    Counterparts...................................................................................71

         13.26    Entire Agreement...............................................................................71

         13.27    Original Credit Agreement; No Novation.........................................................72
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                                       iv
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Schedules and Exhibits

1.1A     -  Schedule of Borrowers
1.1B     -  Schedule of Commitments
1.1C     -  Form of Joinder
1.1D     -  Schedule of Outstanding Letters of Credit and Tri-Party Agreements
1.1E     -  Form of Line of Credit Note
1.1F     -  Notice of Borrowing of a Loan
2.1.4.1  -  Form of Application and Agreement for Irrevocable Standby
            Letter of Credit
3.4      -  Form of Borrowing Base Certificate
5.8      -  Schedule of Litigation
8.7      -  Form of Covenant Compliance Certificate
13.9     -  Form of Assignment and Acceptance

                              AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT


This Amended and Restated Revolving Credit Loan Agreement ("this Agreement"), made as of the 24th day of January, 2006, by and among GREENWOOD FINANCIAL, INC., a Delaware corporation ("MASTER BORROWER"), each of the other entities identified on Schedule 1.1A that is attached hereto as Borrowers, the Lenders who are or may become a party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent for the Lenders ("AGENT").

                                   BACKGROUND


         A. Master Borrower is a corporation principally formed to engage in financing transactions with and on behalf of the Guarantor and the other Borrowers. Each of the other Borrowers is a corporation, limited partnership or limited liability company formed to acquire land in one or more of the States of Pennsylvania, New Jersey, New York, Maryland, Illinois, Delaware, Virginia, North Carolina, South Carolina, Florida and Arizona, to improve such land with residential dwellings, and to sell such dwellings, or to invest in Eligible Affiliates formed for such purposes (the "BUSINESS").

         B. Pursuant to a Revolving Credit Loan Agreement dated as of December 22, 2004 (the "ORIGINAL CREDIT AGREEMENT"), executed by Master Borrower, certain of the other Borrowers, Agent and certain of the Lenders, such Lenders agreed to provide a credit facility to Borrowers on the terms and conditions contained in the Original Credit Agreement.

         C. Borrowers desire to establish an increased credit facility with Lenders for the benefit of Borrowers to finance Borrowers' acquisition of residential real estate and construction activities. Lenders have agreed to extend such credit facility to Borrowers, subject to the terms and conditions hereinafter more particularly set forth.

         NOW, THEREFORE, in consideration of their mutual covenants and agreements herein contained, the parties hereto hereby amend and restate the Original Credit Agreement in full and, intending to be legally bound, hereby agree as follows:

                             ARTICLE I. DEFINITIONS

         1.1 Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "Adjusted EBITDA" means, with respect to a Relevant Accounting Period,
(i) GAAP net income, plus (to the extent deducted to determine GAAP net income)
(ii) state and federal income taxes, plus (iii) depreciation and amortization, plus (iv) interest expensed in the cost of goods sold, plus (v) interest expensed from operations.

         "Advance" means the cash which Lenders advance to a Borrower under the Facility, all subject to and in accordance with the provisions of Article II hereof.

         "Affiliate" means and refers to, as applied to any Person, any other Person directly or indirectly controlling, or through one or more Persons is controlled by, controlling or in common control with that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means Wachovia Bank, National Association, in its capacity as agent for Lenders, and any successor thereto appointed pursuant to Section 11.9.

         "Agreement" means this Revolving Credit Loan Agreement, and any schedules, exhibits, riders, extensions, supplements, amendments, or modifications to this Revolving Credit Loan Agreement.

         "Applicable Spread" means the rate per annum determined from time to time in accordance with the following:
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         (i)      If the relevant Leverage Ratio is:                         the Applicable Spread shall be:
                  Not greater than 1.75:1                                    1.65% (165 "basis points")
                  Greater than 1.75:1 and not greater than 2.00:1            1.875% (187.5 "basis points")
                  Greater than 2.00:1 and not greater than 2.50:1            2.00% (200 "basis points")
                  Greater than 2.50:1 and not greater than 3.00:1            2.125% (212.5 "basis points")
                  Greater than 3.00:1                                        2.25% (225 "basis points")
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         (ii). If, based on the Covenant Compliance Certificate most recently delivered by Borrowers, the ratio of (x) the book value of all land owned by
Borrowers, Guarantor or any subsidiary of a Borrower or of Guarantor which is not subject to a Qualifying Agreement of Sale and on which no Unit is constructed or under construction to (y) Consolidated Adjusted Tangible Net
Worth exceeds 1.50:1, the Applicable Spread that is determined pursuant to the foregoing clause (i) shall be increased by one-eighth of one percent (0.125%)
per annum (that is, by 12.5 "basis points").

         (iii). The Applicable Spread shall be adjusted quarterly as provided in
Section 2.4.2.

         "Appraisal" means an appraisal or re-appraisal of a Project that (i) is directed to Agent and, if the Project is not admitted to the Borrowing Base as of the date hereof, is dated not earlier than six (6) months before the date the Project is admitted to the Borrowing Base, (ii) contains terms and conditions satisfactory to Agent and (iii) conforms in all respects to Title X of the Federal Financial and Institutional Reform, Recovery and Enforcement Act of 1989 (FIRREA). The Borrowers shall be responsible for the cost of each Appraisal as Lenders' Costs.

         "Appraised Value" means, with respect to the Real Estate, Units and Improvements in any Project, the value thereof as determined pursuant to Section
3.3.2.6. The "Appraised Value" of Improved Land and Units shall be determined on an "as completed" basis.

         "Approved Jurisdiction" means the States or Commonwealths of Pennsylvania, New Jersey, New York, Maryland, Illinois, Delaware, Virginia, North Carolina, South Carolina, Florida and Arizona, and also such other State or Commonwealth as may from time to time be approved by Requisite Lenders.

         "Approved Land" means land that has received all Governmental Approvals necessary for immediate development as for-sale residential housing, other than building permits; provided that land that has received all such Governmental Approvals except for state- and federally-issued permits (but not local subdivision and land development approvals, [which may, however, be conditioned upon the receipt of state- and federally-issued permits]) that the owning Borrower in good faith believes will be issued within 120 days may be included in the Borrowing Base as "Approved Land" for a period of 120 days, provided further that if all such state- and federally-issued permits are not issued within such 120 day period, such land shall no longer be deemed to be "Approved Land" until all such state- and federally-issued permits are actually obtained.

         "Authorized Signer" means any of the Persons listed on the certificate to be delivered to Agent at Closing in accordance with Section 4.1.5 or on any replacement certificate with respect thereto subsequently delivered to Agent at any time.

         "Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

         "Borrower" means, individually and at any time, Master Borrower, each Person identified on Schedule 1.1A and each Eligible Affiliate which has theretofore qualified as a "Borrower" pursuant to Section 2.1.1.3.

         "Borrowing Base" means at any time the Real Estate, Improvements and Units (excluding (i) dwelling units in any mid-rise or high-rise structure containing more than three (3) stories of space for residential occupancy and
(ii) any asset classified as "Inventory not Owned" (FASB 46) on Guarantor's or any Borrower's balance sheet) that are part of Projects, subject to the limitations contained in this Agreement. The Borrowing Base shall change from time to time as provided herein. The Borrowing Base may not include any Real Estate, Improvements or Units (i) owned by a Borrower that is not a wholly-owned Affiliate of Guarantor or (ii) prior to the Collateral Release Date, that is not encumbered by a Mortgage.

         "Borrowing Base Availability" means, at any time, (i) the amount determined pursuant to Section 3.3, based on the most recently delivered Borrowing Base Certificate, minus (ii) the aggregate amount of liability of Agent under then-outstanding Financial Letters of Credit, minus (iii) the aggregate outstanding amount of all Swing Line Loans, minus (iv) the aggregate principal amount of all Permitted Subordinated Debt that by its terms matures within one (1) year.

         "Borrowing Base Certificate" means a certificate in the form as shown on Exhibit 3.4, attached hereto, the purpose of which is to state, on a per Lot and per Unit basis, the amount of the Borrowing Base Availability as of the date thereof.

         "Business Day" means any day other than a Saturday, a Sunday, a public holiday under the laws of the Commonwealth of Pennsylvania or of the State of North Carolina or another day on which banking institutions in such jurisdictions are authorized or obligated to close.

         "Capital Lease" means all leases that have been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Closing" and "Closing Date" mean to date on which each of the Loan Documents has been executed and delivered by all of the parties thereto and Borrowers have satisfied all of the conditions contained in Section 4.1.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

         "Collateral" means, at any time, all real, personal or other property that is encumbered by a Mortgage or is otherwise subject to a Lien as security for the Indebtedness and Obligations.

         "Collateral Release Date" has the meaning defined in Section 2.11.2.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to Borrowers hereunder and to honor drawings and demands under Letters of Credit and Tri-Party Agreements issued or executed hereunder, in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1B hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Consolidated Adjusted Tangible Net Worth" means, as of any date, the sum of (i) Guarantor's Consolidated Tangible Net Worth plus (ii) the lesser of
(x) one-half (1/2) of the outstanding principal amount of all Permitted Subordinated Debt of Guarantor that matures no sooner than twelve (12) months after such date or (y) thirty percent (30%) of Guarantor's Consolidated Tangible Net Worth.

"Consolidated Tangible Net Worth" means, as of any date, (i) Guarantor's GAAP net worth minus (ii) goodwill, patents, trademarks, tradenames, organization expense, unamortized debt discount and expense, deferred marketing expenses and other intangibles as shown in the Financial Statements as of the last day of the Last Reported Fiscal Quarter.

"Consolidated Total Assets" means, as of any date, all assets of Guarantor, as shown on Guarantor's most recent Financial Statements.

"Consolidated Total Indebtedness" and "Debt" mean, for any Person as of any date, without duplication, all (i) indebtedness or liability for borrowed money;
(ii) obligations, whether or not for money borrowed (a) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (b) evidenced by bonds, debentures, notes or similar instruments, or (c) constituting purchase money indebtedness, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (iii) master lease obligations and obligations that are treated as capitalized leases under GAAP; (iv) reimbursement obligations under surety bonds, letters of credit and/or tri-party agreements issued with respect to Improvements (whether or not the same have been presented for payment); (v) reimbursement obligations under Financial Letters of Credit and surety bonds (regardless of whether the same have been presented for payment); (vi) obligations, contingent or otherwise, under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing arrangement if the transaction giving rise to such obligation (a) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease under GAAP and (b) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of a Person; (vii) liabilities arising under any "swap agreement" (as that term is defined in 11 U.S.C. ss. 101, as heretofore or hereafter amended; and (viii) without duplication, alL liabilities of third parties of the type described in
(i)-(vii), inclusive, that are guaranteed by or otherwise recourse to a Person, whether or not the obligations have been assumed.

"Covenant Compliance Certificate" means a certificate in the form attached hereto as Exhibit 8.7.

"Cost Incurred" means, at any time with respect to Lots and Units, the then-current book value thereof, determined in accordance with GAAP.

"Debt Service" means, with respect to a Relevant Accounting Period, (i) interest paid (whether expensed or capitalized) as reported on Guarantor's Financial Statements, plus (ii) required principal payments on any Debt (excluding (a) with respect to any permitted purchase money mortgage debt, release prices paid upon the conveyance of any Unit and (b) principal payments of Loans, Swing Line Loans and Letter of Credit Advances) plus (iii) mandatory preferred stock dividends.

"Default Rate" means a rate of interest that is equal to the applicable Interest Rate otherwise payable with respect to Loans plus four percent (4%) per annum.

"Deposit Account" means a demand, time, savings, passbook or like account with a federally insured bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

"Designated Officer" means Julie Pasceri-Young or any other person designated in writing by Agent as its representative for the purpose of receiving notice hereunder.

"Development Land" means Approved Land on which the construction of Improvements has been commenced and is in process.

"Dollars" and the sign "$" mean lawful money of the United States of America.

"Eligible Affiliate" means an entity that, directly or indirectly, is 100% owned by Guarantor.

"Eligible Investor" means a commercial bank, savings bank, savings and loan association or other similar financial institution, insurance company and mutual fund having total assets of $1,000,000,000 or more, generally engaged in lending of the type of the Facility and in full compliance with all FDIC Control Act requirements or other regulatory requirements.

"Environmental Condition" means any condition affecting (i) the work place where business operations take place, or (ii) any natural resource, including without limitation the air, soil, surface and groundwater, which must be reported to a Governmental Authority or which must be remediated under any of the Environmental Laws.

"Environmental Law" means any presently existing or hereafter enacted or decided federal, state or local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

"Environmental Report" means a Phase I (and, if recommended by a Phase I, a Phase II) environmental site assessment that is (i) prepared with respect to Real Estate in accordance with Agent's then-current protocol for environmental studies of land for residential development by a qualified environmental engineer acceptable to Agent in its reasonable business judgment, (ii) if the Real Estate is not part of a Project that is admitted to the Borrowing Base as of the date hereof, dated not earlier than twelve (12) months prior to the Project's admission to the Borrowing Base and (iii) if not addressed to Agent, as agent for the Lenders, accompanied by a reliance letter (in form acceptable to Agent in good faith) addressed to Agent as agent for the Lenders. Borrowers shall be responsible for the cost of each such Environmental Assessment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

"ERISA Affiliate" means any trade or business (whether or not incorporated), which together with any Borrower or Guarantor (or some or all of them) would be treated as a single employer under Section 4001 of ERISA.

"Event of Default" or "Default" means any of the events specified in Article IX, and elsewhere in this Agreement, upon the occurrence of which the Lenders may exercise their rights and remedies hereunder and/or under the other Loan Documents.

"Facility" means the credit facility under which (i) Loans may be borrowed, repaid and reborrowed, in the maximum outstanding amount of the Revolving Sublimit, (ii) Letters of Credit and Tri-Party Agreements (including those presently existing) may be issued or executed by an Issuer on behalf of Lenders in the aggregate maximum undrawn amount not exceeding, at any time, the Letter of Credit Sublimit, and (iii) Swing Line Loans may be borrowed, repaid and reborrowed in the maximum outstanding amount of the Swing Line Limit, all as more fully described in Article II.

"Facility Amount" means $650,000,000, which includes the $125,000,000 Letter of Credit Sublimit and the $25,000,000 Swing Line Limit, and shall be subject to increase in accordance with the provisions of Section 2.1.1.2.

"Financial Letters of Credit" has the meaning defined in Section 2.1.2.

"Financial Statements" mean the reports of financial condition required to be delivered pursuant to Sections 6.1.1 and 6.1.2.

"Fiscal Quarter" means each of the three (3) month periods that ends on the last day of the third (3rd), sixth (6th), ninth (9th) and twelfth (12th) months of a Fiscal Year.

"Fiscal Year" means the period of twelve (12) consecutive calendar months on the basis of which Guarantor reports its income for GAAP purposes, which twelve (12) month period currently ends on each June 30.

"Funding Date" means the Business Day on which a Loan is advanced.

"GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date hereof or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

"Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

"Governmental Authority" means any federal, state, local or foreign government and any agency, commission, or other entity thereof.

"Guarantor" means Orleans Homebuilders, Inc., a Delaware corporation.

"Guaranty" means the guaranty and suretyship agreement executed by the Guarantor pursuant to Section 2.11.1.1.

"Improved Land" means Approved Land that is fully developed with Improvements that have been completed (other than the finish paving of streets).

"Improvements" means the site improvements required for the development, improvement and sale of a Project, including, but not limited to, roads, curbs, sidewalks, storm water drainage lines and facilities and water and sewer lines and facilities.

"Indebtedness" means all amounts due from Borrowers to Lenders (or any of them) or Agent in respect of Loans, Letter of Credit Advances, Swing Line Loans, Swap Contracts (but only those Swap Contracts that a Borrower has elected be part of the Indebtedness, in accordance with Section 2.14 hereof) and otherwise arising out of in connection with this Agreement or any other Loan Document.

"Interest Rate" means, on any day, the sum (expressed as a per annum rate of interest) of (i) the LIBOR Market Index Rate as of such day plus (ii) the Applicable Spread in effect on such day.

"Issuer" means (i) each Lender that has heretofore issued a Letter of Credit or executed a Tri-Party Agreement and (ii) Agent.

"Joinder" means a joinder and assumption agreement, in the form attached hereto as Exhibit 1.1C, to be executed by each Eligible Affiliate that hereafter becomes a Borrower and to be attached to each Note, whereby such Eligible Affiliate shall assume and agree to pay, jointly and severally with all other Borrowers, the Indebtedness.

"Joint Venture" means an entity that is engaged principally in the business of for-sale residential real estate and in which Guarantor, directly or indirectly, owns at least a 30% interest.

"Land" means, at any time, Raw Land, Approved Land, Development Land and Improved Land, excluding Lots (i) that are subject to Qualifying Agreement of Sale or (ii) on which Units are then being constructed.

"Last Reported Fiscal Quarter" means, on any date, the later of (i) the Fiscal Quarter most recently concluded that ended at least 50 days before such date or
(ii) the most recent Fiscal Quarter with respect to which Borrower has delivered to Agent a report as required by Section 6.1.2.

"Lender" means each Person executing this Agreement as a Lender, as set forth on the signature pages hereto, and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9.

"Lenders' Costs" means all costs and expenses of any kind paid or incurred by Agent or Lenders in connection with the preparation, execution, delivery, amendment, modification or termination of this Agreement or any other Loan Document, any amendments thereto, any transaction contemplated herein or any existing or future related agreements and the preservation, enforcement, defense and protection of Lenders' rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, any transaction contemplated herein or any existing or future related agreements, including, but not limited to: (a) reasonable attorneys' fees and other expenses paid or incurred by Agent in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Lenders' rights, remedies, obligations or liabilities in any manner concerning, this Agreement, any other Loan Document or any amendments thereto, any transaction contemplated herein or any existing or future related agreements; (b) wire transfer charges in such amounts as Agent may from time to time establish for such service; and (c) all recording, appraisal, environmental, title insurance, property and liability insurance, flood certification and Project inspection fees, costs and premiums associated with each Project that is admitted to the Borrowing Base. "Lenders' Costs" shall not, however, include any fees or expenses paid or incurred by any individual Lender other than costs of enforcement incurred while an Event of Default exists.

"Letter of Credit" means (a) each letter of credit identified on Schedule 1.1D which has heretofore been issued with respect to a Project or to developments previously completed by a Borrower, (b) each letter of credit issued by Agent on behalf of the Lenders for the benefit of Borrower, such letters of credit that are to be issued by Agent to be for the purpose of providing security for (i) the construction by a Borrower of Improvements and other municipal and public facilities related to Projects deemed to be financed under the Revolving Sublimit by their inclusion in the Borrowing Base, (ii) maintenance by a Borrower of Improvements and other municipal and public facilities related to the Projects financed under the Revolving Sublimit, (iii) deposits under purchase contracts for residential land to which a Borrower is a party and (iv) general corporate purposes that are necessary for the operation of the Business of any Borrower, including for maintenance by a Borrower or by an Eligible Affiliate of public improvements with respect to a residential development that is not, and has not been, a Project and (c) any letter of credit issued by Agent in favor of any bank that is not a Lender to secure any Borrower's reimbursement obligations on account of letters of credit and tri-party agreements issued by such bank of the type described in clause (b) (i) or (b) (ii) of this definition or in the definition of "Tri-Party Agreement contained herein, as identified on
Schedule 1.1.D.

"Letter of Credit Advance" has the meaning defined in Section 2.1.4.4.

"Letter of Credit Sublimit" means $125,000,000.

"Leverage Ratio" means, at any time, the ratio of Guarantor's Consolidated Total Indebtedness to Guarantor's Consolidated Adjusted Tangible Net Worth.

"LIBOR Market Index Rate" means, for any day, the rate of one (1) month U.S. Dollar deposits as reported on Telerate page 3750 as of 11 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or, if not so reported, then as determined by Agent from another recognized source or interbank quotation).

"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

"Line of Credit" means the commitment of Lenders to make Loans to Borrowers from time to time in the maximum aggregate amount equal to the lesser of (i) the Revolving Sublimit or (ii) the amount of then-current Borrowing Base Availability.

"Line of Credit Note" means each of the promissory notes made by Master Borrower and each Eligible Affiliate that is party to this Agreement as of the date hereof, payable to the order of each Lender and substantially in the form of
Exhibit 1.1E hereto, evidencing the Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

"Loan" or "Loan(s)" means, individually or collectively, the Line of Credit and any advances thereunder.

"Loan Document(s)" means this Agreement, the Notes, the Mortgages, the Guaranty Letters of Credit and all documents executed in connection with the Loans evidenced by this Agreement and the Notes, and may include, without limitation, all certificates issued with respect to any of the foregoing and any renewals or modifications thereof.

"Loan Fees" means the various fees payable by Borrowers from time to time pursuant to Section 2.6.

"Lot" or "Lots" shall mean the portions of Real Estate that have been approved for construction thereon of a single family Unit.

"Master Borrower" means Greenwood Financial, Inc., a Delaware corporation.

"Material Adverse Effect" means, with respect to any Person, a material and adverse effect upon the business, assets, financial condition or results of operations of such Person and its subsidiaries taken as a whole, and, with respect to Borrowers and Guarantor, their ability to perform their respective obligations under the Loan Documents in accordance with their respective terms.

"Maturity Date" means December 20, 2008, subject to Section 2.13.

"Mortgage" or "Mortgages" means the mortgages or deeds of trust (as appropriate for the jurisdiction in which the Project subject thereto is located) granted to Agent (for the ratable benefit of the Lenders) or to a wholly-owned subsidiary of Agent as trustee for Agent (including master consolidations and restatements of the Assigned Security Instruments) (for the ratable benefit of the Lenders), which shall be security for the repayment of the Indebtedness, and shall constitute first lien(s) upon the Project(s). The Mortgages shall be in a form prepared by and acceptable to Agent.

"Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA that covers employees of either of a Borrower or any ERISA Affiliate.

"New York Mortgage" means each Mortgage that encumbers a Project located in the State of New York.

"Notes" means the Line of Credit Notes and the Swing Line Note; "Note" means any of such Notes.

"Notice of Borrowing" means a written notice from a Borrower to Agent, in the appropriate form that is attached hereto as Exhibit 1.1G, requesting that a Loan or a Swing Line Loan in a specified amount be advanced to such Borrower on a specified Funding Date.

"Obligations" means all Indebtedness owing to the Lenders, or any of them, under this Agreement, the Line of Credit Notes, the Swing Line Note and any Swap Contract (including, but not limited to, the repayment of the Loans, Letter of Credit Advances, Swing Line Loans and all interest and other charges due thereon and hereunder), and all other Loan Documents, including any past, present or future advances, renewals, extensions, modifications, interest, late charges, costs and fees of any type.

"Organizational Documents" means, with respect to any entity, its articles of incorporation, by-laws, partnership agreement, certificate of limited partnership, limited liability company organization or formation agreement, limited liability company certificate or articles of formation and trust indenture, as appropriate to the entity.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Debt" means:

(i) the Indebtedness;

(ii) normal operating liabilities such as trade accounts payable, taxes payable, lease obligations and customer deposits and unsecured notes given as deposits under agreements of sale for the purchase of land;

(iii) reimbursement obligations under surety bonds, Letters of Credit or Tri-Party Agreements (whether or not the same have been presented for payment);

(iv) purchase money mortgage loans borrowed from sellers in connection with the acquisition of land, the outstanding principal amount of which, in the aggregate at any time, is not greater than $30,000,000, except to the extent that a higher aggregate principal amount of purchase money loans have been approved by Requisite Lenders and excluding an approximately $47,000,000 purchase money mortgage that would encumber the land known as the "Grawton Tract" which has heretofore been approved by Requisite Lenders, provided, in any event, that all covenants of Borrower, if any, contained in any purchase money loan document are less restrictive than the covenants contained in Articles VI, VII and VIII hereof;

(v) Permitted Subordinated Debt; and

(vi) obligations constituting deposits under agreements of sale for Units.

"Permitted Liens" shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in for construction thereon and of Units, and none of which is violated in any material respect by existing or proposed structures or land use;

(iii) Liens, security interests or mortgages in favor of Agent for the benefit of the Lenders;

(iv) Liens on Real Estate that secure purchase money loans made by the sellers of such Real Estate that are Permitted Debt and which, if encumbering any Project, are subordinate, in lien, priority and, during the pendency of an Event of Default, payment of the Mortgage that encumbers such Project; and

(v) Liens shown on title insurance policies accepted by Agent.

"Permitted Subordinated Debt" means unsecured Debt for borrowed money, the repayment of which by its terms is subordinated to the Indebtedness and which Debt has been approved by Agent pursuant to Section 7.1 hereof.

"Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

"Plan" means any plan established, maintained, or to which contributions have been made by either of the Borrower or any ERISA Affiliate.

"Prescribed Laws" means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT ACT), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq. and (d) all other statuteS and laws relating to money laundering or terrorism.

"Prohibited Transaction" means any transaction set forth in Section 4006 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

"Project" means, at any time, a tract of Real Estate in an Approved Jurisdiction, including all Units and/or Improvements constructed or to be constructed thereon and that is then included in the Borrowing Base Certificate most recently delivered to Agent and otherwise has satisfied the conditions of this Agreement for admission to the Borrowing Base.

"Pro Rata Share" means, as to any Lender at any time, the ratio of (i) the amount of the Commitment of such Lender to (ii) the aggregate Commitment of all of the Lenders. The Pro Rata Share of each Lender as of the date of this Agreement is shown on Schedule 1.1B.

"Qualifying Agreement of Sale" means a valid, bona-fide agreement of sale for a Unit with an unrelated third-party purchaser who is not an Affiliate of Guarantor or of any Borrower, for fair market value, subject to the following conditions and limitations:

         (i) provides for a cash deposit of at least 5% of the purchase price, except that the cash deposit with respect to agreements of sale for Units in the Richmond, Virginia, MSA may be $1,000 in lieu of 5% of the purchase price; and

         (ii) contains no contingency other than for a mortgage commitment which does not exceed 95% (97% if the required mortgage is to be FHA-insured) of the gross sales price of the Unit and which is not contingent upon the sale or lease of any other real estate (and which contingency provision (unless the subject Unit is in the Richmond, Virginia, MSA) specifically provides that if the financing commitment does include such a sale or lease contingency, such contingency will not affect the purchaser's obligation to close under the agreement of sale).

         "Raw Land" means land that is neither Approved Land nor Improved Land.

         "Real Estate" means all Approved Land, Development Land and Improved Land located in an Approved Jurisdiction, fee simple title to which is now or hereafter owned by a Borrower and upon which it intends to construct (or has constructed) Improvements and Units.

         "Relevant Accounting Period" means, at any time, the period of four (4) consecutive Fiscal Quarters, the last of which is the Last Reported Fiscal Quarter.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Requisite Lenders" means, at any date, any combination of Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Revolving Sublimit" means $650,000,000.

         "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Crime Control Act of 1984, 18 USC ss.ss.1961-68, as amended from time to time.

         "Swap Contract" means any "swap agreement" (as that term is defined in 11 U.S.C. ss. 101, as heretofore or hereafter amended) entered into with any individual Lender for the purpose of hedging Borrowers' interest rate risk with respect to some or all of the Loans.

         "Swing Line Lender" means Wachovia Bank, National Association.

         "Swing Line Limit" means $25,000,000.

         "Swing Line Loan" means a loan made by Swing Line Lender to a Borrower pursuant to Section 2.1.3.

         "Swing Line Note" means the $25,000,000 promissory note dated the date hereof, executed by Borrowers in favor of Swing Line Lender to evidence Swing Line Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Tri-Party Agreement" means (a) an agreement executed by Agent pursuant to this Agreement, pursuant to which Agent assures to a Governmental Authority the availability of funds (up to a stated amount) to a Borrower or to such Governmental Authority for the purpose of completing construction of Improvements on a Project and (b) each agreement executed by an Issuer for the foregoing purposes and currently in effect, as identified on Schedule 1.1D attached hereto.

         "Unit" or "Units" means an attached or detached for-sale single-family residential housing facility or an individual condominium dwelling.

         "Unused Fee" means the fee payable by Borrowers pursuant to Section 2.6.3.

         1.2 Construction of Terms. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Agent or Lenders include good faith estimates by Agent or Lenders (in the case of quantitative determinations) and good faith beliefs by the Agent or Lenders (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Reference to any Article, Section, Schedule and Exhibit are to this Agreement, unless otherwise specified. All definitions of, and references to, any Loan Document mean the Loan Document that is identified herein, as the same may from time to time be amended in accordance with the provisions of this Agreement and the subject Loan Document.

         1.3 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

         1.4 Business Day; Time. Whenever any payment or other obligation hereunder, whether under a Note or under another Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing Eastern time, unless specifically provided herein to the contrary.

         1.5 Charging Accounts. Whenever Borrowers are obligated, pursuant to
Article II hereof, or pursuant to the Notes or any other Loan Document, to make payments of any nature to Agent or Lenders, Agent shall be entitled, and each Borrower, by its execution of the Notes or a Joinder thereto, authorizes Agent, to draw against any Deposit Account owned by such Borrower at Agent on account of such fees and expenses or payments due. Agent shall deliver to the subject Borrower a notice setting forth, in reasonable detail, the amount of the fees, expenses and/or payments to be satisfied by such draw, and the name or number of the account or accounts from which the draw was made. Any such charge shall be subject to the provisions of Section 11.14 hereof relating to the sharing of recoveries among Lenders.

         1.6 Lenders' Costs. Borrowers shall, upon the request of Agent, pay Agent the amount of all unpaid Lenders' Costs within fifteen (15) days after such notice. If not so paid, all past due Lenders' Costs shall be deemed to be part of the principal balance of the Loans and bear interest at the then applicable Interest Rate.

                 ARTICLE II. AMOUNT AND TERMS OF THE FACILITY;
                            SECURITY FOR THE FACILITY

         2.1 The Facility.

             2.1.1 Amount and Availability of Line of Credit.

                  2.1.1.1 Provided that no Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Business Day immediately preceding the Maturity Date, Lenders severally, in accordance with their respective Pro Rata Shares, shall extend to Borrowers the Line of Credit, pursuant to which each Lender severally shall make advances of Loans to Borrowers in accordance with such Lender's Pro Rata Share up to an aggregate for all Lenders of the Revolving Sublimit, provided that at no time shall Lenders be obligated to make any Loan if, as a result thereof, (i) the aggregate outstanding principal balance of all Loans would exceed the then-current Borrowing Base Availability or (ii) the sum of (x) aggregate outstanding principal balance of all Loans plus (y) the aggregate maximum liability of Lenders pursuant to then-outstanding Letters of Credit and Tri-Party Agreements would exceed the Facility Amount. Borrowers may request Loans for the purpose of financing the acquisition, development and improvement of Real Estate and the construction thereon of Units and Improvements, for investment in Joint Ventures (subject to the limitation in Section 8.4) and for working capital, and for such other appropriate purposes to which the Requisite Lenders consent (which consent shall not be unreasonably withheld or delayed). Borrowers may borrow, repay and re-borrow Loans at any time and from time to time prior to the Maturity Date.

                  2.1.1.2 Master Borrower may, from time to time by written notice to Agent provided no Event of Default then exists, elect to increase the Facility Amount and the Revolving Sublimit, by integral multiples of $10,000,000, to an amount not greater than $750,000,000. Agent shall give Lenders prompt written notice of each such request made by Master Borrower and each Lender shall be afforded the opportunity, in its sole discretion, to agree to increase its Commitment by its then-current Pro-Rata Share of the subject increase in the Facility Amount by written notice to Agent not later than the date specified in Agent's Notice. If any Lender does not so elect to increase its Commitment, the amount of the unallocated increase in the Facility Amount may be allocated, as Agent, Master Borrower and any other Lender agree, to or among any other Lenders or, if Master Borrower so desires, to any Eligible Investor acceptable to Agent in good faith, in which event such Eligible Investor shall agree in writing to be bound to the terms of this Agreement as a "Lender" as if such Eligible Investor had been a signatory hereto. Any such increase in the Facility Amount shall be effected by the then-current Borrowers' execution of replacement Line of Credit Notes in the aggregate principal amount of the increased Facility Amount and the modification, if appropriate, of the Mortgages then in effect, if any. No increase in the Facility Amount shall result in any increase in the Letter of Credit Sublimit or in the Swing Line Limit unless specifically agreed in writing by all of the Lenders. No Lender is obligated by this Section 2.1.1.2 to increase its Commitment.

                  2.1.1.3 Upon (i) the execution by Master Borrower and by an Eligible Affiliate that is not then a Borrower of a Joinder for each Lender,
(ii) delivery to Agent of such Joinders and of each of the items referred to in Sections 4.1.4, 4.1.5, 4.1.6 and 4.1.7 that pertains to such Eligible Affiliate,
(iii) execution of each such Joinder by Agent and the appropriate Lender and
(iv) delivery to such Eligible Affiliate of a fully executed Joinder by Agent and by each Lender, such Eligible Affiliate shall become, and thereafter be for purposes of this Agreement, a Borrower.

                  2.1.1.4 Master Borrower shall have the right, at any time after the Closing Date, to terminate, upon not less than thirty (30) days' prior written notice to Agent, or to reduce, upon not less than three (3) Business Days' prior written notice to Agent, the Commitments of Lenders regarding the Facility, provided that the Facility Amount may not be so reduced by Master Borrower to an amount that is less than the lesser of (i) the sum of the aggregate principal balance of all Loans and Swing Line Loans then outstanding plus the aggregate amount of liabilities under all outstanding Letters of Credit and Tri-Party Agreements or (ii) $150,000,000. Any voluntary termination or reduction in the Facility Amount shall permanently reduce the Facility Amount. No such reduction in Facility Amount shall be in an amount less than $20,000,000. If Borrowers desire to reduce the Facility Amount as aforesaid, Borrowers shall execute and deliver to Agent such documents and instruments as Agent shall reasonably require. Each such reduction of the Facility Amount shall result in a reduction of the Revolving Sublimit in the same amount and in a proportionate reduction of the Letter of Credit Sublimit.

                  2.1.2 Amount and Availability of Letters of Credit and Tri-Party Agreements.

         Provided that no Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, Borrowers may request, and Agent, pursuant to this Section 2.1.2 shall issue or execute on behalf of the Lenders, (i) Letters of Credit or Tri-Party Agreements to assure Governmental Authorities of the completion of Improvements that are to be constructed in Projects and financed with the proceeds of Loans, but only if in each instance Agent's liability under such Letter of Credit or Tri-Party Agreement is subject to periodic reduction by the beneficiary thereof as construction of the subject Improvements is completed, (ii) Letters of Credit to assure Governmental Authorities that Borrowers will perform their maintenance obligations with respect to Improvements financed with the proceeds of Loans, (iii) Letters of Credit that are in lieu of cash deposits under agreements of sale for the purchase of Real Estate by Borrowers and (iv) Letters of Credit for general corporate purposes of Borrowers that are necessary to the operation of their Business. Letters of Credit of the types described in clauses (iii) and (iv) are sometimes referred to in this Agreement as "FINANCIAL LETTERS OF CREDIT." Each Letter of Credit identified on Schedule 1.1D also shall be deemed to have been issued on behalf of the Lenders. No Letter of Credit or Tri-Party Agreement shall be issued or executed by Agent if, as a result thereof, (x) the aggregate liability of Agent and all other Issuers under all Letters of Credit and Tri-Party Agreements then outstanding or in effect would exceed the Letter of Credit Sublimit or (y) the aggregate liability of Agent under all outstanding Financial Letters of Credit would exceed $25,000,000.

             2.1.3 Amount and Availability of Swing Line Loans.

         Provided that no Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Business Day immediately preceding the Maturity Date, Swing Line Lender shall extend to Borrowers' Swing Line Loans up to, in the aggregate at any time, the Swing Line Limit, provided that at no time shall Swing Line Lender be obligated to make any Swing Line Loan if, as a result thereof, the sum of (i) Swing Line Lender's Pro Rata Share of the aggregate outstanding principal balance of all Loans plus (ii) the outstanding principal amount of all Swing Line Loans that are not subject to participation with the other Lenders pursuant to Article XII plus (iii) Swing Line Lender's Pro Rata Share of all outstanding Letters of Credit and Tri-Party Agreements plus (iv) Swing Line Lender's Pro Rata Share of the outstanding principal balance of all Swing Line Loans in which the other Lenders hold a participation interest pursuant to Article XII would exceed the then-current amount of Swing Line Lender's Commitment. The Borrowers may request Swing Line Loans for the purpose of the acquisition of Real Estate and the construction thereon of Units and Improvements and for working capital. Borrowers may borrow, repay and re-borrow Swing Line Loans at any time and from time to time prior to the Maturity Date. If a Swing Line Loan is requested at a time when any Lender is a Defaulting Lender (as defined in Section 11.13 hereof), the amount of the available Swing Line Loan shall be reduced by such Defaulting Lender's Pro-Rata Share thereof.

             2.1.4 Letters of Credit and Tri-Party Agreements Generally.

                  2.1.4.1 The terms of all Letters of Credit and Tri-Party Agreements, and all documents ancillary thereto, shall be subject to Agent's prior approval.

                  2.1.4.2 At least five (5) Business Days prior to the date any Borrower desires Agent to issue a Letter of Credit, such Borrower shall deliver to Agent a completed and executed Application and Agreement for Irrevocable Standby Letter of Credit (each a "LETTER OF CREDIT APPLICATION") in the form attached hereto as Exhibit 2.1.4.2.

                  2.1.4.3 No Letter of Credit shall be issued or Tri-Party Agreement executed or maintained for a term that extends beyond the Maturity Date (as the same may be postponed pursuant to the terms of this Agreement), except if all Lenders so agree in their sole discretion.

                  2.1.4.4 Any payment made by any Issuer pursuant to a Letter of Credit or Tri-Party Agreement shall be deemed to be a Loan (or, as provided in this Section 2.1.4.4 a Letter of Credit Advance) that was requested by Borrowers pursuant to Section 2.1.1, notwithstanding that Borrowers did not provide Agent with a Notice of Borrowing. If the making of a Loan as the result of a drawing under a Letter of Credit or a demand for payment under a Tri-Party Agreement would cause the aggregate amount of all outstanding Loans to exceed the then-current Borrowing Base Availability, the amount of such excess shall be deemed to be a "LETTER OF CREDIT ADVANCE."

         2.2 Term of Facility.

             2.2.1    Line of Credit.

                  2.2.1.1 The Line of Credit shall terminate on the Maturity Date, unless renewed or extended by Lenders in writing upon such terms as are then satisfactory to all Lenders.

                  2.2.1.2 Termination of the Line of Credit shall not in any way affect or diminish the obligations of the Borrowers to repay any or all of the Loans or to otherwise comply with all of the terms of this Agreement and all other Loan Documents.

             2.2.2    Letters of Credit and Tri-Party Agreements.

         The Letter of Credit Sublimit shall terminate on the Maturity Date. Such termination shall end any obligation of Agent and the Lenders under this Agreement in regard to the issuance of any new Letters of Credit or execution of new Tri-Party Agreements, but such termination shall not in any way affect or diminish the obligations of the Borrowers to repay any or all Advances and Letter of Credit Advances made on account of a Letter of Credit or Tri-Party Agreement or to otherwise comply with all of the terms of this Agreement and all other Loan Documents.

             2.2.3 Swing Line.

         The Swing Line shall terminate on the Maturity Date, unless renewed or extended by Lenders in writing upon such terms as are then satisfactory to all Lenders. Termination of the Swing Line shall not in any way affect or diminish the obligations of the Borrower to repay any or all of the Swing Line Loans or to otherwise comply with all of the terms of this Agreement and all other Loan Documents.

         2.3 Repayment Terms.

             2.3.1 Loans.

                  2.3.1.1 The entire outstanding principal balance of all Loans, together with all accrued interest thereon and other amounts payable by Borrowers pursuant to this Agreement, shall be due and payable without notice or demand on the Maturity Date.

                  2.3.1.2 Commencing on February 15, 2006, and continuing on the 15th day of each succeeding month thereafter until to and including the month in which the Maturity Date occurs, the Borrowers shall pay to the Agent interest at the applicable Interest Rate, in arrears through (and including) the last day of the immediately preceding calendar month, on the aggregate outstanding principal balance of the Loans.

                  2.3.1.3 At any time that the unpaid principal balance of outstanding Loans shall exceed the Borrowing Base Availability as shown on the most recently delivered Borrowing Base Certificate, Borrowers (without notice from Agent or any Lender) shall, within fifteen (15) days after the date the Borrowing Base Certificate was delivered, either (i) make a principal payment on account of the Loans in an amount that reduces the outstanding principal balance of all Loans to such Borrowing Base Availability or (ii) deliver to Agent a new Borrowing Base Certificate that demonstrates that the then outstanding principal balance of all Loans does not exceed the Borrowing Base Availability shown on such new Borrower Base Certificate. The grace period provided in this Section
2.3.1.3 is in lieu of any other notice and grace periods contained in this Agreement or any other Loan Documents. No new Loans will be advanced at any time that the aggregate outstanding principal balance of Loans exceeds the then-current Borrowing Base Availability.

             2.3.2 Letter of Credit Advances.

                  2.3.2.1 Each Letter of Credit Advance must be repaid on the first to occur of (i) 90 days after the Letter of Credit Advance was made, (ii) the Maturity Date or (iii) the date when the Borrowing Base Availability next exceeds the aggregate outstanding principal balance of all Loans (whether as a result of an increase in Borrowing Base Availability or repayment of a prior
Loan), in which event the outstanding Letter of Credit Advances shall be repaid with the proceeds of a Loan to the extent then available under the Line of Credit, such Loan to be applied to outstanding Letter of Credit Advances in the order in which they were made. Each such Loan, to the extent a new Loan may then be borrowed pursuant to Section 2.1.1, shall be made automatically by the Lenders, without receipt of a Notice of Borrowing from Borrowers, and except as aforesaid no Loan shall be made at a time when any Letter of Credit Advance is outstanding.

                  2.3.2.2 Letter of Credit Advances shall bear interest at the applicable Interest Rate and Borrowers shall pay to Lenders, on the 15th day of each calendar month, accrued interest on all outstanding Letter of Credit Advances.

             2.3.3    Swing Line Loans.

                  2.3.3.1 The entire outstanding principal balance of each Swing Line Loan, together with all accrued interest thereon, shall be due and payable without notice or demand on the third (3rd) Business Day after the Business Day on which such Swing Line Loan was advanced. If a Swing Line Loan is not paid in full when due and on such due date the Borrowing Base Availability exceeds the aggregate outstanding principal amount of all Loans, Lenders shall make a Loan to Borrowers under the Line of Credit (to the extent available under Section
2.1.1 on the date the Swing Line Loan is due, the proceeds of which shall be used to repay the Swing Line Loan. Each Loan required to be made pursuant to this Section 2.3.3.1 to repay a Swing Line Loan shall be made automatically by Lenders, without a Notice of Borrowing from Borrowers for such Loan. If, however, the Borrowing Base Availability is not sufficient to permit a Loan to be made in an amount sufficient to pay the Swing Line Loan in full, each Lender shall be deemed, automatically and without further action by any Lender, to have purchased a participation interest in the Swing Line Loan (or the unpaid portion thereof) as of the due date thereof, as provided (and on the terms and conditions contained in) Article XII.

                  2.3.3.2 If a Swing Line Loan is not paid in full when initially due pursuant to Section 2.3.3.1, such Swing Line Loan shall thereafter be due on the first to occur of (i) the Maturity Date or (ii) the date on which Borrowing Base Availability next exceeds the aggregate outstanding principal amount of all Loans, in which event such Swing Line Loan shall be repaid with a loan to the extent then available under the Line of Credit. Each Loan required to be made pursuant to this Section 2.3.3.2 to repay a Swing line Loan shall be made automatically by Lenders, without a Notice of Borrowing from Borrowers.

                  2.3.3.3 If at a time when there are outstanding both Letter of Credit Advances and Swing Line Loans and Borrower may, pursuant to Section 2.1.1., obtain a Loan under the Line of Credit, the proceeds of such new Loan shall be applied first as provided in this Section 2.3.3. and then as provided in Section 2.3.2.

                  2.3.3.4 Swing Line Loans shall bear interest at the applicable Interest Rate and Borrowers shall pay to Swing Line Lender, on the 15th day of each calendar month, accrued interest on all outstanding Swing Line Loans.

         2.4 Interest Rate.

             2.4.1 Each Loan, Letter of Credit Advance and Swing Line Loan shall bear interest at the applicable Interest Rate then in effect. The Interest Rate shall change (i) automatically from time to time effective as of the effective date of each change in the LIBOR Market Index Rate or the Applicable Spread, and
(ii) to the extent allowed by law, on the effective date of any change in the highest lawful rate.

             2.4.2 During the period beginning on the Closing Date until the first Compliance Certificate is delivered, the Applicable Spread shall be 2.25% per annum (that is, 225 "basis points"). The Applicable Spread will be adjusted as of the first Business Day immediately following the date a Compliance Certificate is delivered to Agent. If a Compliance Certificate is not delivered when due, then the Applicable Spread (i) shall be adjusted, on the Business Day on which the Compliance Certificate was due, to 2.25% per annum (that is, 225 "basis points") and (ii) shall continue in effect at that rate until Borrowers deliver to Agent the delinquent Compliance Certificate, whereupon the Applicable Spread shall be adjusted, if required, as of the date such Compliance Certificate is delivered, based on such Compliance Certificate.

             2.4.3 In the event that Agent shall have determined (which determination shall, absent manifest error, be final, conclusive and binding):

                  2.4.3.1 That adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBOR Market Index Rate; or

                  2.4.3.2 Requisite Lenders have certified to Agent that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Loan, in any such case because of (i) any change in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation guideline or order (such as, for example, but not limited to, a change in official reserve requirements) and/or (ii) other circumstances which materially and adversely affect such Lenders, the London Interbank Offering Rate market, or the position of such Lenders in such market; or

                  2.4.3.3 That the making or continuance by Lenders of Loans based on the LIBOR Market Index Rate has become unlawful by its compliance in good faith with any law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or has become impracticable as a result of a contingency occurring which materially and adversely affects Requisite Lenders, the London Interbank Offering Rate market, or the position of Lenders in such market; then, and in any such event, Agent shall, promptly after making such determination, give written notice to Borrowers and each Lender.

         Thereafter, the LIBOR Market Index Rate as the basis for determining accrued interest on the Indebtedness shall be suspended until such time as Agent notifies Borrowers and each Lender that the circumstances described in such clause no longer exist, and until such time interest on the Notes shall, subject to the other provisions of this Section 2.4, accrue and be payable at a rate equivalent to a comparable, independently established interest rate index selected by Agent in good faith, plus the Applicable Spread.

              2.4.4 Interest payable under the Notes shall be calculated on the basis of a 360 day year but charged for each year or portion thereof that any Loan, Letter of Credit Advance or Swing Line Loan outstanding.

         2.5 Interest after Maturity. Any principal amount not paid when due (at the Maturity Date, by acceleration or otherwise) shall bear interest thereafter until paid in full (before or after judgment), payable on demand, at the Default Rate.

         2.6 Fees Payable by Borrowers. Borrowers agree to pay to the Agent, for the account of Lenders, as consideration for the agreement of the Lenders to make available the Facility, the following Loan Fees:

              2.6.1 Up-Front Fee. On the date of this Agreement, the Borrowers shall pay an up-front fee in accordance with the Fee Letter dated January 9, 2006 from Wachovia Securities, Inc., and Agent to Guarantor. Such up-front fee shall be allocated among Agent and the Lenders as provided in such Fee Letter.

              2.6.2 Extension Fees. If Master Borrower requests, pursuant to the terms of this Agreement, that the Maturity Date be postponed and such request is approved by the Lenders as provided in Section 2.13, Borrowers shall pay, with respect to each such extension of the term of the Facility, an extension fee in an amount that is agreed upon by Master Borrower and Agent prior to October 1st of the year in which the subject extension is requested. Each such extension fee shall be allocated to the Lenders (subject to the provisions of Section 2.13) in accordance with their Pro Rata Shares at the time the postponement of the Maturity Date is granted and shall be payable by Borrowers within ten (10) Business Days after the day Master Borrower receives written notice of Lenders' approval of each such postponement. Master Borrower acknowledges that the execution of this Agreement constitutes a postponement of the Maturity Date as set forth in the Original Credit Agreement and shall pay to Lenders an extension fee in accordance with Section 2.6.2 of the Original Credit Agreement.

              2.6.3 Unused Fee.

                  2.6.3.1 Borrowers shall pay, quarterly in arrears at the time each Compliance Certificate is due and on the Maturity Date, an Unused Fee at the rate of 0.25% per annum (that is, 25 "basis points") the average daily unused portion of the Revolving Sublimit during the Fiscal Quarter most recently ended.

                  2.6.3.2 The Unused Fee shall be calculated on the basis of a 365 day year. Unused Fees shall be allocated to the Lenders in accordance with their respective Pro Rata Shares at the time payment of each Unused Fee is due.

              2.6.4 Letters of Credit and Tri-Party Agreement Fee. Borrowers shall pay quarterly, in arrears on the first (1st) day of each Fiscal Quarter during such time that any Letter of Credit or Tri-Party Agreement remains outstanding, a fee based (the "LETTER OF CREDIT FEE") on the amount available to be drawn under such Letter of Credit or Tri-Party Agreement during the preceding Fiscal Quarter. Such fee shall be calculated on the basis of a 360 day year (i) at the per annum rate equal to the Applicable Spread in effect from time to time during the subject Fiscal Quarter with respect to Financial Letters of Credit and (ii) at the per annum rate that is 0.25% per annum (that is, 25 "basis points") less than the Applicable Spread in effect from time to time during the subject Fiscal Quarter with respect to (a) Letters of Credit that are not Financial Letters of Credit and (b) Tri-Party Agreements. Each Issuer shall receive, out of all fees payable by Borrowers under this Section 2.6.4, a Letter of Credit and Tri-Party Agreement issuance fee calculated at the rate of 0.125% per annum (that is, 12.5 "basis points") of the amount of such Issuer's liability under the Letters of Credit and Tri-Party agreements executed by such Issuer, and the balance of all such fees paid by Borrowers shall be allocated to the Lenders in accordance with their respective Pro Rate Shares at the time payment of such fees is due. The provisions of this Section 2.6.4 shall supersede all agreements heretofore made with regard to fees pertaining to Letters of Credit and Tri-Party Agreements identified on Schedule 1.1.D between any Borrower and the Issuers thereof. Borrowers shall also pay to each Issuer, for its own account, such Issuer's letter of credit issuance, renewal, amendment, delivery and billing fees that are such Issuer's standard at the time a Letter of Credit is issued, renewed or amended.

              2.6.5 Additional Loan Fee. If the Facility Amount is at any time increased pursuant to Section 2.1.1.2, Borrowers shall pay, concurrently with such increase being effected, an additional fee for the Facility, such fee to be equal to (a) the up-front fee referred to in the Fee Letter referred to in
Section 2.6.1, calculated as if the up-front fee specified therein had been based on the newly increased Facility Amount minus (b) the up-front fee paid by Borrowers pursuant to section 2.6.1 minus (c) the sum of all additional loan fees theretofore paid by Borrower pursuant to this Section 2.6.5. Such additional fee shall be allocated among Agent and those Lenders that increase their respective Commitments in connection with the subject increase of the Facility Amount, in the proportion that the amount of each Lender's Commitment increase bears to the amount of the increase of all Commitments.

              2.6.6 Loan Fees Generally. Lenders may, if Borrowers fail to pay the same when due, disburse to themselves any Loan Fees then due, in whole or in part, as Loans under the Line of Credit, either on the dates as provided above or at any time or times thereafter, without the consent of Borrowers and without receiving a Notice of Borrowing. If any such Loan Fee is so advanced to themselves by the Lenders from the Line of Credit, interest at the Interest Rate as provided herein shall begin to accrue upon each portion of the Loan Fees as so advanced.

         2.7 Prepayments.

              2.7.1 Borrowers may make no more than two (2) payments of principal of the Indebtedness during any calendar month (provided that payments of the principal of Letter of Credit Advances and of Swing Line Loans and payments made by Borrowers pursuant to Section 2.7.2 during any month shall not be subject to such limit). The acceptance by Lenders of any prepayment when there is an Event of Default in existence shall not constitute a waiver, release or accord and satisfaction thereof or of any rights in respect thereto by the Lenders.

              2.7.2 If a Loan or Swing Line Loan is made or a drawing is made under any Letter of Credit or Tri-Party Agreement and any Lender fails to deliver to Agent, as required by the terms of this Agreement, such Lender's Pro Rata Share of the Loan, Swing Line Loan or Letter of Credit Advance that results from such drawing and no other Lender or Lenders elect to fund the defaulting Lender's share, Borrowers shall, within one (1) Business Day after notice from Agent, pay to Agent the amount of such defaulting Lender's Pro-Rata Share of the Loan, Swing Line Loan or drawing, which amount, if related to a Letter of Credit Advance, Agent shall pay over to the issuer of the subject Letter of Credit or Tri-Party Agreement. No such payment by Borrowers shall be deemed to constitute a cure of the default by the non-funding Lender of its obligations under this Agreement.

         2.8 No Setoff or Deduction. All payments of principal and interest on the Loans, Letter of Credit Advances, Swing Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes or assessments imposed by any governmental authority, or by any department agency or other political subdivision or taxing authority.

         2.9 Illegality. Notwithstanding any other provision in this Agreement, if Agent determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lenders with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Lenders to maintain the Facility, then upon notice to the Borrowers and Lenders by the Agent the Facility shall terminate and Borrowers shall immediately repay all Indebtedness.

         2.10 Notes.

              2.10.1 The obligation of Borrowers to repay all Loans and all Letter of Credit Advances, and all interest and other charges thereon, shall be evidenced by the Line of Credit Notes. Borrowers shall execute and deliver to each Lender one Line of Credit Note in the principal amount of such Lender's Commitment.

              2.10.2 The obligation of Borrowers to repay all Swing Line Loans, and all interest thereon, shall be evidenced by the Swing Line Note. Borrowers shall execute and deliver to Swing Line Lender the Swing Line Note.

         2.11 Security.

              2.11.1 Borrowers shall deliver to Agent, as security for the
Obligations:

                  2.11.1.1 An unlimited suretyship agreement of Guarantor, which shall guaranty payment and not merely collection, of the Indebtedness now or hereafter owing by Borrowers to the Lenders as provided herein and the prompt performance of all obligations under the Loan Documents.

                  2.11.1.2 A first priority Mortgage lien on all Projects that, subject to the provisions of Section 2.11.2, are at any time included in the Borrowing Base.

              2.11.2 If (i) the Leverage Ratio is less than 2.00:1 as shown on the Financial Statements provided with respect to two (2) consecutive Fiscal Quarters, (ii) Master Borrower delivers to Agent, prior to the expiration of the Fiscal Quarter that next follows the second of such two (2) Fiscal Quarters, written notice requesting the release by Agent of all Collateral (but not including the Guaranty) and (iii) at the time Agent receives such request (the "COLLATERAL RELEASE DATE") there exists no Event of Default or any fact or circumstance that, but for delivery of notice or passage of time (or both) would constitute an Event of Default, Agent shall promptly deliver to Master Borrower such release of liens, satisfaction pieces or other instruments that are appropriate to cause all Mortgages then held by Agent to be satisfied of record. The cost of preparation of such instruments shall be Lenders' Costs and Borrowers shall be responsible to affect the proper recording of such instruments.

              2.11.3 Prior to the Collateral Release Date, individual Lots and the Units thereon shall be released by Agent from the lien of the applicable Mortgage, without payment on account of the principal of the Indebtedness, promptly after receipt of written request therefore, provided (i) that (a) each such release is in connection with the conveyance of such Lot and Unit in the ordinary course of the Borrower's Business or (b) if a requested release involves Lots and Units that have an Appraised Value or Cost Incurred of $5,000,000 or more, such request must be accompanied by a new, current Borrowing Base Certificate evidencing that immediately after such release Borrowers would be in compliance with the terms of this Agreement (and, if not, by a payment of principal in an amount sufficient to cause Borrowers to be in compliance) and,
(ii) in connection with any requested release, there then exists no continuing Event of Default. To facilitate the conveyance of Units in the ordinary course of any Borrower's Business, the title insurer involved in such transaction may, by an e-mail addressed to refs_orleans@wachovia.com, request confirmation that the subject Lot and Unit will be so released by Agent and, if such is the case, Agent shall promptly respond to such inquiry by e-mail.

         2.12 General Provisions.

              2.12.1 Advances. Advances of Loans and Letter of Credit Advances shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that the obligations of Lenders to advance funds to Borrowers hereunder are several and independent and that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make any such advance, nor shall the Commitment of any other Lender be increased or decreased as a result of the default of any other Lender in that other Lender's obligation to make advances hereunder. Borrowers may request no more than two (2) Advances of Loans under the Line of Credit during any calendar month (which shall be in addition to Letter of Credit Advances and Swing Line Loans and shall exclude Loans made automatically as aforesaid to repay Letter of Credit Advances and Swing Line Loans).

              2.12.2 Notice of Borrowing. Subject to the provisions of this
Article II, whenever a Borrower desires to borrow a Loan under this Agreement, such Borrower shall deliver by telecopy to Agent a properly completed Notice of Borrowing, executed by an Authorized Signer, no later than 11:00 A.M. at least two (2) Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day) and (ii) the amount of the proposed Loan. Loans shall be in integral multiples of $500,000 but may not be in an amount less than $500,000. Each Notice of Borrowing shall be delivered to Agent at 201 S. College Street, 8th Floor, Charlotte, NC 28288-5708, Attention: Syndication Agency Services, facsimile 704-383-7989, with a copy to Agent at 123 S. Broad Street, Philadelphia, Pennsylvania 19109, Attention: Julie Pasceri-Young, facsimile 215-670-6530 (or to such other addresses or facsimile numbers as Agent may from time-to-time advise Borrowers by written notice).

              2.12.3 Funding of Loans.

                  2.12.3.1 By 3:00 P.M. on the day Agent (i) receives a Notice of Borrowing pursuant to Section 2.12.2 or (ii) has actual knowledge that a drawing or a demand for payment has been or will be made under a Letter of Credit or Tri-Party Agreement, Agent shall notify each Lender by facsimile or electronic (e-mail) transmission of the proposed borrowing, drawing or demand. Except as provided in Section 2.12.3.2, not later than noon on the Funding Date specified in the Notice of Borrowing (or the anticipated date of the honoring of any such drawing or demand, as specified in Agent's notice to the Lenders), each Lender shall wire transfer to such account of Agent as Agent shall designate an amount in immediately available funds equal to the amount of each Lender's Pro Rata Share of the Loan or Letter of Credit Advance to be made to or for the account of Borrowers on such Funding Date. Agent shall cause such Loans to be made available to the requesting Borrower on the Funding Date pertaining thereto by depositing the amount thereof in the designated account of such Borrower with Agent.

                  2.12.3.2 Each Lender shall make the amount of its Pro Rata Share of the Loan or Letter of Credit Advance available to Agent, in same day funds, not later than noon on the Funding Date, by wire transfer to Syndication Agency Services, 201 S. College Street, Charlotte, North Carolina, ABA #053 000 219, Account #5000000061196, Ref. Orleans Homebuilders, Inc. (or to such other account as Agent may from time to time advise the Lenders by written notice). Unless Agent shall have been notified by any Lender prior to any Funding Date in respect of any requested Loan that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of the requested Loan on such Funding Date, Agent may assume that such Lender has made such amount available to the requesting Borrower on such Funding Date and Agent in its sole discretion may, but shall not be obligated to, make available to the requesting Borrower a corresponding amount on such Funding Date by depositing the proceeds thereof in the designated Deposit Account of the requesting Borrower with Agent. If any Lender's Pro Rata Share of any Loan is not in fact made available (either by a wire transfer to Agent or otherwise) to Agent by such Lender, Agent shall not be required to advance to the requesting Borrower on the Funding Date any amount not made available to Agent by a Lender; provided, that if Agent (or any other Lender(s)) advances to or for the account of such Borrower on the Funding Date, or honors a drawing or demand made under a Letter of Credit or Tri-Party Agreement, any amount not made available to Agent by a Lender, Agent (or such Lender) shall notify Borrowers that Agent (or such Lender) has advanced more than its Pro Rata Share of such Loan or Letter of Credit Advance and that such Loan or Letter of Credit Advance is subject to reclamation in accordance with the provisions of this Section. Any amount so advanced shall be deemed to be a Loan or Letter of Credit Advance which Borrowers are obligated to repay as set forth under this Agreement and Agent shall be entitled to recover such corresponding amount on demand from such Lender, in accordance with the provisions of Section 11.13. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to the Agent, together with interest at the Interest Rate.

              2.12.4 Swing Line Loans. Borrowers may request a Swing Line Loan by delivering to Agent an appropriate Notice of Borrowing not later than 2:00 P.M. on any Business Day. Swing Line Loans must be in an integral multiple of $100,000, but in no event less than $500,000. Swing Line Lender will fund Swing Line Loans on the Business Day on which a Notice of Borrowing with respect thereto is received by depositing the amount thereof into the designated account of the requesting Borrower with Agent.

              2.12.5 Manner, Time and Application of Payment. All payments of principal, interest and fees hereunder and under the Notes shall be made by Borrowers without notice, set-off or counterclaim and in immediately available same day funds and delivered to Agent not later than 1:00 P.M., on the date due for the account of Lenders; funds received by Agent after that time shall be deemed to have been paid by Borrowers on the next succeeding Business Day. All such payments shall be made by wire transfer to the account identified in
Section 2.12.3.2, or to such other account as Agent may from time to time specify by written notice to Borrowers. Payments received for the account of Lenders shall be applied first, on account of accrued interest and then on account of outstanding principal.

              2.12.6 Apportionment of Payments. Aggregate principal and interest payments made by Borrowers in respect of Loans and Letter of Credit Advances (but not of Swing Line Loans, which shall be the subject of Article XII) shall be apportioned proportionately to each Lender's respective Pro Rata Share. Agent shall, within one (1) Business Day, distribute to each Lender its share of all payments received by Agent for the benefit of Lenders, and if any such payment is not so distributed, Agent shall pay to the intended recipient thereof interest on the unpaid amount thereof at the Federal Funds rate until paid. Prior to the participation of Lenders in a Swing Line Loan pursuant to Article XII, all payments on account of such Swing Line Loan shall be distributed only to Swing Line Lender.

              2.12.7 Conditional Payment. Borrowers agree that checks and other instruments received by Agent on behalf of Lenders or by any Lender in payment or on account of the Indebtedness constitute only conditional payment until such items are actually paid to Agent or such Lender.

              2.12.8 Advances Attributable to New York Projects. Following the recording of a Mortgage that encumbers a Project in the State of New York (each a "NEW YORK MORTGAGE") the amount of each Advance thereafter made (but only until the aggregate amount of such Advances equals the "SECURED AMOUNT" (as defined in such Mortgage) shall be deemed to have been advanced under, and secured by, such New York Mortgage. The portion of the Indebtedness secured by such New York Mortgage shall be reduced only by the last and final sums that Borrowers repay with respect to the Indebtedness (as provided in this Section 2.12.8) and, from and after that date on which the aggregate amount of such Advances equals the Secured Amount, the portion of the Indebtedness secured by such New York Mortgage shall not be reduced by any intervening repayments of the Indebtedness by Borrowers. So long as the outstanding balance of the Indebtedness exceeds the Secured Amount of a New York Mortgage, any payments and repayments of the Indebtedness shall not be deemed applied against, or to reduce, the portion of the Indebtedness secured by such New York Mortgage and such payments shall be deemed to reduce only such portions of the Indebtedness as are secured by Mortgages encumbering real property located outside of the State of New York, except as provided in the next sentence of this Section
2.12.8. If at any time when more than one New York Mortgage is in effect a payment of the Indebtedness is made such that the outstanding principal amount of the Indebtedness would be less than the Secured Amount of any New York Mortgage, the amount of such payment shall be deemed applied in reduction of the Secured Amount of such New York Mortgage as shall be specified by Agent by written notice to Master Borrower.

         2.13 Postponement of Maturity Date.

              2.13.1 Master Borrower may, by written notice to Agent not earlier than August 1st of any year nor later than October 1st of such year, request that Lenders postpone the Maturity Date for one (1) year (each an "EXTENSION REQUEST"). Agent shall promptly notify Lenders of each such request. Agent shall advise Master Borrower in writing, not later than January 15th of the year following the year in which such postponement request was received, whether Lenders have agreed, in accordance with Section 11.10, so to postpone the Maturity Date, but if Master Borrower fails to receive written notice from Agent acknowledging the postponement of the Maturity Date, the Extension Request shall be deemed to have been denied.

              2.13.2 If Agent receives the written approval of the Extension Request by Lenders whose Pro Rata Shares equal or exceed 66-2/3% in the aggregate, but not by all Lenders, and provided no default or Event of Default exists on the Maturity Date, the Maturity Date, if Master Borrower so agrees by giving written notice to Agent within five (5) Business Days after receipt of Agent's notice, shall be extended as specified in the Extension Request but only with respect to Lenders that have given their written approval thereof. If the Maturity Date is so extended, Borrowers shall pay to the Lenders approving the extension an extension fee as provided in Section 2.6.2. Except to the extent that a Lender that did not give its written approval to such Extension Request ("REJECTING LENDER") is replaced as provided in Section 13.9.6 hereof, the Loans and all interest thereon, fees and other Obligations owed to such Rejecting Lender shall be paid in full on the Maturity Date as determined prior to such Extension Request (the "REJECTING LENDER'S FACILITY TERMINATION DATE").

              2.13.3 If Lenders whose Pro Rata Shares equal or exceed 66-2/3% in the aggregate approve the Extension Request, Borrowers, upon notice to Agent and any Rejecting Lender, may terminate the Commitment of such Rejecting Lender (or such portion of such Commitment that is not assigned to a Replacement Lender in accordance with Section 13.9.6 hereof) by written notice to Agent and the Rejecting Lender, which termination shall occur as of a date set forth in Master Borrower's notice but in no event fewer than ten (10) nor more than thirty (30) days following such notice. The termination of a Lender's Commitment shall be effected in accordance with Section 2.13.4 hereof.

              2.13.4 If Master Borrower elects to terminate the Commitment of a Rejecting Lender as provided in Section 2.13.3, Borrowers shall pay to the Rejecting Lender all Obligations due and owing to it hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Rejecting Lender, together with accrued interest thereon through the effective date of such termination, and the Unused Fee and Letter of Credit Fee payable to such Rejecting Lender through the effective date of such termination. Upon request by Master Borrower or Agent, the Rejecting Lender will deliver to Master Borrower and Agent a letter setting forth the amounts payable to such Rejecting Lender as set forth above. Upon the termination of such Rejecting Lender's Commitment and payment of the amounts provided for in the immediately preceding sentence, Borrowers shall have no further obligations to such Rejecting Lender under this Agreement and such Rejecting Lender shall cease to be a Lender, provided, however, that such Rejecting Lender shall continue to be entitled to the benefits of Sections 13.15, 13.22 and 13.23 hereof. Upon the effective date of the termination of the Rejecting Lender's Commitment, the Facility Amount and the Revolving Sublimit shall be reduced by the amount of the terminated Commitment of the Rejecting Lender and the Letter of Credit Sublimit shall be reduced proportionately. Notwithstanding the foregoing, if, upon the termination of the Commitment of such Rejecting Lender, the sum of the outstanding principal balance of the Loans, Swing Line Loans, Letters of Credit and Tri-Party Agreements would exceed the Facility Amount (as so reduced), Master Borrower may not terminate such Rejecting Lender's Commitment unless Borrowers, on or prior to the effective date of such termination, prepay, in accordance with the provisions of this Agreement, outstanding Loans or cause to be canceled, released and returned to Agent outstanding Letters of Credit or deposit cash with Agent in sufficient amounts in the aggregate such that, on the effective date of such termination, the sum of the outstanding Loans, Swing Line Loans, Letters of Credit and Tri-Party Agreement less the amount of any such cash deposit does not exceed the Facility Amount or Letter of Credit Sublimit, as the case may be (as reduced). In the event that Borrowers make such cash deposit with Agent, such deposit shall be applied by Agent to pay all Letter of Credit Advances that are not reimbursed by Borrowers and, provided no default or Event of Default has occurred that is continuing, shall be returned to Borrowers when the sum of the outstanding Loans, Swing Line Loans, Letters of Credit and Tri-Party Agreement equals or is less than the Facility Amount and Letter of Credit Sublimit, as applicable.

         2.14 Swap Contracts. In the event that any Borrower enters into any Swap Contract and Borrower elects, by written notice to Agent within five (5) Business Days execution of the Swap Contract, that amounts owed by such Borrower under such Swap Contract shall be Indebtedness, such Swap Contract shall be secured by the Mortgages and all amounts owed by Borrowers under such Swap Contracts (including, without limitation, all termination payments, if any) shall be secured by, and paid out of, the Collateral "pari passu" with the other Indebtedness.

               ARTICLE III. NOTICE OF BORROWING; BORROWING BASE;
                           BORROWING BASE AVAILABILITY

         3.1 Notice of Borrowing.

              3.1.1 Request for Advances under Line of Credit and Swing Line. Borrowers shall give Agent written notice (effective upon receipt) of a Borrower's request for advances under the Line of Credit or Swing Line by delivering to Agent a fully completed Notice of Borrowing as provided in Section
2.12.2 or Section 2.12.4, as appropriate.

              3.1.2 Request for Letters of Credit and Tri-Party Agreements. Borrowers shall give Agent written notice (effective upon receipt) of a Borrower's request for issuance of a Letter of Credit or execution of a Tri-Party Agreement hereunder, specifying the purpose of the Letter of Credit or Tri-Party Agreement, the amount thereof and the date such Borrower desires it be issued or executed. Each such request shall be delivered to Agent only at Agent's Philadelphia, Pennsylvania office, as identified in Section 13.10 (or to such other address as Agent may from time-to-time advise Master Borrower by written notice), accompanied by a draft of the proposed Letter of Credit or Tri-Party Agreement (which must be acceptable to Agent in good faith) and the other documents required pursuant to Section 4.2.3 and shall be delivered to Agent at least five (5) Business Days in advance of the date Borrower desires the Letter of Credit or Tri-Party Agreement to be issued or executed, but Agent shall endeavor to cause Letters of Credit and Tri-Party Agreements to be issued within three (3) Business Days after receipt of a Borrower's request therefor. Each Letter of Credit or Tri-Party Agreement shall be subject to the limitations as provided in this Agreement.

         3.2 Admission of Projects to Borrowing Base.

              3.2.1 The Projects identified on the Borrowing Base Certificate delivered to Agent concurrently with the execution of this Agreement shall constitute the Projects that comprise the Borrowing Base as of the date hereof.

              3.2.2 Projects shall from time to time be admitted to the Borrowing Base, provided that the fee owner of such Project, at the time the Project is so admitted, either is an existing Borrower or concurrently therewith becomes a Borrower. Prior to the Collateral Release Date, Master Borrower shall give Agent written notice that Master Borrower desires that a Project be added to the Borrowing Base, such notice to be delivered to Agent sixty (60) days prior to the desired admission date. Prior to the Collateral Release Date, Borrowers shall, also, before any Project is deemed admitted to the Borrowing Base, deliver to Agent with respect to such Project the documents set forth in
Section 4.1.10. The items referred to in Sections 4.1.10.5, 4.1.10.7, 4.1.10.9,
4.1.10.10 and 4.1.10.11 and a commitment for a policy of title insurance with respect to the subject Project to be delivered to Agent at least 20 calendar days before the date that Borrowers desire such Project be admitted to the Borrowing Base.

         3.3 Borrowing Base Availability.

              3.3.1 The aggregate amount of Loans that may be outstanding at any time shall not exceed the lesser of (i) the then-current Borrowing Base Availability or (ii) the Revolving Sublimit. Borrowing Base Availability shall be determined at any time on the basis of the Borrowing Base Certificate most recently delivered to Agent, by applying to each of the following classes of assets of Borrowers the applicable "Advance Rate," determined in accordance with
Section 3.3.2:

                   Asset Class                                                  LTV Advance     LTC Advance
                                                                                Rate(1)         Rate
         (i)       Units subject to a Qualifying Agreement of Sale              85%             95%(2)
         (ii)      Units not subject to a Qualifying Agreement of Sale          80%             80%
         (iii)     Lots part of Improved Land and not subject to a Qualifying   75%             75%
                   Agreement of Sale
         (iv)      Lots part of Development Land                                75%             75%(3)
         (v)       Lots part of Approved Land                                   50%             50%

                  (1) The LTV Advance Rate shall not be applicable after the Collateral Release Date.

                  (2) The LTC Advance Rate for Units subject to a Qualifying Agreement of Sale shall be reduced to 90% on the Collateral Release Date.

                  (3) The LTV and LTC Advance Rates for Lots part of Development Land shall be reduced to 70% on the Collateral Release
Date.

              3.3.2 The maximum aggregate amount of Borrowing Base Availability attributable to each of the asset classes identified in Section 3.3.1 on any Borrowing Base Certificate (each an "ASSET CLASS") shall be determined as follows:

                  3.3.2.1 For Asset Classes (i) and (ii), the least of (a) the applicable LTV Advance Rate multiplied by the most recently determined Appraised Value of the subject Unit, (b) the applicable LTV Advance Rate multiplied by the price set forth in the Qualifying Agreement of Sale, if any, to which the Unit is subject and (c) the applicable LTC Advance Rate multiplied by the Cost Incurred with respect to such Unit.

                  3.3.2.2 For Asset Classes (iii) and (iv), the lesser of (a) the applicable LTV Advance Rate multiplied by the most recently determined Appraised Value of the subject Lot and (b) the applicable LTC Advance Rate multiplied by the Cost Incurred with respect to such Lot.

                  3.3.2.3 For Asset Class (v), the lesser of (a) the applicable LTV Advance Rate multiplied by the most recently determined Appraised Value of the subject Lot and (b) the applicable LTC Advance Rate multiplied by the Cost Incurred with respect to such Lot.

                  3.3.2.4 On any Borrowing Base Certificate, (a) the maximum aggregate Borrowing Base Availability attributable to Asset Classes (iii), (iv) and (v) shall not exceed (I) 55% of the total Borrowing Base Availability as shown thereon if submitted prior to the Collateral Release, or (II) 45% of the total Borrowing Base Availability shown thereon if submitted after Collateral Release Date, (b) the maximum Borrowing Base Availability attributable to Asset Class (v) shall not exceed 10% of the total Borrowing Base Availability as shown thereon, and (c) the maximum Borrowing Base Availability attributable to Asset Class (ii) (including models) shall not exceed 30% of the aggregate Borrowing Base Availability attributable to Asset Classes (i) and (ii) as shown thereon.

                  3.3.2.5 Once a Lot is the subject of a Qualifying Agreement of Sale, the land value of such Lot shall be transferred to Asset Class (i) and once vertical construction of a Unit is commenced on any Lot, the land value of such Lot shall (if not theretofore pursuant to this Section 3.3.2.5) be transferred from Asset Class (iii) or (iv) to Asset Class (i) or (ii), as appropriate.

                  3.3.2.6 Borrowers acknowledge that the Agent may make changes or adjustments to the values set forth in any Appraisal as may be required by the Agent's appraisal department in the exercise of its good faith business judgment, and that the Agent is not bound by the value set forth in any Appraisal performed pursuant to this Agreement and does not make any representations or warranties with respect to any Appraisal. Borrowers further agree that Lenders shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value.

                  3.3.2.7 Re-Appraisals. Agent, at its discretion, shall have the right to obtain new Appraisals of all or any portion of the Projects (a) whenever an Event of Default has occurred and is continuing, (b) as required by the then current regulatory requirements generally applicable to real estate loans of the categories made under this Agreement, as reasonably interpreted by the Agent, (c) at any time following a condemnation of more than an immaterial portion of a Project, as determined in good faith by the Agent and (d) upon any material adverse change with respect to a Project, as determined in good faith by the Agent.

                  3.3.2.8 Specific Jurisdictions.

                           (i) Generally. The amount of Borrowing Base
Availability attributable to Projects in any Approved Jurisdiction in which the liens of Mortgages are limited to a stated amount that is less than the Facility Amount shall at no time exceed such stated amount (which shall not be an aggregate amount) contained in each of the then-outstanding Mortgages in such Approved Jurisdiction (that is, for example, if there are five (5) Mortgages encumbering Projects in Florida, each with a stated principal amount of $75,000,000, the maximum Borrowing Base Availability, at any time, on account of Florida Projects would be $75,000,000).

                           (ii) New York. The amount of Borrowing Base
Availability attributable to any Project in the State of New York shall at no time exceed the stated amount of the Mortgage that encumbers such Project.

                  3.3.2.9 Purchase Money Mortgages. The aggregate amount of Borrowing Base Availability shall at all times be reduced by the then-outstanding aggregate principal balance of all purchase money mortgages encumbering Projects that are Permitted Liens and that do not secure the Indebtedness.

         3.4 Submission of Borrowing Base Certificate. In addition to any other requirement to do so as provided in this Agreement, (i) Borrowers shall submit to Agent a current Borrowing Base Certificate by the fifteenth (15th) day of each calendar month, and (ii) may submit a total of two (2) Borrowing Base Certificates during any calendar month, in each instance accompanied by such additional supporting information as may be reasonably requested by Agent. Any such Borrowing Base Certificate delivered to Agent shall be deemed certified by Borrowers as to its completeness and its accuracy (including, prior to the Collateral Release Date, that each Lot and Unit identified thereon are encumbered by a Mortgage). If approved by Agent, such Borrowing Base Certificate shall be determinative of the then-current Borrowing Base Availability.

         3.5 Inspection of Projects. Borrowers shall permit Agent, by its employees and independent contractors, to enter upon and inspect, at any time and from time to time, all Projects that are then in the Borrowing Base, such inspections shall be made at a pace such that approximately 25% of all Projects in the Borrowing Base are so inspected during each Fiscal Quarter. The costs of such inspections, as reasonably agreed upon by Master Borrower and Agent at the time a Project is admitted to the Borrowing Base, shall be Lender's Costs.

                       ARTICLE IV. CONDITIONS OF LENDING

         4.1 Agreement to Make Available the Facility. The agreement of Agent and Lenders to enter into this Agreement is subject to the conditions precedent that Agent and Lenders shall have received (or, at Requisite Lenders' sole discretion with respect to any of the Section 4.1.10 requirements as they pertain to a Project or Projects, waived) on or before the date hereof (which may include, Agent's discretion, documents delivered in connection with the Original Credit Facility) all of the following collateral documents, each in form and substance satisfactory to the Agent:

              4.1.1 The Line of Credit Notes, duly executed by the Master Borrower and by each other Borrower.

              4.1.2 The Guaranty, duly executed by Guarantor in favor of Agent for the ratable benefit of the Lenders.

              4.1.3 The Swing Line Note, duly executed by the Master Borrower and by each other Borrower.

              4.1.4 Certified copies of all corporate, limited partnership and limited liability company action (as appropriate) taken by Borrowers and Guarantor, including resolutions of their respective Boards of Directors, authorizing the execution, delivery and performance of the Loan Documents to which each is a party.

              4.1.5 An incumbency and signature certificate (dated as the date of this Agreement) of the Secretaries, general partners or members (as appropriate) of each Borrower and Guarantor, certifying the names and true signatures of the officers or other authorized Persons of Borrower and Guarantor authorized to sign the Loan Documents to which it is a party.

              4.1.6 A copy of the Organizational Documents of each Borrower and Guarantor, certified as true and correct by its respective Secretary, general partner or members.

              4.1.7 A Subsistence Certificate for each Borrower and Guarantor, issued within thirty (30) days prior to the date hereof, from the state of such entity's formation and all jurisdictions in which such Borrower or Guarantor is required to register as a foreign corporation, limited partnership or limited liability company.

              4.1.8 An Opinion directed to Agent and the Lenders and issued by the counsel to the Borrowers and Guarantor (who must be an independent attorney-at-law licensed to practice in Pennsylvania) that (i) Borrowers and Guarantor are duly organized, validly existing, and in good standing in the state of such entity's formation and the Borrowers are authorized to do business in all jurisdictions where such authorization is required, (ii) each Borrower and Guarantor has the power to enter into the transactions contemplated by this Agreement and by the Loan Documents; (iii) the transactions contemplated by this Agreement and the Loan Documents do not violate any provision of any Organizational Document, or any other document known to such counsel, affecting any Borrower or Guarantor; (iv) the Loan Documents have been executed and delivered by, and constitute the valid and binding obligations of, Borrowers and Guarantor (to the extent executed thereby), enforceable in accordance with their terms, except as limited by applicable bankruptcy or other laws affecting creditor's rights generally; (v) the Facility and the repayment of the Indebtedness in accordance with the terms of this Agreement, the Line of Credit Notes and the Swing Line Note shall not violate any applicable usury laws; and
(vi) such other matters relating to the transactions contemplated herein as Agent or Agent's counsel may reasonably request.

              4.1.9 The most recent Financial Statements of Guarantor.

              4.1.10 With respect to each Project that is included in the Borrowing Base; Borrowers shall deliver to Agent (or, if required by any applicable rule or regulation by which Lenders are governed, Agent shall obtain) each of the following:

                  4.1.10.1 A Mortgage, for the ratable benefit of the Lenders, for such Project, executed and acknowledged by the Borrower that is the owner thereof, which shall be a first lien (subject only to Permitted Liens) on the Project in the Facility Amount, plus any interest and other charges due thereon; except that if the Project is located in Florida, New York, Virginia or another Approved Jurisdiction that imposes taxes upon the recording of, or requires documentary stamps to be affixed to, Mortgages, the amount of the Mortgages in such Approval Jurisdictions may be limited in amount as from time to time designated by Master Borrower and approved by Agent, and such Mortgages may be effected by the subject Borrower and Agent executing a mortgage modification, spreader and reaffirmation agreement, in form acceptable to Agent, whereby the lien of an existing Mortgage is spread to encumber such Project.

                  4.1.10.2 A collateral assignment to Agent, for the ratable benefit of the Lenders, of all Governmental Approvals (to the extent assignable), contracts and agreements to which the Project is subject, in form acceptable to Agent in good faith, executed by the Borrower that is the owner of such Project.

                  4.1.10.3 Evidence as required by applicable banking regulations that no part of the Project on which any Unit is to be constructed is located in a flood plain or, if such evidence is not provided, a policy and certificate of flood insurance covering the Project, naming the Agent as insured.

                  4.1.10.4 A marked-up title commitment of First American Title Insurance Company or another title insurance company satisfactory to the Agent, representing the title insurance company's commitment to issue in favor of the Agent, for the ratable benefit of the Lenders, but at the Borrower's expense, a standard form of mortgagee title insurance policy, insuring the Mortgage on the Project, in an amount determined by Borrowers and Agent in good faith, as a first lien on the Real Estate included in the Project, free and clear of all prior Liens and encumbrances (other than Liens and encumbrances in favor of the Agent), subject only to such title conditions and Permitted Liens as may have been approved by the Agent. The title commitment shall also provide that the policy of title insurance such include such endorsements or additional coverage as determined by Agent to be necessary (which may include (if available) Pennsylvania Endorsements 100, 300, 710, 1010 and 1110 or their equivalents from other jurisdictions).

                  4.1.10.5 If requested by Agent, copies of any subdivision or land development plans applicable to such Project, evidence of the final approval of such plans and, if the recording of such plan has not been demonstrated to Agent, evidence reasonably acceptable to Agent that such plans will be recorded promptly upon the delivery of any required Letter of Credit or Tri-Party Agreement, and in any event not later than 60 days after the later of
(i) admission of the Project into the Borrowing Base or (ii) the Borrower's, with respect to Projects admitted to the Borrowing Base after the Closing Date, receipt of all state- or federally-issued Governmental Approvals that are prerequisite to the recording of the plans, but in the latter event no more than 155 days after the date the Project is admitted into the Borrowing Base.

                  4.1.10.6 Evidence that the Borrower has procured insurance policies as required by the terms of this Agreement. The evidence of insurance shall contain the agreement of the insurer to give not less than thirty (30) days' (ten (10) days' for non-payment of premium) notice to the Agent prior to cancellation of such policies or material change in the coverage thereof and shall be on a form ACORD 27 (with respect to property insurance), ACORD 25 (with respect to liability insurance), or such similar form as is acceptable to Agent.

                  4.1.10.7 If requested by Agent, a survey or other plan reasonably acceptable to Agent of the Real Estate included in the Project, showing any encroachments by or on the Real Estate and the location of all easements and rights-of-way affecting such Real Estate, all present and proposed utility lines, encroachments and building set-back lines.

                  4.1.10.8 An environmental indemnity agreement with respect to the Project, executed by the Borrower and Guarantor, in form reasonably acceptable to Agent.

                  4.1.10.9 An Appraisal of the Project.

                  4.1.10.10 An Environmental Report for such Project, indicating that the Real Estate is not subject to any Environmental Conditions and is in compliance with all applicable Environmental Laws, that no Regulated Substances have been disposed of in, on or under the Real Estate for which remediation has not been completed or is not contemplated as part of the development of the Project, and that there are no underground storage tanks in the Real Estate.

                  4.1.10.11 If requested by Agent, (i) copies of all Governmental Approvals theretofore issued with respect to the Project, permits, use registrations and approvals required under any law (including, without limitation thereto, planning, zoning, subdivision and building laws) for construction of the Units and Improvements and use thereof by the Borrower or by the purchasers thereof, and such other evidence as the Agent may require that the Units and use thereof contemplated by the Borrower, are permitted by and comply with all applicable laws including, without limitation thereto, zoning ordinances, and (ii) with respect to the addition of Approved or Improved Land to the Borrowing Base, a certification by the appropriate Borrower that all Governmental Approvals required for the lawful commencement of construction of Units thereon (other than building permits for such Units) have been issued and continue to be in full force and effect and available to the appropriate Borrower (or, with respect to Approved Land, the same will be issued within 120 days).

                  4.1.10.12 Such other information and documents that the Agent may reasonably request. It is understood that the failure of the Agent to demand a certain type of information or document in regard to a Project will not constitute a waiver by the Agent of its right to demand that type of information or document in the future.

              4.1.11 Such other and further documents as may be required reasonably by the Agent or Lenders in order to consummate the transactions contemplated hereunder.

         4.2 Availability of Letters of Credit and Tri-Party Agreements. The agreement of the Lenders to cause Agent to issue any Letter of Credit or Tri-Party Agreement is subject to the following conditions precedent, any of which may be waived by the Agent, at its sole discretion:

              4.2.1 All of the conditions in this Agreement (including, but not limited to those in Section 4.1) remain satisfied, and all instruments and agreements referred to in Section 4.1 remain in full force and effect.

              4.2.2 No Event of Default specified herein or in any other Loan Document shall have occurred and be continuing; the representations, covenants and warranties of the Borrowers herein or in any of the Loan Documents shall be true on and as of the date of the issuance of such Letter of Credit or Tri-Party Agreement with the same force and effect as if made on and as of such date, except for those that relate to a specific date or those which cannot be made due to changes in circumstances of which Borrowers have given notice to Agent and which would not, but for delivery of notice or passage of time, or both, constitute an Event of Default, and the Borrowers shall so certify to Agent.

              4.2.3 The requesting Borrower shall have delivered to Agent executed (and, if necessary, notarized) copies of the following (all of which shall be in a form and contain such terms as shall be acceptable to the Lender, in its sole discretion):

                  4.2.3.1 A Letter of Credit Application, if required.

                  4.2.3.2 Copies of all financial security agreements, development agreements or similar documents, under which the obligations of the requesting Borrower are to be secured by the requested Letter of Credit or Tri-Party Agreement. Such documents must be in a form satisfactory to the Agent.

                  4.2.3.3 Such other information and documents that Agent may reasonably request. It is understood that the failure of Agent to demand a certain type of information or document in regard to the issuance of a Letter of Credit or Tri-Party Agreement will not constitute a waiver by Agent of its right to demand that type of information or document in the future.

              4.2.4 The Project for which the Letter of Credit or Tri-Party Agreement has been requested is in an Approved Jurisdiction.

         4.3 Conditions Precedent to Swing Line Loans.

              4.3.1 The obligation of Swing Line Lender to make any Swing Line Loan shall be subject to the further conditions precedent that, on the date of such the advance of a Swing Line Loan; no Event of Default has occurred and is continuing, or would result from the requested Swing Line Loan.

              4.3.2 No litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Borrowers to the Agent shall be pending or known to be threatened against any Borrower or Guarantor, and no material development not so disclosed shall have occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which in any of the foregoing cases is likely to have a Materially Adversely Effect on Borrowers or Guarantor or impair the ability of Borrowers or Guarantor to perform their obligations under the Loan Documents to which they are a party.

              4.3.3 Agent shall have received such other approvals, opinions, or documents as the Agent may in good faith request.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

         In addition to the representations and warranties contained in any other Loan Documents, Borrowers hereby make the following representations and warranties to Agent and the Lenders which, to the knowledge of Borrowers, are true and correct on the date hereof:

         5.1 Use of Proceeds. The proceeds of the Facility shall be used by Borrowers only for Business purposes.

         5.2 Incorporation, Good Standing, and Due Qualification.

              5.2.1 Master Borrower and Guarantor are each a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified will not have a material and adverse effect on the business and operations of the subject corporation.

              5.2.2 Each Borrower is either a corporation, limited partnership or limited liability company, duly incorporated or organized, validly existing, and in good standing under the laws of the state of its formation, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation, limited partnership or limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required.

         5.3 Power and Authority. The execution, delivery, and performance by Borrowers and Guarantor of the Loan Documents to which they are parties have been duly authorized by all necessary corporate, partnership or limited liability company action, as appropriate, and do not and will not (i) require any consent or approval of the shareholders, partners or members of any such entity; (ii) contravene such entity's Organizational Documents; (iii) violate any provision of or cause or result in a breach of or constitute a default under any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such entity; (iv) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such entity is a party or by which it or its properties may be bound or affected or; (v) cause or result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such Guarantor or Borrower except as contemplated by this Agreement.

         5.4 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents executed by Borrowers or Guarantor when delivered under this Agreement will be, legal, valid, and binding obligations of Borrowers or Guarantor, enforceable against it or them in accordance with the respective terms thereof, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         5.5 Financial Statements; Accuracy of Information.

              5.5.1 The Financial Statements of Borrowers and Guarantor for the period ending September 30, 2005 delivered to Agent and Lenders are true and correct and represent fairly their financial positions as of the date thereof and the results of their operations or affairs for the period indicated, and show (including the footnotes) all known liabilities, direct or contingent, of Borrowers or Guarantor as of the date thereof, all in accordance with GAAP consistently applied. Since the date of such Financial Statements, there has been no material adverse change in condition, financial or otherwise, of Borrowers or Guarantor or in its or their business and properties and, since such date, neither Borrowers nor Guarantor has incurred, other than in the ordinary course of business, any indebtedness, liabilities, obligations or commitments, contingent or otherwise. No information, exhibit, or report furnished by Borrowers or Guarantor to Agent or the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. All projections delivered by Borrowers to Agent were made on a reasonable basis and in good faith. Except as disclosed to Agent in writing, neither any Borrower nor Guarantor has any material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

              5.5.2 All information, financial statements, exhibits, and reports furnished by Borrowers or Guarantor to Agent or the Lenders in connection with this Agreement and the borrowings contemplated hereby are, and all such information, financial statements, exhibits and reports hereafter furnished by Borrowers or Guarantor to Agent or the Lenders will be, true and correct in every material respect on the date so furnished for the periods covered thereby, and no such information, financial statements, exhibit or report contains or will contain any material misstatement of fact or omits or will omit to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         5.6 Conflicts. The execution, delivery and performance of this Agreement and the Loan Documents will not violate any provision of any indenture, agreement, or other instrument to which any Borrower, Guarantor, or any of their respective properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of said properties or assets.

         5.7 Consents. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or a filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign is necessary to the valid execution and delivery by Borrowers or Guarantor of this Agreement and the other Loan Documents to which each is a party.

         5.8 Litigation. Except as disclosed on Schedule 5.8, there is no pending or threatened action or proceeding against or affecting any Borrower or Guarantor before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, a Materially Adverse Effect on the financial condition, operations, properties or business of Borrowers or the Guarantor or the ability of Borrowers or the Guarantor to perform their obligations under any Loan Documents to which it or they are a party.

         5.9 Other Agreements. Neither any Borrower nor Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrowers or Guarantor, or the ability of Borrowers or Guarantor to carry out their obligations under the Loan Documents to which it or they are a party. Neither any Borrower nor Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party and which default would have a material and adverse effect on the business and operations of Borrowers and Guarantor, taken as a whole.

         5.10 No Defaults and Outstanding Judgments or Orders. Each Borrower and Guarantor have satisfied, and none is in default with respect to, any final, unappealed and unstayed judgment, writ, injunction or decree of any court or arbitrator, and none of them is in default of any rule or regulation (if such default would have a Material Adverse Effect on Borrowers or Guarantor) of any federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign by which it is bound.

         5.11 Taxes. Borrowers and Guarantor (i) have filed all tax returns (federal, state, and local) required to be filed and (ii) have paid all taxes, assessments, and governmental charges and levies due thereon, including interest and penalties, except such as are being contested in good faith and with respect to which non-payment will not have a Material Adverse Effect upon Borrowers or Guarantor.

         5.12 Debt. Neither any Borrower nor Guarantor has any Debt, except Permitted Debt that is disclosed in their Financial Statements.

         5.13 Ownership and Liens. Borrowers, Guarantor and each subsidiary of Guarantor has title to in all of its properties and assets, real and personal, free and clear of all liens other than Permitted Liens.

         5.14 ERISA. Borrowers, Guarantor and each Subsidiary of Guarantor is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; to the best of Borrower's knowledge after due inquiry, no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither of the any Borrower nor Guarantor nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrowers, Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither any Borrower nor Guarantor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         5.15 Representations and Warranties as to Real Estate. As to Real Estate included within the Borrowing Base:

              5.15.1 No Violations Relating to the Real Estate. Borrowers have no knowledge of any violation, nor is there any notice or other record of violation of any zoning, subdivision, environmental, building or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Real Estate, except for violations, if any, which Borrowers have disclosed in writing to Agent and are proceeding in good faith to remove or correct or which is subject to contest by applicable proceedings timely commenced and diligently pursued to conclusion and which non-compliance will not have a Material Adverse Effect on Borrowers.

              5.15.2 Liens. There exist no liens, encumbrances or other charges against the Real Estate, or any portion thereof, or any property relating thereto, including statutory and other liens of mechanics, workmen, contractors, subcontractors, suppliers, taxing authorities and others, except for Permitted Liens.

              5.15.3 Operation of Real Estate. The Real Estate and any Units and Improvements thereon are being and, to the best of Borrowers' knowledge and belief, have been operated in all material respects, in compliance with applicable federal and state laws and regulations (including but not limited to environmental laws and regulations) and with local ordinances, and all permits required thereunder have been obtained and complied with in all material respects.

              5.15.4 Environment. Borrowers have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities (including, but not limited to, the Real Estate) are in material compliance with, the provisions of all federal, state, and local Environmental Laws, and all health, and safety laws, codes and ordinances, and all rules and regulations applicable to Projects promulgated thereunder. Except as set forth in the Environmental Reports heretofore delivered to Agent, no Borrower has received notice of, or knows of, or suspects the existence of any Environmental Condition which might constitute a violation of, any Environmental Law or any other federal, state, or local health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities (including, but not limited to, the Real Estate) with which it has not complied (subject to the prosecution of a good faith contest of any such notice that has not heretofore been determined adversely to such Borrower).

         5.16 No Violation. Neither any Borrower nor Guarantor has engaged in any conduct or taken or omitted any act in violation of RICO or of any Prescribed Law.

         5.17 Accurate and Complete Disclosure. No representation or warranty made by Borrowers under this Agreement or any other Loan Document is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty of statement not misleading). Borrowers or the Guarantor have disclosed to Agent in writing every fact which would have a Material Adverse Effect, or which so far as Borrowers can now foresee is reasonably possible in the future and would have a Material Adverse Effect, on the business, operations or financial condition of Borrowers or the Guarantor or the ability of Borrowers or the Guarantor to perform their respective obligations under this Agreement or any other Loan Document.

         5.18 Compliance with Covenants. As of the date this representation is made or deemed made, Borrowers are in compliance with applicable convenants contained in Article VIII hereof.

         The delivery to Agent of each Notice of Borrowing and request for the issuance of a Letter of Credit or Tri-Party Agreement shall constitute the representation and warranty of Borrowers that the conditions contained in Sections 4.1 and 4.2 are satisfied as of such date, except for those that relate to a specific date or those which cannot be made due to changes in circumstances of which Borrowers have given notice to Agent and which would not, but for delivery of notice or passage of time, or both, constitute an Event of Default, each of the representations and warranties contained in this Article V is true and correct as if made on such date.

                       ARTICLE VI. AFFIRMATIVE COVENANTS

         In addition to the covenants contained in the Loan Documents, Borrowers hereby covenant and agree that, so long as Lenders have any obligation to make Loans or issue Letters of Credit or Tri-Party Agreements hereunder, or any Loan, Letter of Credit Advance or Swing Line Loan is outstanding, except as the Agent may otherwise advise Master Borrower in writing with the consent of Lenders in accordance with Section 11.10:

         6.1 Reporting Requirements. Borrowers shall furnish, or cause to be furnished, to Agent and either Agent or Master Borrower shall furnish to
Lenders:

              6.1.1 As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited Financial Statements of Guarantor (which shall include a consolidated balance sheet and a consolidated statement of operations) through the end of such Fiscal Year, and a consolidated statement of cash flow for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP consistently applied and accompanied by an unqualified opinion thereon, on a basis acceptable to Agent, by PricewaterhouseCoopers LLP or by another national firm of independent certified public accountants selected by Guarantor and acceptable to Agent in good faith.

              6.1.2 As soon as available, and in any event within fifty (50) days after the close of each Fiscal Quarter, unaudited management-prepared quarterly Financial Statements of Guarantor (which shall include a Consolidated Balance Sheet and a Consolidated Statement of Operations) as of the end of each Fiscal Quarter, all in reasonable detail and prepared in conformity with GAAP, applied on a basis consistent with that of the preceding Fiscal Year. Such statements shall be certified as to their correctness by the chief financial officer of Guarantor.

              6.1.3 Within sixty (60) days after the end of each Fiscal Year, a management-prepared business plan and budget of Guarantor, Borrowers, and Guarantor's other subsidiaries for the then-current Fiscal Year.

              6.1.4 Within sixty (60) days after the end of each Fiscal Year, a comparison of the Borrowers' and Guarantor's actual results during the preceding Fiscal Year with the budgeted results for such period.

              6.1.5 Within ten (10) days of the end of each month, a detailed sales activity report prepared by Borrowers for each Project.

              6.1.6 Within fifteen (15) days after the end of each Fiscal Quarter, an aging report of all Lots owned by any Borrower.

              6.1.7 Prompt notification of (i) the institution of any material litigation or the commencement of any material administrative proceedings against a Borrower or Guarantor, (ii) the entry of any judgment against any Borrower or Guarantor in an amount in excess of $250,000, (iii) the occurrence of any default with respect to any Permitted Subordinated Debt or (iv) the happening of any other event which would have a Material Adverse Effect upon Borrowers or Guarantor.

              6.1.8 Upon the occurrence of an Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by Borrowers with respect thereto.

              6.1.9 As soon as possible and in any event within five (5) days after any Borrower or Guarantor knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, any Borrower or Guarantor has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, Borrowers will deliver to Agent a certificate of the chief financial officer of Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action such Borrower or Guarantor proposes to take with respect thereto.

              6.1.10 Such other information respecting the condition or operations, financial or otherwise, of Borrowers or Guarantor as the Agent (or any Lender acting through Agent) may from time to time reasonably request.

         6.2 Payment of Taxes. Borrowers and Guarantor shall each duly pay and discharge all taxes, assessments and governmental charges levied upon or assessed against it, its properties, or its income prior to the date on which penalties are attached thereto and, within thirty (30) days after any request therefor by Agent (if Agent reasonably believes any such taxes, etc., have not been paid when due), deliver to Agent a receipt from the applicable governmental authority evidencing said payment, unless and except to the extent only that such taxes, assessments and charges shall be contested in good faith by appropriate proceedings diligently conducted by Borrowers (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) or the Guarantor and provided that such reserves as shall be required by GAAP shall have been made and maintained therefor.

         6.3 Access to Properties, Books and Records. Borrowers shall, and shall cause Guarantor to, (i) permit any of the officers, employees or representatives of Agent or (if accompanied by an officer, employee or representative of Agent) of any Lender to visit and inspect any of the Real Estate of Borrowers and (ii) permit any officers, employees or representatives of Agent to examine Borrowers' and Guarantor's books and records and make extracts therefrom and discuss the affairs, finances, and accounts of Borrowers and Guarantor with representatives thereof, during normal business hours, and as often as Agent may reasonably request upon prior telephone notice.

         6.4 Maintenance of Records. Borrowers shall, and shall cause Guarantor to, keep adequate records and books of account, in which complete entries were made in accordance with generally accepted accounting principals consistently applied, reflecting all financial transactions of Borrowers and Guarantor.

         6.5 Maintenance of Existence. Each Borrower shall, and shall cause Guarantor to, preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

         6.6 Insurance. Borrowers shall (and with respect to the insurance described in Section 6.6.7 shall cause Guarantor to) take out, maintain and keep in force, throughout the term of the Facility, policies of insurance on the following terms:

              6.6.1 Insurance against loss to each Project on a "Special Perils" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains the most recent Commercial ISO "Causes of Loss-Special Form," in commercially reasonable amounts and with endorsements as heretofore customarily maintained by subsidiaries of Guarantor, issued by insurers licensed in the jurisdiction in which each Project is located and that satisfy Agent's then-current standards for property insurers and complying with the requirements of the Mortgages.

              6.6.2 Commercial general liability insurance against death, bodily injury and property damage arising on, about or in connection with each Project, with limits not less than those heretofore maintained by subsidiaries of Guarantor and written on the most recent Standard "ISO" occurrence basis form or equivalent form, excess umbrella liability coverage with limits not less than those heretofore maintained by subsidiaries of Guarantor and completed operations coverage for a period of one year after construction of Units, issued by insurers licensed in the jurisdiction in which each Project is located and that satisfy Agent's then-current standards for liability insurers.

              6.6.3 Worker's compensation insurance in an amount not less than those that are statutorily required in each jurisdiction in which Borrowers operate.

              6.6.4 During the making of any alterations or improvements to any Project, insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in Section 6.6.2 above

              6.6.5 Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, covering each Project that is now, or at any time while the Indebtedness remains outstanding shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures located or to be constructed in such special flood hazard area;

              6.6.6 Such other insurance relating to the Projects and the uses and operation thereof as Agent may, from time to time, reasonably require, including, but not limited to products liability and workers' compensation insurance;

              6.6.7 Directors' and officers' liability insurance in the forms, and in amounts not less than that which is now carried by Borrowers and Guarantor;

              6.6.8 All insurance shall: (i) be carried in companies with a Rating of A- or better and a Financial Size Category of Class IX or higher, as set forth in the most recently published Best's Key Rating Guide, or otherwise acceptable to Agent; (ii) in form and content acceptable to Agent; and (iii) provide thirty (30) days' (ten (10) days' for non-payment of any premium) advance written notice to Agent before any cancellation, material modification or notice of non-renewal. All physical damage policies and renewals shall contain a mortgage clause acceptable to Agent, naming Agent as mortgagee, which clause shall expressly state that any breach of any condition or warranty by any Borrower shall not prejudice the rights of Agent under such insurance, and a loss payable clause in favor of Agent for personal property, contents, inventory, equipment, loss of rents and business interruption. All liability policies and renewals shall name Agent and each Lender as an additional insured. No additional parties shall appear in the mortgage or loss payable clause without Agent's prior written consent. All deductibles shall be in amounts acceptable to Agent. In the event of the foreclosure of any Mortgage or any other transfer of title to any Borrower in full or partial satisfaction of the Indebtedness, all right, title and interest of each Borrower in and to all insurance policies and renewals thereof then in force shall pass to such purchaser or grantee. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of any Borrower's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatever the insurance shall be unsatisfactory to Agent, Borrowers shall place new insurance that satisfies the requirements of this
Section 6.6;

              6.6.9 Any notice pertaining to insurance and required pursuant to this Section 6.6 shall be given in the manner provided in this Agreement at the address from time to time directed by Agent by notice to Master Borrower. The insurance shall be evidenced by the original policy or a true and certified copy of the original policy, or in the case of liability insurance, a Certificate of Liability Insurance. Borrowers shall use their best efforts to deliver originals of all policies and renewals (or certificates evidencing the same), marked "paid," to Agent at least thirty (30) days before the expiration of existing policies and, in any event, Borrowers shall deliver originals of such policies or certificates to Agent at least fifteen (15) days before the expiration of existing policies. If Agent has not received satisfactory evidence of such renewal or substitute insurance in the time frame specified herein, Agent shall have the right, but not the obligation, to purchase such insurance for Lender's interest only. Any amounts so disbursed pursuant to this Section 6.6.9 shall be Lenders' Costs. Nothing contained in this Section 6.6 shall require Agent or any Lender to incur any expense or take any action hereunder, and inaction by Agent and Lenders shall never be considered a waiver of any right accruing to Mortgagee on account of this Section 6.6;

              6.6.10 Prior to the Collateral Release Date, no Borrower shall carry any separate insurance on any Project concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Agent's prior written consent and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Agent, and shall meet all other requirements set forth herein.

         6.7 ERISA. Borrowers shall, and shall cause Guarantor to, comply in all material respects with the requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), sponsored by any Borrower or Guarantor.

         6.8 Accounts. Borrowers shall maintain one or more demand deposit accounts with Agent into which the proceeds of each Loan and Swing Line Loan shall be deposited.

         6.9 Compliance with Laws. Borrowers shall, and shall cause Guarantor to, comply with all applicable laws (including but not limited to any applicable tax law, product safety law, occupational safety or health law, environmental protection or pollution control law, hazardous waste or toxic substances management, handling or disposal law and Prescribed Laws) in all respects, provided that Borrowers shall not be deemed to be in violation of this Section as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect on the business, operations or financial condition of Borrowers or Guarantor or the ability of Borrowers and Guarantor to perform obligations under this Agreement or any other Loan Document.

         6.10 Payment of Debt. Borrowers shall, and shall cause Guarantor to, promptly pay and discharge (i) all of its Debt in accordance with the terms thereof; (ii) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default;
(iii) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon any Real Estate or, if the same would have a Material Adverse Effect on Borrowers or Guarantor, against any other property or any part thereof; provided, however, that so long as Borrowers notify Agent in writing of their intention to do so, Borrowers and Guarantor shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

         6.11 Consequential Damages. Neither Agent nor any Lender shall be responsible or liable for any damages, consequential or otherwise, that may be incurred or alleged by any Borrower or by any other Person as a result of any of the Loan Documents or the exercise of right, remedy or discretion by Agent or any Lender thereunder or the collection by or on behalf of Lenders the sums due thereunder, unless such damages are incurred as a result of the gross negligence or willful default hereunder or willful misconduct of Agent or such Lender.

         6.12 Further Assurances. Borrowers agree to do such further acts and things and to execute and deliver to Agent such additional assignments, agreements, powers and instruments, as Agent may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto Agent and the Lenders their respective rights, powers and remedies hereunder.

                        ARTICLE VII. NEGATIVE COVENANTS

         In addition to the covenants contained in the Loan Documents, Borrowers hereby covenant and agree that, so long as the Lenders have any obligation to make Loans or issue Letters of Credit hereunder, or any Loan, Letter of Credit Advance or Swing Line Loan is outstanding, Borrowers shall not, except as Agent may otherwise advise Master Borrower in writing with the consent of Lenders in accordance with Section 11.10:

         7.1 Creation of Debt. Create, incur, assume or suffer to exist, or permit Guarantor to create, incur, assume or suffer to exist, any Debt except Permitted Debt. No Debt shall be Permitted Subordinated Debt unless each of the following conditions is satisfied.

                  (i) The Debt is issued at a time when no Event of Default exists.

                  (ii) A summary of all of the material terms of the proposed Permitted Subordinated Debt (including, without limitation, the subordination provisions) is submitted to the Agent for its review and reasonable approval at least five (5) Business Days prior to issuance of the Debt.

                  (iii) The maturity of such Debt shall be no earlier than 179 days after the then-current Maturity Date at the time of issuance.

                  (iv) The Permitted Subordinated Debt shall contain subordination provisions (including provisions with respect to payment blockages (and the resumption of payments) during the continuance of an Event of Default) as are customary for subordinated or senior subordinated "high yield" or "mezzanine" financings for issuers with a credit profile similar to that of the Master Borrower, as determined by Agent in good faith.

                  (v) Agent shall have determined in good faith that the covenants, restrictions, representations and warranties (when taken together as a whole) contained in or associated with such Debt are no more burdensome, onerous or restrictive than those (when taken together as a whole) contained in the Loan Documents.

                  (vi) Contemporaneously with delivery to the obligee under such Debt, the Borrowers shall deliver to Agent any and all compliance certificates, reports or statements required to be delivered under the terms of such Debt.

                  (viii) At no time may the aggregate outstanding principal amount of Permitted Subordinated Debt exceed $350,000,000.

                  For purposes of this Section 7.1, each material amendment, modification, restatement, renewal, or supplement of such Permitted Subordinated Debt (including any instruments that (a) increase the principal balance, (b) increase the interest rate, (c) shorten the maturity date, (d) purport to modify the terms imposed by this Section 7.1 or (e) impose more restrictive or onerous terms upon any Borrower), shall be deemed to be a new issue of Debt and must satisfy the conditions contained in this Section 7.1.

         By its good faith approval of any Permitted Subordinated Debt, Agent makes no representation or warranty to Borrowers or Lenders that the terms thereof are not, or may not be construed as being, more onerous, burdensome or restrictive than the terms of the Loan Documents, or that the subordination provisions may not be construed to have been "customary" (as provided in clause
(iv) of this Section 7.1) at the time the subject Debt was issued, and Agent shall have no liability or obligation to Borrowers or the Lenders in any such event. To the extent any term of any Debt so approved by Agent as Permitted Subordinated Debt is in fact interpreted or construed to be more onerous, burdensome or restrictive than the terms of the Loan Documents, then in such event, and notwithstanding the provisions of Section 13.1 hereof, the Loan Documents, in the discretion of Agent or at the request of the Requisite Lenders, shall be deemed to incorporate and include such more onerous, burdensome or restrictive terms, without the necessity of any written amendment or modification to the Loan Documents, and Agent may enforce such terms as though originally written and contained in the Loan Documents.



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

         7.2 Grant of Liens. Grant, or permit to exist, any lien on any Project or on any other asset (whether real or personal) of a Borrower or Guarantor, other than Permitted Liens.

         7.3 Mergers and Acquisitions.

              7.3.1 Merge or consolidate with, or acquire all or substantially all of the assets or the business of, any Person (or permit Guarantor so to merge, consolidate or acquire), unless (i), if such merger or consolidation is a stock acquisition, those Persons who are shareholders of Guarantor immediately prior to such transaction directly or indirectly have, immediately after the consummation of the transaction, at least 51% of the voting control of the surviving entity, (ii) Borrowers remain in compliance with all covenants in this Agreement upon such merger, consolidation or acquisition, (iii) unless otherwise agreed by Requisite Lenders, the Leverage Ratio of Guarantor (after giving effect to such merger, consolidation or acquisition of assets) is not greater than 1.50:1., and (iv) Master Borrower delivers to Agent, at least ten (10) days before the consummation of the proposed transaction, a certificate signed by Guarantor's chief financial officer certifying such continued compliance; provided, however, that the foregoing clause (iii) shall not apply to the purchase of all or substantially all of the assets of a natural person or of a single-purpose entity established for the sole purpose of developing a single residential development, unless Agent determines, in good faith, that such purchase is one of a series of related transactions with one Person or group of affiliated Persons.

              7.3.2 Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit Guarantor to do any of the foregoing.

         7.4 Transaction With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate which is not a Borrower, Guarantor, or a subsidiary of either, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, except (a) in the ordinary course of or pursuant to the reasonable requirements of Borrowers' Business, and
(b) after giving effect to such transaction, Borrowers remain in compliance with all covenants in this Agreement.

         7.5 Use of Proceeds. Directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of the Board of Governors of the Federal Reserve System.

                       ARTICLE VIII. FINANCIAL COVENANTS

         So long as the Obligations shall remain unpaid or Lenders have any obligation to make Loans or issue Letters of Credit hereunder, Borrowers shall comply with the following covenants. For purposes of all calculations made for purposes of determining compliance with the financial covenants contained in this Article VIII and the interpretation of any defined terms used in this
Article VIII, assets and liabilities associated with option or land bank arrangements of any Borrower or Affiliate of Guarantor that are required to be included in the balance sheet of Guarantor, solely due to Interpretation Number 46, as issued by the Financial Accounting Standards Board in January 2003 (as revised), shall not be included within the calculation performed to determine compliance with the covenants contained in Sections 8.2, 8.3, 8.4 or 8.5 hereof. Compliance with the covenants contained in this Article VIII shall, as appropriate, be determined on the combined Financial Statements of Guarantor (which shall include all Borrowers, Guarantor and all consolidated subsidiaries of any Borrower or Guarantor).

         8.1 Interest Coverage. As of the last day of each Fiscal Quarter, the ratio of Guarantor's Adjusted EBITDA to Debt Service for the Relevant Accounting Period then ended shall be not less than 2.25:1.

         8.2 Consolidated Tangible Net Worth. Guarantor shall maintain a minimum Consolidated Tangible Net Worth that at all times is equal to an amount not less than the sum of (i) $180,000,000 plus (ii) an amount equal to fifty percent (50%) of the net income of Guarantor earned during each Fiscal Quarter that ends on or after the date of this Agreement plus (iii) all of the net proceeds of equity securities issued by Guarantor or any of its subsidiaries after the date hereof.

         8.3 Leverage.

              8.3.1 As of the last day of each Fiscal Quarter that ends on or before June 30, 2006, Guarantor's Leverage Ratio shall not exceed 3.25:1.

              8.3.2 As of the last day of each Fiscal Quarter that ends after June 30, 2006, Guarantor's Leverage Ratio shall not exceed 3.00:1.

              8.3.3 As of the last day of each Fiscal Quarter that ends on or after the Collateral Release Date, Guarantor's Leverage Ratio shall not exceed 2.25:1.

         8.4 Investments in Joint Ventures. The aggregate value of Guarantor's and Borrowers' investments in Joint Ventures or in any other entity that is not directly or indirectly wholly-owned by Guarantor shall at no time exceed fifteen (15%) percent of Guarantor's Consolidated Adjusted Tangible Net Worth.

         8.5 Ownership of Land.

              8.5.1 At no time on or before March 31, 2007, shall either (i) the aggregate book value of all Approved Land and Raw Land owned by Borrowers, Guarantor or any subsidiary of a Borrower or Guarantor exceed thirty percent (30%) of Guarantor's Consolidated Adjusted Tangible Net Worth or (ii) the ratio of (a) the book value of all Land owned by Borrowers, Guarantor or any subsidiary of a Borrower or Guarantor which is not subject to a Qualifying Agreement of Sale and on which no Unit has been constructed or is being constructed to (b) Guarantor's Consolidated Adjusted Tangible Net Worth exceed 1.75:1.



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

              8.5.2 At no time on or after March 31, 2007, and prior to the Collateral Release Date, shall either (i) the aggregate book value of all Approved Land and Raw Land owned by Borrowers, Guarantor or any subsidiary of a Borrower or Guarantor exceed thirty percent (30%) of Guarantor's Consolidated Adjusted Tangible Net Worth or (ii) the ratio of (a) the book value of all Land owned by Borrowers, Guarantor or any subsidiary of a Borrower or Guarantor which is not subject to a Qualifying Agreement of Sale and on which no Unit has been constructed or is being constructed to (b) Guarantor's Consolidated Adjusted Tangible Net Worth exceed 1.50:1.

              8.5.3 Notwithstanding the provisions of Sections 8.5.1 and 8.5.2 hereof, at no time on or after the Collateral Release Date shall either (i) the aggregate book value of all Approved Land and Raw Land owned by Borrowers, Guarantor or any subsidiary of a Borrower or Guarantor exceed twenty-five percent (25%) of Guarantor's Consolidated Adjusted Tangible Net Worth or (ii) the ratio of (a) the book value of all Land owned by Borrowers, Guarantor or any subsidiary of a Borrower or Guarantor which is not subject to a Qualifying Agreement of Sale and on which no Unit has been constructed or is being constructed to (b) Guarantor's Consolidated Adjusted Tangible Net Worth exceed 1.25:1.

         8.6 Units in Inventory. At no time shall the aggregate number of Units (whether completed or under construction) owned by Borrowers, Guarantor or any subsidiary of Guarantor and not subject to a Qualifying Agreement of Sale exceed thirty percent (30%) of the total number of Units sold and settled by Borrowers, Guarantor and all subsidiaries of Guarantor during the immediately preceding four (4) Fiscal Quarters.

         8.7 Reports Regarding Financial Covenants. Within fifty (50) days following the end of each Fiscal Quarter, Borrowers shall submit to Agent a Covenant Compliance Certificate, in the form attached hereto as Exhibit 8.7 and executed by the chief financial officer of Guarantor, confirming that the Borrower is in compliance with the financial covenants of this Article VIII as of the dates provided herein for compliance.

                         ARTICLE IX. EVENTS OF DEFAULT

         The occurrence of any of the following shall constitute an Event of Default hereunder:

         9.1 The failure of Agent to receive from Borrowers payment of any sum as required pursuant to this Agreement or any other Loan Document within ten
(10) days after the same is payable, provided that the failure of Borrowers to pay the entire Indebtedness to Agent on the Maturity Date shall be an immediate Event of Default, without notice.

         9.2 The failure of Borrowers to observe or perform any promise, covenant, warranty, obligation, representation or agreement in this Agreement or in any other Loan Document, or in any other document evidencing or securing any of the Obligations or the repayment thereof (and not specifically addressed in the other Sections of this Article IX), within twenty (20) days after written notice from Agent; provided that the notice and cure period contained in this
Section 9.2 shall not apply to the breach of any covenant or obligation contained in Sections 3.4, 6.5, 7.1, 7.2, or 7.3 or in Article VIII, or to any other failure that, by its nature, is not susceptible to being cured by Borrowers or Guarantor.



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

         9.3 Any assignment for the benefit of the creditors of Borrower, the filing of any other proceedings by Borrower or by any other person or entity rendering Borrower or any of the Real Estate subject to a proceeding in insolvency or in bankruptcy, either for liquidation or for reorganization (and in the case of an involuntary proceeding under the Bankruptcy Code, the failure to have same dismissed prior to the entry of an Order for Relief); or if Borrower shall become insolvent or unable to pay debts as they mature.

         9.4 The dissolution or reorganization of Borrower.

         9.5 The (i) entry of a judgment or judgments against Borrower at any time (a) in an aggregate amount that is at least $500,000 in excess of insurance proceeds available to Borrower with respect to such judgment or judgments, if such judgment or judgments are not dismissed or bonded within thirty (30) days or (b) that prevents Borrower from conveying Lots and Units in the ordinary course of business if such judgment or judgments are not dismissed or bonded within thirty (30) days, or (ii) issuance of any writs of attachment, execution or garnishment against Borrower.

         9.6 The furnishing to Agent or any Lender, heretofore or hereafter, by or on behalf of Borrower of materially false information, or the refusal by Borrower to hereafter provide material information to Agent upon request.

         9.7 If any signature, certificate, opinion, financial statement or other information heretofore or hereafter furnished or made by Borrower to Agent or the Lenders shall prove to be false, incorrect, incomplete or misleading in any material respect on or as of the date furnished, made or deemed made.

         9.8 Any material adverse change in the financial condition of Borrower which causes Requisite Lenders, in good faith, to believe that performance of any of the Obligations herein is impaired or doubtful for any reason whatsoever.

         9.9 Any warranty or representation by Borrower contained in this Agreement or in any other Loan Document is now or hereafter materially false or incorrect when made or deemed made.

         9.10 Subject to any applicable grace or cure period therein contained, the occurrence of any "Event of Default" as defined in or occurring under any Loan Document.

         9.11 The occurrence of any default under the terms of any note or other instrument that evidences Permitted Subordinated Debt, which default continues beyond any applicable cure period contained therein.

         For purposes of this Article IX, the term "Borrower" shall include (i) each Person that is then included in the definition of "Borrower" contained in this Agreement and (ii) for purposes of Sections 9.3 through 9.8, inclusive, also Guarantor.



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

                              ARTICLE X. REMEDIES

         10.1 Remedies of Lenders. Upon the occurrence of an Event of Default hereunder and the completion of any applicable grace or cure period, and during continuance of such Event of Default, (i) with the consent of Requisite Lenders Agent may and (ii) upon the request of Requisite Lenders Agent shall, by notice to Master Borrower on behalf of the Lenders, and with respect to Section 10.1.3 each individual Lender may, exercise all or any of the following remedies, all of which rights and remedies shall be cumulative:

              10.1.1 Demand immediate payment in full of all Indebtedness, whereupon the same shall be immediately due and payable.

              10.1.2 Immediately terminate Lenders' obligations to make any Loans or to issue any Letters of Credit or Tri-Party Agreements hereunder and Swing Line Lender's obligation to make Swing Line Loans.

              10.1.3 Set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by any Lender to or for the credit or the account of any Borrower, irrespective of whether Agent or Lenders shall have made any demand under this Agreement, the Line of Credit Notes, the Swing Line Note or any other Loan Document and although such obligations may be unmatured (which rights of the Lenders are in addition to other rights and remedies, including, without limitation, other rights of setoff, which the Lenders may have). All net funds recovered under the rights provided in this Section 10.1.3 shall be recovered by Lenders as agent for the other Lenders and shall be distributed among Lenders according to their Pro Rata Share. Each Lender shall be an agent of all other Lenders for purposes of rights of set-off.

              10.1.4 Exercise its rights or remedies granted herein, or under applicable law, or which it may otherwise have under any other Loan Document, against Borrowers or against Guarantor.

              10.1.5 Notwithstanding anything to the contrary contained in this
Section 10.1, upon the occurrence with respect to Guarantor of any event describe in Section 9.3, the entire Indebtedness shall be immediately due and payable and Lenders' obligations to make Loans or to issue Letters of Credit or Tri-Party Agreements and Swing Line Lender's obligation to make Swing Line Loans, shall automatically and immediately terminate, without notice from Agent or any Lender.

         10.2 Effect of Delay. Neither failure nor delay on the part of Agent or the Lenders to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         10.3 Acceptance of Partial Payment. The acceptance by the Lenders of any partial payments of Loans, Letter of Credit Advances or Swing Line Loans made by any Borrower after the occurrence of an Event of Default hereunder, or the advance of any additional funds or the issuance of a Letter of Credit or execution of a Tri-Party Agreement at any such time, shall not be deemed a waiver by the Lenders of such Event of Default unless expressly agreed in writing by the Agent.



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

         10.4 Other Available Remedies. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under any other Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise.

         10.5 Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrowers and others with interests in any Borrower, and of the Projects, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Agent or Lenders under the Loan Documents to a sale of the Projects for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lenders to the payment of the Indebtedness out of the net proceeds of the Projects in preference to every other claimant whatsoever. In addition (but subject to any applicable statute or law governing deficiencies remaining after the sale of any collateral), each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to any Borrower which would require the separate sale of the Projects or require Agent to exhaust its remedies against any individual or any combination of the Projects before proceeding against any other Project or combination of Projects; and further in the event of such foreclosure each Borrower hereby expressly consents to and authorizes, at the option of Agent, the foreclosure and sale either separately or together of any combination of the Projects, to the extent permitted by any applicable statute or law.

         10.6 Waiver of Counterclaim. Each Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Agent or Lenders.

                             ARTICLE XI. THE AGENT

         11.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints Agent as agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Agent, as agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent. Any reference to the Agent in this Article XI shall be deemed to refer to the Agent solely in its capacity as Agent and not in its capacity as a Lender.



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

         11.2 Delegation of Duties. Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by Agent with reasonable care.

         11.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for (a) any recitals, statements, representations or warranties made by Borrowers or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or the other Loan Documents or, (b) the satisfaction of any condition specified herein, other than receipt of items required to be delivered to Agent, or (c) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents, or
(d) for any failure of Borrowers or Guarantor to perform their obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Borrowers or Guarantor. Agent shall have no duty to disclose to Lenders information that is not required to be furnished by Borrowers or Guarantor to Agent at such time, but is voluntarily furnished by any Borrower or Guarantor to Agent in its individual capacity.

         11.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.9 hereof. Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Requisite Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Requisite Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         11.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of the Borrowers, Guarantor or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrowers, Guarantor and their respective Affiliates and made its own decision to make Loans and Line of Credit Advances, to participate in Swing Line Loans and to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrowers, Guarantor and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent hereunder or by the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers, Guarantor or any of their respective Affiliates which may come into the possession of Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates.

         11.6 Indemnification. Lenders agree to reimburse and indemnify Agent (in its capacity as Agent but not as a Lender) ratably in proportion to their respective Commitments (i) for any amounts (but excluding syndication expenses) not reimbursed by Borrowers for which Agent is entitled to reimbursement by Borrowers under the Loan Documents (and without limiting the obligation of Borrowers to pay such reimbursement), including reasonable out-of-pocket expenses in connection with the preparation, execution, delivery of the Loan Documents, (ii) for any other reasonable out-of-pocket expenses incurred by Agent, on behalf of Lenders, in connection with the administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent or (b) a dispute which is solely between Agent and one or more Lenders in which the other Lender prevails, or (c) an action taken or not taken by Agent contrary to the express requirements contained herein pertaining to the requisite number of Lenders required to approve or direct certain actions or contrary to the instructions received from such Lenders. The obligations of Lenders under this Section 11.6 shall survive payment of the Indebtedness and termination of this Agreement. Each Lender shall, within ten (10) Business Days after a written demand therefor accompanied with a description of the amounts payable, contribute its respective Pro-Rata Share of the out-of-pocket costs and expenses incurred by Agent in accordance with the terms of this Agreement, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and reasonable fees and expenses of attorneys.

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

         11.7 Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR IN ANY OF THE LOAN DOCUMENTS, NEITHER AGENT NOR ANY LENDER SHALL BE RESPONSIBLE OR LIABLE TO ANY LENDER OR TO AGENT FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.8 Agent in Its Individual Capacity. Agent and its respective subsidiaries and affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers as though Agent were not an Agent hereunder. With respect to any Loans, Letter of Credit Advances and Swing Line Loans made or renewed by it and any Line of Credit Note or Swing Line
Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity.

         11.9 Resignation or Removal of Agent as Administrative Agent. Subject to the appointment and acceptance of a successor administrative agent as provided below, (i) Agent may resign at any time by giving sixty (60) days' written notice thereof to Lenders and Master Borrower, and (ii) Agent may be removed at any time by Requisite Lenders with cause, if it is reasonably determined by Requisite Lenders that Agent has failed, and continues to fail, in the administration of the Facility in accordance with customary practices for similar credit facilities. Upon any such resignation or removal, Requisite Lenders shall have the right to appoint a successor Agent, subject to the approval of Borrowers, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval of Borrowers shall be required if an Event of Default is in existence. If no successor administrative agent shall have been so appointed by Requisite Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's notice of resignation or the Requisite Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor administrative agent, subject to the approval of Borrowers, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval of Borrowers shall be required if an Event of Default is in existence. Any successor administrative agent shall be a Lender which has a combined capital and surplus of at least $250,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor administrative agent, such successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder.

         11.10 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Requisite Lenders (or by Agent with the consent of the Requisite Lenders) and delivered to Agent and, in the case of an amendment, signed by the Borrowers; provided, that without the prior written consent of each Lender no amendment, waiver or consent shall: (i) increase the Facility Amount, the Revolving Sublimit or the Letter of Credit Sublimit, (ii) postpone the Maturity Date or change the date on which any monthly payment of interest is due; (iii) reduce the Interest Rate payable on any Loan or Letter of Credit Advance, or any Loan Fee; (iv) amend the "Advance Rate" percentage set forth in the chart that is part of Section 3.3; (v) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder; (vi) release Guarantor; (vii) release any Collateral or consent to the transfer, pledge, mortgage or assignment of any Collateral, other than as specifically provided in this Agreement; or (viii) amend the provisions of this Section 11.10, the definition of Requisite Lenders or any other provision of this Agreement specifying the number or percentage of Lenders required to (a) amend, waive or otherwise modify any rights of Lenders hereunder, (b) make any determination that is to be made by Lenders or (c) grant any consent that is required to be obtained from Lenders. In addition, no amendment or waiver of the provisions of this Article XI shall be made without the written consent of Agent and no Lender's Commitment may be increased without such Lender's consent.

         11.11 Authority.

              11.11.1 Agent, as described herein, shall have all rights with respect to collection and administration of the Indebtedness, the security therefor and the exercise of remedies with respect thereto, except, to the extent otherwise expressly set forth herein. Lenders agree that Agent shall make all determinations as to whether to grant or withhold approvals or consents under the Loan Documents and as to compliance with the terms and conditions of the Loan Documents, except to the extent otherwise expressly set forth therein or herein. Agent will simultaneously deliver to Lenders copies of any default notice sent to Borrowers under the terms of the Loan Documents and will promptly provide to Lenders copies of any other material notices.

              11.11.2 As to any matters which are subject to the consent of any or all of Lenders, as set forth in this Agreement, Agent shall not be permitted or required to exercise any discretion or to take any action except upon the receipt of the written consent to such action by Lenders holding the required Pro-Rata Shares, which written instructions shall be binding upon Lenders. Notwithstanding anything contained herein to the contrary, it is understood and agreed that Lenders' right to consent to or disapprove any particular matter shall be limited to the extent that Lenders' or Agent's rights to consent to or disapprove of such matter are limited in the Loan Documents. Subject to the foregoing limitations, each Lender hereby appoints and constitutes Agent as its agent with full power and authority to exercise on behalf of such Lender any and all rights and remedies which such Lender may have with respect to, and to the extent necessary under applicable law for, the enforcement of the Loan Documents, including the right to exercise, or to refrain from exercising, any and all remedies afforded to such Lender by the Loan Documents or which such Lender may have as a matter of law.

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

         11.12 Borrower Default. Agent shall not be deemed to have knowledge of the occurrence of a default or an Event of Default (other than the nonpayment of principal of or interest on the Loans, Letter of Credit Advances or Swing Line Loans) unless Agent has received notice from a Lender, a Borrower or Guarantor specifying such default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a default or an Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall give each Lender prompt notice of each nonpayment of principal of or interest on the Loans, Letter of Credit Advances or Swing Line Loans, whether or not Agent has received any notice of the occurrence of such nonpayment. Agent shall (subject to Section 11.10) take such action hereunder with respect to such default or Event of Default as shall be directed by Requisite Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable in the best interests of Lenders, including, without limitation, continuing to make Loans.

         11.13 Lender Default. If any Lender (a "DEFAULTING LENDER") fails to fund its Pro Rata Share of any Loan or Letter of Credit Advance on or before the time required pursuant to this Agreement, or fails to pay Agent, within twenty
(20) days of demand (which demand shall be accompanied by invoices or other reasonable back up information demonstrating the amount owed) for such Lender's Pro Rata Share of any out-of-pocket costs, expenses or disbursements incurred or made by Agent pursuant to the terms of this Agreement (the aggregate amount which the Defaulting Lender fails to pay or fund is referred to as the "Defaulted Amount"), then, in addition to the rights and remedies that may be available to the other Lenders (the "Non-Defaulting Lenders") at law and in equity:

              11.13.1 The Defaulting Lender's right to participate in the administration of the Loan and the Loan Documents, including without limitation, any rights to vote upon, consent to or direct any action of Agent or Lenders shall be suspended and such rights shall not be reinstated unless and until such default is cured (and all decisions, except the decision to remove Agent, which are subject to receiving a vote of a required percentage of Lenders shall be approved if voted in favor of by the required percentage of the Non-Defaulting Lenders), provided, however, that if Agent is a Defaulting Lender, Agent shall continue to have all rights provided for in this Agreement with respect to the administration of the Loan, unless Requisite Lenders vote to remove and replace such Agent as provided in Section 11.9.

              11.13.2 Any or all of the Non-Defaulting Lenders shall be entitled (but shall not be obligated) to fund the Defaulted Amount, and collect interest at the Default Rate on the Defaulted Amount from the Defaulting Lender (after crediting all interest actually paid by Borrower on the Defaulted Amount from time to time) from amounts otherwise payable to the Defaulting Lender for the period from the date on which the payment was due until the date on which payment is made.

              11.13.3 In the event the Defaulted Amount is funded by any Non-Defaulting Lenders pursuant to Section 11.13.2, the Defaulting Lender's interest in the Loans and Letter of Credit Advances and the Loan Documents and proceeds thereof shall be subordinated to any Defaulted Amount funded by any Non-Defaulting Lenders pursuant to Section 11.13.2 plus interest which may be due in accordance with Section 11.13.2, to be applied pari passu among the Non-Defaulting Lenders funding the Defaulted Amount), without necessity for executing any further documents, provided that such Defaulting Lender's interest in the Loans and the Loan Documents and the proceeds thereof shall no longer be so subordinated if the Defaulted Amount funded by the Non-Defaulting Lenders (and all interest which has accrued pursuant to Section 11.13.2) shall be repaid in full.

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

              11.13.4 To achieve such subordination, (i) Agent shall deduct from the interest due to the Defaulting Lender on its subordinated interest in the Loans and Letter of Credit Advances the excess of interest on the Defaulted Amount at the rate specified in Section 11.13.2 over the interest actually received from Borrower by the Non-Defaulting Lenders which funded the Defaulted Amount on account of their portion of the Defaulted Amount for the same time period and (ii) all amounts received by Agent on account of principal (or reimbursement for amounts otherwise advanced) which would otherwise be payable to the Defaulting Lender shall be paid pari passu to the Non-Defaulting Lenders until the Defaulted Amount and all interest thereon has been repaid in full.

              11.13.5 Agent or any Lender shall have the right, with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulting Lender, and such Defaulting Lender agrees that it shall, upon Agent's request, sell and assign to Agent or such Lender or Lenders, all of the Commitment of such Defaulting Lender for an amount equal to the principal balance of the Note held by the Defaulting Lender and all accrued interest and fees, less any amounts due from the Defaulting Lender with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption Agreement.


         Nothing contained in this Section 11.13 shall be deemed or construed to waive, diminish or limit, or prevent or estop any Lender from exercising or enforcing, any rights or remedies which may be available at law or in equity as a result of or in connection with any default under this Agreement by a Lender. In addition, no Lender shall be deemed to be a Defaulting Lender if such Lender refuses to fund its Pro Rata Share of any Loan or Letter of Credit Advance being made after any bankruptcy related Event of Default hereof due to the lack of bankruptcy court approval for such Advance.

         11.14 Ratable Sharing. The Lenders, by acceptance of a Note, agree among themselves that with respect to all amounts received by them which are applicable to the payment of or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by any Lender (whether as a result of the enforcement of any Loan Document or on foreclosure of any banker's or other lien or any setoff or other claim on or against any deposit or other balance of any Borrower or Guarantor held by any Lender) which is greater than the proportion received by any other holder of a
Note in respect to the aggregate amount of principal and interest due with respect to the Notes held by it, or any other amount payable hereunder, such Lender or such holder of a Note receiving such proportionately greater payments shall notify each other Lender and Agent of such receipt and remit to them such amounts as are necessary so that all such recoveries of principal and interest with respect to the Notes shall be proportionate to the Lenders' respective Pro Rata Shares. If any Lender or holder of a Note receiving such proportionately greater payments is required to return such proportionately greater payment to any trustee, receiver or other representative of or for any Borrower upon or by reason of the bankruptcy, insolvency, reorganization or dissolution of such Borrower, then such other Lender(s) which received its or their Pro Rata Share of such proportionately greater payment must also return such amounts to the appropriate Borrower as if such payment or payments from the Lender receiving such proportionately greater payments had not been made. If at the time that the provisions of this Section 11.14 are applied there is any Swing Line Loan outstanding, each Lender's Pro Rata Share shall be appropriately adjusted to reflect the existence of such Swing Line Loan and shall be based on such Lender's proportionate share of all then-outstanding Indebtedness.

         11.15 Documentation. Agent shall deliver to any Lender, in addition to the information required to be delivered by Agent to Lenders pursuant to this Agreement, copies of such Loan Documents now or hereafter executed by Borrowers or Guarantor and other documents delivered by Borrowers to Agent, promptly after receipt of a written request therefore.

           ARTICLE XII. PARTICIPATION BY LENDERS IN SWING LINE LOANS.

         12.1 Purchase and Sale of Participation. In the event that any Swing Line Loan is not paid in full on or before the third (3rd) Business Day after the Swing Line Loan was made (either by Borrowers or by the application of the proceeds of a Loan), Swing Line Lender shall give notice thereof to each Lender and, effective upon delivery of such notice and without any further act by any party, Swing Line Lender shall be deemed to have sold to each Lender, and each Lender shall be deemed to have purchased from Swing Line Lender, an undivided participation interest in such Swing Line Loan in the amount thereof that is equal to the purchasing Lender's Pro Rata Share. If Swing Line Lender's notice to the other Lenders is delivered before 2:00 p.m. on a Business Day, the purchasing Lenders shall pay to Agent, by wire transfer of funds to the account specified in Section 2.12.3.2 above on or before 4:00 p.m. on such day, the purchasing Lender's Pro Rata Share of the subject Swing Line Loan. If Swing Line Lender's notice is delivered to the other Lenders after 2:00 p.m., such payment by the purchasing Lenders shall be made on the next Business Day after delivery of such notice. The date on which such payment is due by the purchasing Lenders is referred to herein as the "Participation Date." The sale by Swing Line Lender of each participation interest in each subject Swing Line Loan shall be without recourse or warranty in any event, except that Swing Line Lender warrants that it shall hold unencumbered title to each interest in a Swing Line Loan that is sold pursuant to this Section 12.1.

         12.2 Sharing of Interest and Expenses. All interest paid by Borrowers with respect to a participated Swing Line Loan on account of the period prior to the relevant Participation Date, regardless of when such payment is received, shall be retained by Swing Line Lender. All other payments of interest and payments of principal received by Swing Line Lender shall be allocated to the Lenders in accordance with their respective Pro Rata Shares and shall be paid over to the participating Lenders at the times and in the manner provided in
Section 2.6. with respect to Loans. All costs incurred by Swing Line Lender that, had they been incurred by Agent or the Lenders with respect to a Loan would be Lenders' Costs, shall also be Lenders' Costs and shall be payable by Borrowers as elsewhere provided in this Agreement.

         12.3 Assignment of Participation Interests. No Lender may assign to any Person such Lender's participation interest in any Swing Line Loan, except that if a Lender assigns to an Eligible Investor such Lender's entire interest in the Facility and the Loan Documents in accordance with the terms of this Agreement, such Lender shall, concurrently with such assignment, assign to such Eligible Investor all of the assigning Lender's right, title and interest in, to and under the assigning Lender's interests in all Swing Line Loans.



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

         12.4 Administration of Swing Line Loans. Agent shall administer, in accordance with the terms, all Swing Line Loans that are subject to participation interests as provided in this Article XII. The enforcement of each such participated Swing Line Loan shall be governed by the provisions of Article XI.

                          ARTICLE XIII. MISCELLANEOUS

         13.1 Modifications. Modifications, waivers or amendments of or to the provisions of this Agreement or any other Loan Document shall be effective only if set forth in a written instrument signed by each of the parties to the subject document.

         13.2 Binding Nature. The rights and privileges of Agent and Lenders contained in this Agreement shall inure to the benefit of their respective successors and permitted assigns, and the duties of the Borrowers shall bind all successors and permitted assigns. All agreement, representations, warranties and covenants made by the Borrowers herein or in any of the other Loan Documents shall survive the execution and delivery of this Agreement and all other documents referred to herein and shall be continuing as long as any portion of any Indebtedness owed to Lenders hereunder shall remain outstanding and unpaid.

         13.3 Governing Law. This Agreement and all of the other Loan Documents shall in all respects be governed by the laws of the Commonwealth of Pennsylvania. This Agreement and all of the other Loan Documents shall be construed as if drafted equally by all parties hereto.

         13.4 Time of Performance. Time of performance hereunder is of the essence of this Agreement.

         13.5 Severability. If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it.

         13.6 Captions. The descriptive headings hereof are for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

         13.7 Computations. Except as otherwise expressly stated herein, all computations required herein shall be made by the application of generally accepted accounting principles and practices applied on a consistent basis.

         13.8 Continuing Obligation. If any claim is ever made upon any Lender for the repayment or return of any money or property received by such Lender from any Borrower in payment of the Loan or any other Obligation and such Lender repays or returns all or part of said money or property by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Lender or any of its property or (ii) any settlement or compromise of any such claim accomplished by such Lender with such claimant, then in such event Borrowers agree that any such judgment, decree, settlement or compromise shall be binding upon Borrowers, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any liability to such Lender, and the Borrowers shall be and shall remain liable to such Lender hereunder for the amount so repaid or the value of the property returned to the same extent as if such had never originally been received by such Lender. Borrowers agree that no Lender shall have any duty or affirmative obligation to defend against such claim and may object to or pay such claim in its sole discretion without impairing or relinquishing the obligations of Borrowers hereunder. This Section 13.8 shall survive the termination of this Agreement.



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

         13.9 Assignment and Participation.

              13.9.1 Each Lender may, with the consent of Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of Agent, which consents shall not be unreasonably withheld, delayed or denied, shall not be required if the assignee is another Lender or is an Affiliate of the assigning Lender and, as to Borrowers, shall be sufficiently given if given by Master Borrower alone on behalf of all Borrowers, assign to one or more Eligible Investor all or a portion of the assigning Lender's interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans and Letter of Credit Advances at the time owing to it and the Line of Credit Note held by it), provided that:

                  13.9.1.1 Each such assignment, if of less than all of the assigning Lender's Commitment, shall not be less than $10,000,000 and, if greater, an integral multiple of $1,000,000.

                  13.9.1.2 If an assignment is of less than all of the assigning Lender's Commitment, such Lender shall retain a commitment of at least $10,000,000.

                  13.9.1.3 The parties to each such assignment shall complete, execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit 13.9 attached hereto (an "Assignment and Acceptance"), together with the Line of Credit Note subject to such assignment.

                  13.9.1.4 Such assignment shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Line of Credit Note under the blue sky laws of any state.

                  13.9.1.5 Unless the assignee is an Affiliate of the assigning Lender, the assigning Lender shall pay, or cause the assignee to pay, to Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment.

              13.9.2 Upon execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby, and (ii) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

              13.9.3 Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans and Letter of Credit Advances with respect to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

              13.9.4 Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Investor who has become an assignee hereunder, together with the Line of Credit Notes subject to such assignment and the written consent to such assignment, Agent shall, if such Assignment and Acceptance has been completed:

                  13.9.4.1 Accept such Assignment and Acceptance;

                  13.9.4.2 Record the information contained therein in the Register;

                  13.9.4.3 Give prompt notice thereof to the Lenders and the Borrowers; and

                  13.9.4.4 Promptly deliver a copy of such Assignment and Acceptance to Borrowers.

Within five (5) Business Days after receipt of notice, Master Borrower and each other Borrower shall execute and deliver to the Agent, in exchange for the surrendered Line of Credit Note, a new Note with all appropriate Joinders to the order of such assignee in the amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Line of Credit Note to the order of the assigning Lender in the aggregate amount equal to the Commitment (if any) retained by it hereunder. Such new Line of Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Line of Credit Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Line of Credit Note previously delivered to the assigning Lender. The surrendered Line of Credit Note shall be canceled and returned to Master Borrower.

              13.9.5 Each Lender may sell participations to one or more Eligible Investor in all or a portion of the selling Lender's rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and Letter of Credit Advances and the Line of Credit Note held by it); provided that:

                  13.9.5.1 Each such participation shall be in an amount not less than $10,000,000;

                  13.9.5.2 Such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                  13.9.5.3 Such Lender shall remain solely responsible to the other parties hereto for the performance of such obligation;

                  13.9.5.4 Such Lender shall remain the holder of the Line of Credit Note held by it for all purposes of this Agreement;

                  13.9.5.5 Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  13.9.5.6 Such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which, by the terms of this Agreement, require the unanimous approval of the Lenders.

              13.9.6 Master Borrower may, by written notice to Agent and any Rejecting Lender, elect to require such Rejecting Lender to assign all, or any portion that is $10,000,000 or, if greater, an integral multiple of $1,000,000, of such Rejecting Lender's Commitment to any Lender or, with the consent of Agent (which consent shall not unreasonably be withheld, delayed or denied), to another Eligible Investor. In such event, the portion of the Rejecting Lender's Commitment so designated shall be assigned by the Rejecting Lender to such Lender or Eligible Investor in accordance with this Section 13.9 within ten (10) Business Days after delivery of Master Borrower's notice to the Rejecting Lender pursuant to this Section 13.9.6. If a Rejecting Lender shall be so required to assign all of its Commitment, the Rejecting Lender shall continue to have the benefit of all indemnities provided herein to the Lenders.

         13.10 Notices.

              13.10.1 All notices or other communications required or permitted to be made upon any party hereunder shall be in writing and sent by (i) hand delivery or (ii) national overnight express courier with written verification of actual delivery or (iii) first-class, United States mail, postage prepaid, registered or certified with return receipt requested, or (iv) when specifically permitted by the terms of this Agreement, facsimile transmission or electronic transmission (e-mail). Such notice shall be delivered or sent to the address set forth below or at such other address of which either party shall have given the other by notice in writing in accordance with the foregoing:

If to Master Borrower, any other
Borrower or Guarantor:                c/o Orleans Homebuilders, Inc.
                                      One Greenwood Square
                                      3333 Street Road
                                      Bensalem, Pennsylvania 19020
                                      Attention:  Joseph A. Santangelo, CFO
                                      Fax: 215-633-2352
                                      E-mail: jsantangelo@orleanshomes.com



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

with copies to:                       Lawrence J. Dugan, Esquire
                                      c/o Orleans Homebuilders, Inc.
                                      One Greenwood Square
                                      3333 Street Road
                                      Bensalem, Pennsylvania 19020
                                      Fax: 215-633-2352
                                      E-mail: ldugan@orleanshomes.com

                                                   and

                                      Jason M. Shargel, Esquire
                                      Wolf Block Schorr & Solis-Cohen LLP
                                      1650 Arch Street, 22nd Floor
                                      Philadelphia, Pennsylvania 19103
                                      Fax: 215-405-3816
                                      E-mail: jshargel@wolfblock.com

If to Agent (other than regarding     Wachovia Bank, National Association
fundings):                            123 S. Broad Street
                                      Philadelphia, Pennsylvania  19109
                                      Attention:  Julie Pasceri-Young, VP
                                      Fax: 215-670-6530
                                      E-mail: Julie.Pasceri-Young@wachovia.com

with copies to:                       Wachovia Bank, National Association
                                      Mail Code VA 7391
                                      P.O. Box 13327
                                      Roanoke, VA 24040

                                                   or

                                      10 South Jefferson Street
                                      Roanoke, VA 24011

                                                            and

                                      Kenneth I. Rosenberg, Esquire
                                      Schnader Harrison Segal & Lewis LLP
                                      1600 Market Street, Suite 3600
                                      Philadelphia, PA  19103-7286
                                      Fax:  215-751-2205
                                      E-mail:  krosenberg@schnader.com

If to Agent regarding fundings:       To Agent as provided in Section 2.12.2



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


If to Lenders:                        Wachovia Bank, National Association
                                      123 S. Broad Street
                                      Philadelphia, Pennsylvania  19109
                                      Attention:  Julie Pasceri-Young,
                                                  Vice President
                                      Fax: 215-670-6530
                                      E-mail:  julie.pasceri-young@wachovia.com

                                      AmSouth Bank
                                      1900 5th Avenue N., RCL/BAC-15
                                      Birmingham, AL  35203
                                      Attention:  Ronny Hudspeth
                                      Fax: 205-801-0138
                                      E-mail: rhudspeth@amsouth.com

                                      Comerica Bank
                                      500 Woodward Avenue, MC 3256
                                      Detroit, MI  48226
                                      Attention:  Adam J. Sheets
                                      Fax: 313-222-4718
                                      E-mail:  AJSheets@Comerica.com

                                      Compass Bank
                                      15 So. 20th Street, 15th Floor
                                      Birmingham, AL  35233
                                      Attention: Johanna Duke Paley
                                      Fax: 205-297-7994
                                      E-mail: MJD@compassbnk.com

                                      Guaranty Bank
                                      8333 Douglas Avenue
                                      Dallas, TX 75225
                                      Attention: Linda Garcia
                                      Fax: 214-360-2624
                                      E-mail: linda.garcia@guarantygroup.com

                                      National City Bank
                                      One South Broad Street
                                      14th Floor
                                      Philadelphia, PA  19107-3304
                                      Attention: Brian D. Gallagher
                                      Fax: 267-256-4001
                                      E-mail: Brian.Gallagher@nationalcity.com



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

                                      Sovereign Bank
                                      Two Aldwyn Center
                                      P. O. Box 608 Route
                                      320 and Lancaster
                                      Avenue Villanova, PA
                                      19085 Attention: Sean
                                      Finnegan Fax:
                                      610-526-6201 E-mail:
                                      sfinnega@sovereignbank.com

                                      U.S. Bank National
                                      Association 209 S.
                                      LaSalle St, Ste 410
                                      MK-IL-RY4Q Chicago, IL
                                      60604 Attention: Brian
                                      Walsh Fax:
                                      312-325-8852 E-mail:
                                      Brian.walsh2@usbank.com

                                      Citizens Bank of Pennsylvania
                                      2001 Market Street 6th Floor
                                      Philadelphia, PA 19103
                                      Attention: Michael DiSanto
                                      Fax: 215-751-1542
                                      E-mail: Michael.DiSanto@citizensbank.com

                                      SunTrust Bank
                                      8330 Boone Boulevard 8th Floor
                                      Vienna, VA 22182
                                      Attention: W. John Wendler
                                      Fax: 703-442-1570
                                      E-mail: john.wendler@suntrust.com

                                      Manufacturers and Traders Trust Company
                                      601 Dresher Rd
                                      Horsham, PA 19044
                                      Attention: Bernard T. Shields
                                      Fax: 215-956-7074
                                      E-mail: Bshields@mandtbank.com

                                      Franklin Bank, SSB
                                      1730 Walton Road, Suite 304
                                      Blue Bell, PA 19422
                                      Attention: Virgil J. Haplea
                                      Fax: 610-567-0159
                                      E-mail: vhaplea@bankfranklin.com

                                      Firstrust Bank
                                      15 E. Ridge Pike
                                      Conshohocken, PA 19428
                                      Attention:  Gary S. Kinn, Vice President
                                      Fax:  610-238-5065
                                      E-mail:  gkinn@firstrust.com

                                      Commerce Bank, N.A.
                                      100 E. DeKalb Pike
                                      King of Prussia, PA 19406
                                      Attention: Joseph Rago
                                      Fax: 610-321-2696
                                      E-mail: jrago@yesbank.com

                                      Bank of America, N.A.
                                      4 Sentry Parkway
                                      Suite 200
                                      Blue Bell, PA 19422
                                      Attention:  Craig P. Adams
                                      Fax: 610-825-3328
                                      E-mail: craig.p.adams@bankofamerica.com

                                      JPMorgan Chase Bank, N.A.
                                      131 S. Dearborn - 5th Floor
                                      Chicago, IL  60603
                                      Attention:  Jennifer Kelley
                                      Phone:  312-325-5014
                                      Fax:  312-325-5172
                                      E-mail: jennifer.s.kelley@chase.com

                                      LaSalle Bank National Association
                                      5950 Sherry Lane, Suite 540
                                      Dallas, TX 75225
                                      Attention:  Nathan Weyer
                                      Phone:  214-360-5004
                                      Fax:  214-360-5001
                                      E-mail:  nathan.weyer@abnamro.com

                                      Deutsche Bank Trust Company Americas
                                      60 Wall Street - MS NYC 60 - 1104
                                      New York, New York  10005
                                      Attention:  Scottye Lindsey
                                      Fax:  212-797-5692
                                      E-mail:  scottye.d.lindsey@db.com

              13.10.2 Notices given to Master Borrower shall be deemed to have been given to all of the Borrowers, notwithstanding that any such notice is addressed only to Master Borrower.

              13.10.3 Notice sent by overnight courier or mailed in accordance with the foregoing shall be effective three (3) Business Days following deposit, or sooner upon receipt. Notice given in any other manner permitted herein shall be effective only if and when received by the addressee.

              13.10.4 Notice given to any party by the attorney for another party shall constitute notice from such party (and the attorneys for each party are hereby permitted to give such notice to each other party on behalf of their client). Failure to provide copies of any notice to counsel as provided above shall not invalidate or limit the effect of such notice.

         13.11 Cumulative Remedies. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies (including without limitation, the right of specific performance) which Agent or Lenders would otherwise have. Any waiver, consent or approval of any kind or character on the part of Agent or Lenders of any Event of Default or breach of this Agreement or any Loan Document or any such waiver of any provision or condition hereof or thereof must be in writing, signed by Agent, and shall be effective only to the extent in such writing specifically set forth. Borrowers acknowledge that, with respect to this Agreement and its terms, Borrowers are neither authorized nor entitled to rely on any representations, course of dealing, modifications or assurances in any form as to any subject from any officer of Agent unless and until such representations, modifications, course of dealing, or assurances are set forth in writing and signed by such officer of Agent.

         13.12 Third Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained herein or in the Notes or any other Loan Document executed in connection with this transaction, or any conduct or course of conduct by either or both of the parties hereto, or their respective Affiliates, agents, or employees, before or after the signing of this Agreement or any of the other aforesaid Loan Documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against Agent or any Lender, or any of their respective officers, directors, agents, or employees, in favor of any person or entity other than Borrowers.

         13.13 Prior Understandings. This Agreement and the Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein or therein.

         13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         13.15 Indemnification.

              13.15.1 Borrowers and, by its execution of the Guaranty, Guarantor agree to indemnify and hold harmless Agent and Lenders and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any

Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with the Facility, any of the Loan Documents or any of the transactions contemplated hereby or thereby, or any use made or proposed to be made with the proceeds of the Facility, whether or not such investigation, litigation or proceeding is brought by a Borrower, Guarantor, any of its or their shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.


         No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Borrower, Guarantor or any of its or their shareholders or directors for or in connection with the transactions contemplated hereto, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

              13.15.2 Agent shall promptly give Borrowers written notice of all suits or actions instituted against Lenders with respect to which Borrowers have indemnified Lenders, and Borrowers shall timely proceed to defend any such suit or action through counsel reasonably acceptable to Lenders. In the event that Lenders determine in good faith that the subject action, if decided adversely to Lenders' interest, would have a material adverse effect upon any Lender, Lenders shall also have the right, at the expense of Borrowers, to participate in or, at Lenders' election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrowers may employ counsel and participate therein. Agent shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrowers, unless Borrowers desire to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposit with Agent collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Lenders to indemnification under this Agreement shall extend to any money paid by Lenders in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrowers.

              13.15.3 If any suit, action, or other proceeding is brought by Lenders against Borrowers for breach of Borrowers' covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

              13.15.4 The obligations of Borrowers and Guarantor under this
Section 13.15 shall survive the repayment of the Debt and termination of this Agreement, and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of Borrowers or Guarantor under this Section 13.15 are unenforceable for any reason, Borrowers and Guarantor hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         13.16 Relationship of Parties. It is hereby acknowledged by Lenders and Borrowers that the relationship between them created hereby and by the other Loan Documents is that of creditor and debtor and is not intended to be and shall not in any way be construed to be that of a partnership, a joint venture, or principal and agent; and it is hereby further acknowledged that Agent's disbursement of any Loan proceeds or Letter of Credit Advance to anyone other than a Borrower shall not be deemed to make Agent or Lenders a partner, joint venturer, or principal or agent of Borrowers, but rather shall be deemed to be solely for the purpose of protecting Lenders' security for the Obligations. The relationship between Agent and the Lenders is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between or among them.

         13.17 Joint and Several Liability. The liability of each Person that is, or by reason of its execution of a Joinder hereafter becomes, a Borrower for
(i) the performance of this Agreement and of each of the other Loan Documents and (ii) for payment of the Indebtedness shall be joint and several.

         13.18 Publicity. Agent may, at its option and in such manner as it may determine and which Master Borrower shall approve (such approval not to be unreasonably withheld, delayed or conditioned), announce and publicize the involvement of Agent and Lenders in the granting of the Facility.

         13.19 No Implied Waiver. No delay or failure of Agent or the Lenders in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         13.20 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56) (signed into law October 26,
2001)) (the "Act") hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify Borrowers in accordance with the Act; Agent shall obtain such information on behalf of the Lenders.

         13.21 Taxes. Borrowers agree to pay or cause to be paid any and all stamp, document, transfer or recording taxes, and similar impositions payable or hereafter determined to be payable in connection with the Notes, the Mortgages or any other Loan Document, and agree to save Agent and the Lenders harmless from and against any and all present or future claims or liabilities with respect to, or resulting from, any delay in paying or omission to pay, any such taxes or similar impositions.

         13.22 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control; provided, that any provision of the Loan Documents which imposes additional burdens on Borrowers or further restricts the rights of Borrowers or gives the Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted them. Each Borrower acknowledges that it has read the entirety of this Agreement and of every other Loan Document and that Borrowers shall rely solely on their own judgment and on their legal counsel and advisors in entering into the Facility and executing the Loan Documents, without relying in any manner on any statements, representations or recommendations of Agent or any Lender or any parent, subsidiary or Affiliate of Agent or of any Lender, or of any employee, officer, agent or advisor of any of the foregoing entities.

         13.23 Jurisdiction. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF PHILADELPHIA OR BUCKS COUNTY, PENNSYLVANIA, AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND ANY OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, AND ANY OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE PROVIDING OF NOTICE IN ACCORDANCE WITH THE TERMS HEREOF. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHTS OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR LENDERS OF ANY CLAIM, JUDGMENT OR ORDER OBTAINED IN SUCH FORUM, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT OR OTHERWISE TO ENFORCE SAME, IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         13.24 Waiver of Jury Trial. BORROWERS, AGENT AND LENDER, AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL, EACH HEREBY WAIVE ANY RIGHT WHICH THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) COMMENCED BY OR AGAINST THEM OR ANY OF THEM IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR IN ANY WAY PERTAINING TO THE FACILITY OR THE RELATIONSHIPS EVIDENCED BY THIS AGREEMENT.

         13.25 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         13.26 Entire Agreement. This Agreement, the other Loan Documents and the Fee Letter referred to in Section 2.6.1 contain the entire agreement and understanding among Borrowers, Lenders and Agent regarding the Facility. All prior negotiations and discussions between or among any of the parties hereto regarding the Facility and the terms and conditions thereof are superseded by this Agreement, the other Loan Documents, and such Fee Letter.

         13.27 Original Credit Agreement; No Novation. This Agreement supercedes, amends and restates in full, the Original Credit Agreement and all prior amendments thereof. The Indebtedness referred to herein includes all of the Indebtedness outstanding pursuant to the Original Credit Agreement immediately prior to the execution of this Agreement, and the parties acknowledge and agree that this Agreement is not intended to, nor shall it, constitute a novation. All Notes issued and outstanding pursuant to the Original Credit Agreement (including all replacement Notes) constitute Notes issued pursuant to, and shall have the benefit of, this Agreement. Borrowers acknowledge agree that all references in any Loan Document heretofore executed by any Borrower to the "Loan Agreement" mean and refer to the Original Credit Agreement, as amended and restated by this Agreement.



                          [REMAINDER OF PAGE IS BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year set forth above.

Master Borrower:                             Greenwood Financial, Inc., a
                                             Delaware corporation

                                             By:     Joseph A. Santangelo
                                                     ---------------------------
                                                     Joseph A. Santangelo
                                                     Vice President

 Corporate Borrowers:                        Masterpiece Homes, Inc.
                                             OHB Homes, Inc.
                                             Orleans Corporation
                                             Orleans Corporation of New Jersey
                                             Orleans Construction Corp.
                                             Parker & Lancaster Corporation
                                             Parker & Orleans Homebuilders, Inc.
                                             Sharp Road Farms, Inc.

                                             By:     Joseph A. Santangelo
                                                     ---------------------------
                                                     Joseph A. Santangelo
                                                     Vice President

Limited Liability Company
Borrowers:                                   Kabro of Middletown, LLC
                                             OPCNC, LLC
                                             Orleans at Bordentown, LLC
                                             Orleans at Cooks Bridge, LLC
                                             Orleans at Covington Manor, LLC
                                             Orleans at Crofton Chase, LLC
                                             Orleans at East Greenwich, LLC
                                             Orleans at Elk Township, LLC
                                             Orleans at Evesham, LLC
                                             Orleans at Hamilton, LLC
                                             Orleans at Harrison, LLC
                                             Orleans at Lambertville, LLC
                                             Orleans at Lyons Gate, LLC
                                             Orleans at Mansfield, LLC
                                             Orleans at Maple Glen, LLC
                                             Orleans at Meadow Glen, LLC
                                             Orleans at Millstone, LLC
                                             Orleans at Millstone River
                                             Preserve, LLC
                                             Orleans at Moorestown, LLC
                                             Orleans at Tabernacle, LLC
                                             Orleans at Upper Freehold, LLC

                         [Borrowers' signatures continued on the following page]

                                       Orleans at Westampton Woods, LLC
                                       Parker Lancaster, Tidewater, LLC

                                       By:     Joseph A. Santangelo
                                               ---------------------------------
                                               Joseph A. Santangelo
                                               Vice President
Limited Partnership
Borrowers:                             Brookshire Estates, L.P. (f/k/a
                                       Orleans at Brookshire Estates, L.P.)
                                       Orleans at Falls, LP
                                       Orleans at Limerick, LP
                                       Orleans at Lower Salford, LP
                                       Orleans at Upper Saucon, L.P.
                                       Orleans at Upper Uwchlan, LP
                                       Orleans at West Bradford, LP
                                       Orleans at West Vincent, LP
                                       Orleans at Windsor Square, LP
                                       Stock Grange, LP
                                       By:     OHI PA GP, LLC, sole General
                                               Partner

                                               By: Joseph A. Santangelo
                                                   -----------------------------
                                                   Joseph A. Santangelo
                                                   Vice President

                                       Realen Homes, L.P.
                                       By: RHGP, LLC, sole General Partner
                                               By:  Orleans Homebuilders, Inc.,
                                                    Authorized Member

                                               By: Joseph A. Santangelo
                                                    ----------------------------
                                                   Joseph A. Santangelo
                                                   Chief Financial Officer

Guarantor:                             Orleans Homebuilders, Inc., a Delaware
                                       corporation

                                               By: Joseph A Santangelo
                                                   -----------------------------
                                                   Joseph A. Santangelo
                                                   Chief Financial Officer


Agent:                                 Wachovia Bank, National Association

                                               By: Jeffrey D. Wallace
                                                   -----------------------------
                                                   Jeffrey D. Wallace
                                                   Senior Vice President

                         [Lenders' signatures continued on the following pages]

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 WACHOVIA BANK,
                                 NATIONAL ASSOCIATION


                                 By:  Jeffrey D. Wallace
                                      --------------------
                                      Jeffrey D. Wallace, Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 BANK OF AMERICA, N.A.


                                 By: Craig P. Adams
                                     ---------------
                                     Name:Craig P. Adams
                                     Title:Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 SOVEREIGN BANK


                                 By: Sean Finnegan
                                     ---------------
                                     Name: Sean Finnegan
                                     Title: Vice Presidnt

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 MANUFACTURERS AND TRADERS TRUST COMPANY


                                 By: Bernard T. Shields
                                     -------------------
                                 Name: Bernard T. Shields
                                 Title: Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 NATIONAL CITY BANK


                                 By: Brian Gallagher
                                     ----------------
                                     Name: Brian Gallagher
                                     Title:   Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 FIRSTRUST BANK


                                 By: Gary S. Kinn
                                     -------------
                                     Name: Gary S. Kinn
                                     Title:   Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 GUARANTY BANK


                                 By: Linda Garcia
                                     ------------
                                     Name: Linda Garcia
                                     Title:   Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 U.S. BANK NATIONAL ASSOCIATION


                                 By: Brian M. Walsh
                                     ---------------
                                     Name: Brian M. Walsh
                                     Title:  Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 CITIZENS BANK OF PENNSYLVANIA


                                 By: Michael DiSanto
                                     ---------------
                                     Name: Michael DiSanto
                                     Title:   Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 COMMERCE BANK, N.A.


                                 By: Joseph Rago
                                     ------------
                                     Name: Joseph Rago
                                     Title:Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 SUNTRUST BANK


                                 By: W. John Wendler
                                     ---------------
                                     Name: W. John Wendler
                                     Title:   Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 AMSOUTH BANK


                                 By: Ronny Hudspeth
                                     ---------------
                                     Name: Ronny Hudspeth
                                     Title:   Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 FRANKLIN BANK, SSB


                                 By: Virgil J. Haplea
                                     ----------------
                                     Name: Virgil J. Haplea
                                     Title:   Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:

                                 COMERICA BANK


                                 By: Adam Sheets
                                     -----------
                                     Name: Adam Sheets
                                     Title:   Account Officer

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 COMPASS BANK, an Alabama Banking Corporation


                                 By: Johanna Duke Paley
                                     ------------------
                                     Name: Johanna Duke Paley
                                     Title:   Senior Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:


                                 JPMORGAN CHASE BANK, N.A.


                                 By: Jennifer S. Kelley
                                     ------------------
                                     Name: Jennifer S. Kelley
                                     Title:   First Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:



                                 LaSALLE BANK, N.A.


                                 By: Leticia Ruiz
                                     ------------
                                     Name: Leticia Ruiz
                                     Title:   First Vice President

                                 LENDER SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT WITH GREENWOOD FINANCIAL, INC. AS MASTER BORROWER, DATED AS OF JANUARY 24, 2006:



                                 DEUTSCHE BANK TRUST COMPANY AMERICAS


                                 By: Scottye Lindsey
                                     ---------------
                                     Name: Scottye Lindsey
                                     Title:   Director

                                 By: Lana Gifas
                                     ----------
                                     Name: Lana Gifas
                                     Title:   Vice President

                                  Exhibit 1.1C

                                 Form of Joinder


                  This Joinder and Assumption Agreement ("this Joinder"), made as of the ____ day of ___________, 200_, by and among ___________________
("Lender"), GREENWOOD FINANCIAL, INC., a Delaware corporation ("Master Borrower") and _________________________, a ____________________________
("Additional Borrower").


                              W I T N E S S E T H:

                  A. Lender, Master Borrower, Wachovia Bank, National Association ("Agent") and others are parties to an Amended and Restated Revolving Credit Loan Agreement dated as of January 24, 2006 (as thereafter from time to time amended, the "Loan Agreement"). All capitalized terms used but not specifically defined herein have the meanings defined in the Loan Agreement.

                  B. Pursuant to the Loan Agreement, Master Borrower and certain Eligible Affiliates executed and delivered to Lender [a Line of Credit Note in the principal amount equal to Lender's Pro Rata Share of the Facility] [the Swing Line Note] (the "Note").

                  C. Additional Borrower is an Eligible Affiliate.

                  D. Pursuant to the Loan Agreement, Master Borrower and Additional Borrower desire that Additional Borrower become a Borrower under the terms and conditions of the Loan Agreement and enjoy the rights and benefit of, and assume the liabilities and obligations undertaken by, a Borrower under the terms of the Loan Agreement and Note.

                  E. Agent and Lender are willing to accept Additional Borrower as a Borrower under the Loan Agreement and the Note.

                  F. Concurrently with the execution of this Joinder, Additional Borrower is executing a joinder and assumption agreement in favor of each of the other "Lenders" (as defined in the Loan Agreement) with respect to the "Notes" (as defined in the Loan Agreement) that are held by them.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Agent (by its execution of its consent hereto), Lender, Master Borrower and Additional Borrower hereby agree that Additional Borrower shall hereafter be deemed to be a "Borrower" under the terms of the Loan Agreement and the Note and shall enjoy all of the rights and benefits as such that are available under the terms of the Loan Agreement and the Note.

                  2. Additional Borrower hereby assumes all of the obligations and liabilities of a "Borrower" under the terms of the Loan Agreement and agrees to be bound by the terms and conditions thereof. Additional Borrower hereby assumes and agrees to pay, jointly and severally with Master Borrower and all other Borrowers, all of the Indebtedness heretofore or hereafter arising under the Loan Agreement or under the Note, as if Additional Borrower had been a signatory, as a Borrower, to the Loan Agreement and the Note.

                  3. Additional Borrower hereby releases Lender and said attorney or attorneys from all procedural error, defects and imperfections whatsoever in entering judgment by confession hereon as aforesaid or in issuing any process or instituting any proceedings relating thereto.

                  4. ADDITIONAL BORROWER HEREBY WAIVES, AND LENDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THE NOTE, THE LOAN AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY AND THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO, ACCEPT OR RELY UPON THIS JOINDER AND ACKNOWLEDGMENT AGREEMENT, THE NOTE AND THE LOAN AGREEMENT.

                  5. The remedies of Lender provided herein, in the Loan Agreement, in any other Loan Document or otherwise available to Lender at law or in equity, and the warrant of attorney contained herein, shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Except as specifically modified hereby, the Loan Agreement and Note continue in full force and effect, in accordance with their respective terms. Nothing in this Agreement shall affect any of the obligations or liabilities of Master Borrower or any other Borrower, as set forth in the Loan Agreement or the Note.

                  6. Agent is intended to be a third party beneficiary of this Joinder, to the extent that Additional Borrower has assumed and agreed to pay the obligations of Master Borrower and the other Borrowers under the Loan Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Joinder and Assumption Agreement as of the day and year first above written.

                             LENDER:



                             By:
                                  -------------------------------------
                                  Name:
                                  Title:

                             ORIGINAL BORROWER:


                             GREENWOOD FINANCIAL, INC., a Delaware corporation


                             By:
                                  -------------------------------------
                                  Name:
                                  Title:


                             ADDITIONAL BORROWER:

                                                     , a
                             ------------------------    -----------------------

                             By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              CONSENT OF GUARANTOR


                  The undersigned, being the Guarantor of the obligations of the Borrowers under the aforesaid Loan Agreement and Note, hereby consents to the foregoing Joinder and Assumption Agreement and agrees that nothing therein shall affect the liability of Guarantor under the terms of the Guaranty to which reference is made in the Loan Agreement.

                  IN WITNESS WHEREOF, Guarantor has executed this Consent of Guarantor on this _____ day of __________, 200_.


                  ORLEANS HOMEBUILDERS, INC., a Delaware corporation



                  By:
                     -------------------------------------
                     Joseph A. Santangelo
                     Chief Financial Officer


                                CONSENT OF AGENT


                  Wachovia Bank, National Association, as Agent pursuant to the aforesaid Loan Agreement, hereby approves Additional Borrower as a Borrower that is entitled to the benefits of the Loan Agreement.


                  Wachovia Bank, National Association

                  By:
                     -------------------------------------
                     Name:
                     Title:

                                  Exhibit 1.1E

                           Form of Line of Credit Note


                                 PROMISSORY NOTE
                                                      Philadelphia, Pennsylvania

$_________________                                              January __, 2006


         1. FOR VALUE RECEIVED, GREENWOOD FINANCIAL, INC., a Delaware corporation and each of the other entities executing this promissory note (herein referred to as "Borrowers") promise, jointly and severally with all other Persons that hereafter become a Borrower pursuant to the Loan Agreement, to pay to the order of _______________________ ("Lender"), on or before the Maturity Date, __________ Million _________ Hundred __________ Thousand Dollars ($___________), in lawful money of the United States of America and in immediately available funds. All initially capitalized terms that are used herein but are not defined herein shall have the same meanings ascribed to them in the Amended and Restated Revolving Credit Loan Agreement, dated the date hereof by and among Borrowers, Wachovia Bank, National Association, as agent, Lender, and the other financial institutions that are party thereto (as from time to time hereafter amended, the "Loan Agreement") unless the context clearly requires to the contrary. This promissory note is referred to herein as "this Note".

         2. Borrowers also promise so to pay interest on the unpaid principal amount of Lender's Pro Rata Share of all Loans and Letter of Credit Advances from the Funding Date thereof to maturity (whether by acceleration or otherwise) at the Interest Rate in effect from time to time.

         3. Interest shall be payable on the Loans and Letter of Credit Advances, in arrears, through the last day of each month, with the first payment to be made on February 15, 2006, and continuing thereafter on the 15th day of each month and at maturity.

         4. In the event that the unpaid principal amount of this Note shall become due and payable in full, whether at stated maturity, by acceleration or otherwise, such principal amount and all other sums that are due or owed by Borrowers to Lender under this Note or any other Loan Document shall thereafter bear interest payable upon demand at the Default Rate in effect from time to time.

         5. This Note is one of the Line of Credit Notes referred to in the Loan Agreement and is issued subject and pursuant to, and entitled to the benefits of, the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions pertaining to Lender's Pro Rata Share of the Loans and Letter of Credit Advances evidenced hereby on which this Note and the other Line of Credit Notes were made and are to be repaid. All recoveries by Lender under this Note or otherwise are subject to the provisions of Article XI of the Loan Agreement.

         6. All payments of principal and interest in respect of this Note shall be made by Borrowers without defense, setoff or counterclaim in immediately available funds and delivered to Agent not later than 1:00 p.m. (prevailing Eastern time) on the date due by wire transfer of immediately available funds to Agent's account as provided in Section 2.12.3.2 of the Loan Agreement. Funds received by Agent after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

         7. Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         8. Borrowers may prepay all or any portion of the outstanding principal balance hereof subject to the terms, conditions and limitations of the Loan Agreement (including the limitation contained in Section 2.7.1 of the Loan Agreement) and shall make mandatory prepayments of this Note in accordance with the provisions of the Loan Agreement.

         9. The liabilities and obligations of Borrowers hereunder (i) shall be joint and several, (ii) shall be unconditional without regard to the liability or obligations of any other party other than Lender and (iii) shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including, but without being limited to, any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

         10. Each Borrower hereby releases Lender and said attorney or attorneys from all procedural error, defects and imperfections whatsoever in entering judgment by confession hereon as aforesaid or in issuing any process or instituting any proceedings relating thereto.

         11. The remedies of Lender provided herein, in any other Loan Document or otherwise available to Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

         12. Borrowers hereby waive all benefit that might accrue to Borrowers by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note or on any other Loan Document, in whole or in part and in any order as may be desired by Lender.

         14. This Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania.

         15. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN OR SERVING PHILADELPHIA OR BUCKS COUNTY, PENNSYLVANIA. EACH BORROWER EXPRESSLY SUBMITS AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND ANY OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT, AND ANY OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE PROVIDING OF NOTICE IN ACCORDANCE WITH THE TERMS HEREOF. NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHTS OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY CLAIM, OR ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT OR OTHERWISE TO ENFORCE SAME, IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         16. Borrowers hereby waive presentment, demand for payment, notice of dishonor or acceleration, protest or notice of protest and any and all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         17. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, and Lender's Pro Rata Share of all other Indebtedness may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         18. The terms of this Note may not be changed or amended orally but only by an agreement in writing and signed by all Lenders, or by such other number of Lenders as all Lenders may determine from time to time.

         19. Borrowers promise to pay all costs and expenses, including reasonable attorneys' fees, as provided in Section 1.5 of the Loan Agreement, incurred in the collection and enforcement of this Note. Borrowers and all endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         20. EACH BORROWER HEREBY WAIVES, AND LENDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

         21. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

         22. IF APPLICABLE This Note is a replacement for the Note dated December 22, 2004, executed and delivered to Lender pursuant to the Original Credit Agreement (the "Prior Note"). The Indebtedness evidenced by this Note is [PART OF] the same Indebtedness that was evidenced by the Prior Note, does not constitute a novation or new indebtedness to Lender, and is entitled to all of the security for the Prior Note heretofore given by Borrowers pursuant to the Original Credit Agreement.

         IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer or other representative as of the day and year and at the place first above written.

                             GREENWOOD FINANCIAL, INC., a Delaware corporation


                             By:
                                  -------------------------------------
                                  Name:
                                  Title:


                                  -------------------------------------

                                  -------------------------------------

                                  -------------------------------------

                             By:
                                  -------------------------------------
                                  Name:            , as        of each
                                       ------------     ------
                                  Borrower identified above

                                  Exhibit 1.1F

                          Notice of Borrowing of a Loan


Wachovia Bank, National Association
201 S. College Street, 8th Floor
Charlotte, NC  28288-5758
Attn:  Syndication Agency Services
                                                             ____________, 200__
Gentlemen:

         This Notice of Borrowing ("Notice") is provided to Wachovia Bank, National Association ("Agent") to evidence the request of ____________________ ("Requesting Borrower"), to borrow funds in the form of a Loan, pursuant to the Amended and Restated Revolving Credit Loan Agreement, dated as of January 24, 2006, by and among Requesting Borrower, Greenwood Financial, Inc., Agent, the Lenders and certain other Affiliates of Requesting Borrower identified therein (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement unless the context clearly requires to the contrary.

         Requesting Borrower desires to borrow $__________ as a Loan on ______________, 200__ (the "Funding Date"). This Notice is provided to Lender by 11:00 a.m. at least two (2) Business Days prior to the Funding Date.

         The undersigned hereby certifies that: (i) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representations and warranties relate to an earlier date or except for changes therein which have been disclosed to Agent in writing and (ii) no Event of Default under the Loan Agreement has occurred and is continuing.

                             [Requesting Borrower]

                             By:
                                  -------------------------------------
                                            , Vice President

                       Notice of Borrowing of a Swing Loan


Wachovia Bank, National Association
201 S. College Street, 8th Floor
Charlotte, NC  28288-5758
Attn:  Syndication Agency Services
                                                             ____________, 200__
Gentlemen:

         This Notice of Borrowing ("Notice") is provided to Wachovia Bank, National Association ("Agent") to evidence the request of ____________________ ("Requesting Borrower"), to borrow funds in the form of a Swing Line Loan, pursuant to the Amended and Restated Revolving Credit Loan Agreement, dated as of January 24, 2006, by and among Requesting Borrower, Greenwood Financial, Inc., Agent, the Lenders and certain other Affiliates of Requesting Borrower identified therein (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement unless the context clearly requires to the contrary.

         Requesting Borrower desires to borrow $__________ as a Swing Line Loan on ______________, 200__ (the "Funding Date"). This Notice is provided to Lender by 2:00 p.m. of the Funding Date.

         The undersigned hereby certifies that: (i) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representations and warranties relate to an earlier date or except for changes therein which have been disclosed to Agent in writing and (ii) no Event of Default under the Loan Agreement has occurred and is continuing.

                             [Requesting Borrower]

                             By:
                                  -------------------------------------
                                            , Vice President

                                 EXHIBIT 2.1.4.2

       APPLICATION AND AGREEMENT FOR IRREVOCABLE STANDBY LETTER OF CREDIT
                TO: WACHOVIA BANK, NATIONAL ASSOCIATION ("BANK")


Please TYPE Information in the fields below. We reserve the right to return illegible applications for clarification.

---------------- ------------------------- |  --------------------------------------------------------------------------------------
Date:                                      |           The undersigned Applicant hereby requests Bank to issue and transmit by:
                                           |  [ ] Overnight Carrier   [ ] Teletransmission   [ ] Mail   [ ] Other:
                                           |
                                           |  Explain:_____
---------------- ------------------------- |  --------------------------------------------------------------------------------------
L/C No.                                    |           an Irrevocable Standby Letter of Credit (the "Credit") substantially as set
                                           |  forth below. In issuing the Credit, Bank is expressly authorized to make
                                           |  such changes from the terms herein below set forth as it, in its sole
                                           |  discretion, may deem advisable.
                 (Bank Use Only)           |
---------------- ------------------------- |  --------------------------------------------------------------------------------------

-------------------------------------------------------- | -------------------------------------------------------------------------
Application (Full Name & Address)                        | Advising Bank (Designate name & address only if desired)
                                                         |
                                                         |
-------------------------------------------------------- | -------------------------------------------------------------------------
Beneficiary (Full Name & Address)                        | Currency and Amount in Figures:
                                                         | -------------------------------------------------------------------------
                                                         | Currency and Amount in Words:
                                                         |
-------------------------------------------------------- | -------------------------------------------------------------------------
                                                         | Expiration Date:
------------------------------------------------------------------------------------------------------------------------------------
Charges:  Wachovia's charges are for our account; all other banking charges are to be paid by beneficiary.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Credit to be available for payment against Beneficiary's draft(s) at sight drawn on Bank or its correspondent at Bank's option accompanied by the following documents:

[ ]  Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

[ ]  Other Documents


[ ]  Special Conditions (including, if Applicant has a preference, selection of UCP as herein defined or ISP98 as herein defined.)


[ ]  Issue substantially in form of attached specimen. (Specimen must also be signed by applicant.)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.
[ ] Request Beneficiary to issue and deliver their (specify type of undertaking)
_____________ in favor of _____________ for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference) _____________ to expire on _____________. (This date must be at least 15 days prior to expiry date indicated above.) It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under this Application and Agreement in respect of the Credit (even after its stated expiry date) until Bank is released by such bank or entity.
--------------------------------------------------------------------------------

Each Applicant signing below affirms that it has fully read and agrees to this Application and the attached Continuing Letter of Credit Agreement. In consideration of the Bank's issuance of the Credit, the Applicant agrees to be bound by the agreement set forth In this and in the following pages (even if the following pages are not attached to the Application) delivered to the Bank. (Note: If a bank, trust company, or other financial institution signs as Applicant or joint and several co-Applicant for its customer, or if two Applicants jointly and severally apply, both parties sign below). Documents may be forwarded to the Bank by the beneficiary, or the negotiating bank, in one mail. Bank may forward documents to Applicants customhouse broker, or Applicant if specified above, in one mail. Applicant understands and agrees that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Bank ("UCP") or to the International Standby Practices of the International Chamber of Commerce, Publication 590 or any subsequent version currently in effect and in use by Bank ("ISP98").



-------------------------------------      -------------------------------------
   (Print or type name of Applicant)          (Print or type name of Applicant)


-------------------------------------      -------------------------------------
               (Address)                                  (Address)

-------------------------------------      -------------------------------------
     Authorized Signature (Title)               Authorized Signature (Title)

-------------------------------------      -------------------------------------
     Authorized Signature (Title)               Authorized Signature (Title)

Customer Contact:                          Phone:
                  ---------------------          -------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                            BANK USE ONLY
                               NOTE: Application will NOT be processed if this section is not complete
------------------------------------------------------------------ | -------------------------------------------------------------
Approved (Authorized Signature)                                    | Date:
                                                                   |
                                                                   |
------------------------------------------------------------------ | -------------------------------------------------------------
Approved (Print name and title)                                    | City:
                                                                   |
--------------------------- -------------------------------------- | -------------------------------------------------------------
Customer SIC Code:          Borrower Default Grade:                | Telephone:
                                                                   |
--------------------------- ------------- ------------------------ | ------------------------------ ------------------------------
Charge DDA #:               Fee:          RC #:                    | CLAS Bank #:                   CLAS Obligor #:
                                                                   |
--------------------------- ------------- ------------------------ ----------------------------- ---------------------------------

              (ATTACHED ARE THE IRREVOCABLE STANDBY LETTER OF CREDIT AGREEMENT TERMS AND CONDITIONS.)


                      CONTINUING LETTER OF CREDIT AGREEMENT

         In consideration of the Bank (as defined below) in its discretion issuing from time to time letters of credit whether documentary or standby and all amendments thereto (hereinafter each individually, and all collectively called the "Credit") substantially in accordance with an Application (as defined below) for a Credit tendered to the Bank the undersigned (hereinafter, individually and collectively, the "Applicant") agrees:

         1. DEFINITIONS. As used herein: (A) "AGREEMENT" means each Application by the Applicant for a Credit and this Continuing Letter of Credit Agreement, as each may be modified; (B) "APPLICATION" means, if Applicant uses electronic communication facilities to apply for or instruct the Bank as to the contents of a Credit, information sufficient to enable the Bank to prepare and issue or amend a Credit for Applicant's account transmitted by electronic message (which may, but need not, be computer generated), including facsimile, directed to the Bank by Applicant using such identification codes, passwords, and other security procedures as the Bank and Applicant may agree are commercially reasonable from time to time; or a written and signed application with sufficient information delivered to the Bank to enable it to prepare and issue or amend a Credit for Applicant's account; (C) "BANK" means Wachovia Bank, National Association and all of its branches, whether in the United States or foreign and any of Bank's affiliates that issue letters of credit; Applicant authorizes and directs the Bank to select the branch or affiliate which will issue or process any Credit; and for the purposes of Sections 4, 7 and 9, "Bank" includes correspondents of Bank; (D) "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close at the place where Bank is obligated to honor a presentation or otherwise act under the Credit or this Agreement; (E) "COLLATERAL" means all Applicant's Property (as hereinafter defined) now or hereafter in possession or control of Bank or its agents, affiliates or representatives (for any purpose) or in transit to or from Bank; (F) "DRAFT" means any draft (sight or time), receipt, acceptance, cable, SWIFT or other written demand for payment; (G) "EVENT OF DEFAULT" means (i) failure to pay or perform any of the Obligations when due or (ii) the occurrence of any "Event of Default" as defined in the Revolving Credit Loan Agreement dated December 22, 2004, among Applicant, Bank, certain affiliates of Applicant and other financial institutions (as the same may be amended from time to time, the "LOAN AGREEMENT") ; (H) "GOOD FAITH" means honesty in fact in the conduct or transaction concerned; (I) "ISP 98" means the International Standby Practices, International Chamber of Commerce ("ICC") Publication No. 590, or any subsequent revisions or restatement thereof which may be adopted by the ICC and in use by the Bank; (J) "JURISDICTION" means the state in the United States where the Bank's branch which maintains Applicant's major deposits is located, or if Applicant does not have deposits with the Bank, the Bank's office in a state of the United States where Applicant's major banking relationship with it is conducted; if neither of the foregoing apply, then jurisdiction shall mean New York City, New York; (K) "OBLIGATIONS" means all obligations of any, some or all of parties comprising the Applicant to Bank now or hereafter existing under the Agreement or otherwise; (L) "PRIME RATE" means that changing rate of interest announced publicly from time to time by Bank as its Prime Rate; (M) "PROPERTY" means all present and future inventory, equipment, farm products and other goods, documents, policies and certificates of insurance, securities, securities entitlements, securities accounts, financial assets, investment property, instruments, letters-of-credit and letter-of-credit rights, chattel paper, accounts, general intangibles, money, and any and all other types of property (including, but not limited to, deposit accounts and certificates of deposit), together with all cash and non cash proceeds and products thereof, and all Applicant's rights thereto and all documents relative thereto; and (N) "UCP" means the Uniform Customs and Practice for Documentary Credits, ICC Publication Number 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by the Bank. Terms not defined herein will, if defined therein, have the same meaning as given in the Uniform Commercial Code as amended from time to time.

         2. APPLICANT'S REIMBURSEMENT OF BANK: (A) Applicant shall pay Bank, in accordance with the provisions of the Loan Agreement, (i) the amount of each Draft drawn or purporting to be drawn under the Credit (whether drawn before, on or after the expiry date stated in the Credit) and (ii) interest on all amounts so drawn. (B) FEES COSTS AND EXPENSES. Applicant will pay Bank (i) fees in respect of the Credit at such rates and times as are provided in the Loan Agreement; and (ii) on demand, all costs and expenses that Bank incurs in connection with the Credit or this Agreement, including (a) reasonable attorneys' fees and disbursements and other dispute resolution expenses to protect or enforce Bank's rights or remedies under or in connection with the Credit, this Agreement or any separate security agreement, guaranty or other agreement or undertaking supporting this Agreement or to respond to any notice of forgery, fraud, abuse or illegality in connection with this Agreement, the Credit, any presentation under the Credit or any transaction underlying the Credit (including an active defense by Bank in any action in which an injunction is sought or obtained against presentation or honor), (b) costs and expenses in connection with any requested amendment to or waiver under the Credit or this Agreement, (c) costs and expenses in complying with any governmental exchange, currency control or other laws, rules or regulations of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency, (d) any stamp taxes, recording taxes, or similar taxes or fees payable in connection with the Credit or this Agreement, and (e) any adviser, confirmer, or other nominated person fees and expenses that are chargeable to Applicant or Bank. References in this Agreement to attorneys' fees and disbursements shall include any reasonably allocated costs of internal counsel.

         3. INDEPENDENCE; APPLICANT RESPONSIBILITY. Applicant is responsible for preparing or approving the text of the Credit as issued by Bank and as received by any Beneficiary, including responsibility for any terms and conditions thereof that are ineffective, ambiguous, inconsistent, unduly complicated, or reasonably impossible to satisfy. Applicant's ultimate responsibility for the final text shall not be affected by any assistance Bank may provide such as drafting or recommending text or by Bank's use or refusal to use text submitted by Applicant. Bank does not represent or warrant that the Credit will satisfy Applicant's requirements or intentions. Applicant is responsible for the suitability of the Credit for Applicant's purposes. Applicant will examine the copy of the Credit, and any other documents sent by Bank in connection with the Credit, and shall notify Bank of any non-compliance with Applicant's instructions, and of any discrepancy in any document under any presentment or other irregularity, within 3 Business Days after Applicant receives or should have received any of such documents (the "Required Time"); provided, however, if the end of the Required Time falls on a weekend or Bank holiday, the deadline shall be extended to the end of the next Business Day. Applicant's failure to give timely and specific notice during the Required Time of objection shall automatically waive Applicant's objection, authorize or ratify Bank's action or inaction, and preclude Applicant from raising the objection as a defense or claim against Bank.

         4. CLAIMS AGAINST BANK; WAIVERS; EXCULPATIONS; LIMITATIONS OF LIABILITY, RATIFICATION; ACCOUNTING. (A) Applicant's Obligations shall be irrevocable and unconditional and performed strictly in accordance with the terms of this Agreement, irrespective of: (i) any change or waiver in the time, manner or place of payment of or any other term of the Obligations (including any release) of any other party who, if applicable, has guaranteed or is jointly and severally liable for any of the Obligations or granted any security therefore; (ii) any exchange, change or release of any Collateral or other collateral (including any failure of Bank to perfect any security interest therein), for any of the Obligations, (iii) any presentation under the Credit being forged, fraudulent or any statement therein being untrue or inaccurate,
(iv) any agreement by Bank and any Beneficiary extending or shortening Bank's time after presentation to examine documents or to honor or give notice of discrepancies. (B) Without limiting the foregoing, it is expressly agreed that the Obligations of Applicant to reimburse or to pay Bank pursuant to this Agreement will not be excused by ordinary negligence, gross negligence, wrongful conduct or willful misconduct of Bank. However, the foregoing shall not excuse Bank from liability to Applicant in any independent action or proceeding brought by Applicant against Bank following such reimbursement or payment by Applicant to the extent of any unavoidable direct damages suffered by Applicant that are caused directly by Bank's gross negligence or willful misconduct; provided that
(i) Bank shall be deemed to have acted with due diligence and reasonable care if it acts in accordance with standard letter of credit practice of commercial banks located in the place that the Credit is issued; and (ii) Applicant's aggregate remedies against Bank for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by Applicant to Bank with respect to the honored presentation, plus interest. (C) Without limiting any other provision of the Agreement, Bank and, as applicable, its correspondents: (i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by Applicant, whether or not given or signed by an authorized person; (ii) shall not be responsible for any acts or omissions by, or the solvency of, any Beneficiary, any nominated person or any other person; (iii) May honor any presentation or drawing under the Credit that appears on its face substantially to comply with the terms and conditions of the Credit; (iv) (a) may permit partial shipment under the Credit, except as otherwise expressly stated in the Credit, and may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of the Credit and the total quantity to be shipped under the Credit, and (b) if the Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods, and the relative Drafts may be honored; (v)may disregard any requirement of the Credit that presentation be made to it at a particular place or by a particular time of day (but not any requirement for presentation by a particular day) or that notice of dishonor be given in a particular manner, and Bank may amend or specify any such requirement in the Credits; (vi) may accept as a draft any written or electronic demand or request for payment under the Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Credit; (vii) may discount or authorize the discount of any accepted draft or deferred payment obligation incurred under any Credit; (viii) may honor, before or after its expiration, a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromises any claim that is wrongfully dishonored or otherwise, and shall be entitled to reimbursement to the same extent (if any) as if it had initially honored plus reimbursement of any interest paid by it; (ix) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a draft or other document is being separately delivered) and shall not be liable for any failure of any Draft or document to arrive or to conform with the Draft or document referred to in the statement or any underlying transaction; (x) may retain proceeds of the Credit based on a valid exercise of Bank's set off rights or an apparently applicable attachment order or blocking regulation; (xi) may select any branch or affiliate of Bank or any other bank to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located; (xii) shall not be responsible for any other action or inaction taken or suffered by Bank or its correspondents under or in connection with the Credit, with any presentation thereunder or with any Collateral, if required or permitted under any applicable domestic or foreign law or letter of credit practice. Examples of laws or practice that may be applicable, depending upon the terms of the Credit and where and when it is issued, include the UCC, the Uniform Rules for Demand Guarantees ("URG") the UCP, the ISP, published rules of practice, applicable standard practice of banks that regularly issue letters of credit, and published statements or interpretations on matters of standard bank practice. (D) Applicant's taking control, possession or retention of any documents presented under or in connection with the Credit (whether or not the documents are genuine) or of any Property for which payment is supported by the Credit, shall ratify Bank's honor of the documents and preclude Applicant from raising a defense, set-off or claim with respect to Bank's honor of the documents. (E) Neither Bank nor any of its correspondents shall be liable in contract, tort, or otherwise, for any punitive, exemplary, consequential, indirect or special damages. Any claim by Applicant under or in connection with this Agreement or the Credit shall be reduced by an amount equal to the sum of (I) the amount (if any) saved by Applicant as a result of the breach or other wrongful conduct complained of; and
(ii) the amount (if any) of the loss that would have been avoided had Applicant taken all reasonable steps to mitigate any loss, including by enforcing its rights in the transaction(s) underlying the Credit, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Bank to effect a cure.

         5. SECURITY AGREEMENT. The provisions of this Section shall only supplement, not supersede, provisions of any other security agreement in favor of Bank which are inconsistent herewith. (A) SECURITY INTEREST. As security for the payment and performance of the Obligations, Applicant assigns, pledges and grants to Bank a security interest in the Collateral. The security interest of Bank in Collateral shall continue until all Obligations are repaid, and shall not be invalidated by reason of the delivery or possession of the Property to Applicant or anyone else. (B) SUBROGATION. As additional security for the Obligations, Bank shall be subrogated to the Applicant's rights in respect of any transaction in any way related to the Credit or any Drafts, including rights against Beneficiary or any collateral.

         6. COMMUNICATIONS. (A) INTERNET. Applicant may electronically initiate the issuance and amendment of any Credit and retrieve or send information about any outstanding Credit by accessing an Internet site maintained by the Bank (the "Web Site") through Applicant's computer equipment and web browser software. Applicant is responsible to provide its own computer equipment and web browser software and shall be responsible for all acquisition, installation, repair and maintenance costs associated therewith. Applicant shall select its own Internet service provider. Applicant shall comply promptly with all instructions on the Web Site governing its use and the security measures to be maintained in connection with its use. Applicant authorizes the Bank to receive data and act upon Applicant's requests which Bank receives over the Web Site. Applicant agrees that Bank may rely on the authenticity and accuracy of messages and information received by Bank on the Web Site purporting to be from the Applicant. Applicant agrees: (i) to protect all assigned operator identification passwords and accepts full responsibility for any compromise of security;(ii) to limit access to the Web Site to those persons authorized by Applicant through the use of security procedures implemented and enforced by the Applicant; (iii) accurately to input any data fields necessary to initiate, release or cancel any transaction; (iv) to access the Web Site as often as necessary consistent with Applicant's business activities it conducts on the Web Site, which may be daily, and retrieve and review outstanding Credit detail reports; and (v) to notify the Bank promptly of any error or defect in the report. Applicant acknowledges and understands that the instructions sent by it through the Internet to the Bank and the information retrieved by the Applicant from the Web Site through the internet will be encrypted, but that such encryption is not completely secure and is not free from errors, poor transmissions, interception, forgery, viruses, tampering, destruction, deciphering or other delay or casualty. The Bank shall not be liable for any loss, claim or liability, cost or expense arising from:
(a) any of the foregoing; (b) failure of any Internet service provider to provide its services; (c) failure of communications media, legal restrictions;
(d) act of God, fire or other catastrophe, computer failure or any other cause or circumstance beyond the Bank's control; (e) any unauthorized person's use of or access to the Web Site; or (f) failure of Applicant to report errors or defects promptly. (B) Electronic Systems. Applicant may desire to transmit and receive by means of facsimile, open internet communication, or other unguarded electronic communications (hereinafter collectively the "electronic systems") Applications and other paper-writings to or from the Bank. To induce the Bank to accept communication via electronic systems, Applicant shall: I) ensure that its officers, agents and employees, will at all times follow and maintain the integrity of any security established by the Applicant and the Bank; ii) immediately notify the Bank in the event that Applicant should have reason to believe that the security established for electronic systems transmission has been breached or compromised in any manner; iii) ensure that only authorized personnel selected and controlled by the Applicant request action(s) by transmittal of document(s) by electronic systems; iv) ensure that any documents transmitted to the Bank by means of electronic systems shall be a complete and accurate copy and if signed be executed by personnel authorized by the Applicant; and v) maintain its software and equipment and any privacy control device within such software or equipment without any reliance on or responsibility by the Bank. The Applicant acknowledges and agrees that the Bank shall: I) not be responsible to the Applicant for any loss or damage arising from the use of unguarded electronic systems, including access or misuse of Applicant's confidential information, transmission of a virus, or failed, incomplete or inaccurate transmission; ii) not be responsible to assure that, its software and equipment for receiving messages or documents from electronic systems will be compatible with that of Applicant or available at all times for Applicant's use; iii) have absolute discretion but without liability, for any reason whatsoever, not to act upon documentation received by electronic systems; provided, however, that the Bank shall notify the undersigned promptly should it elect to defer action until the original documentation is physically presented to the Bank; iv) without any liability on its part to do so, have the right at its discretion to make further inquiries and demand further verification to determine the validity of any document prior to taking any action; and v) have the right to assume that any reproduction of documentation received by electronic systems constitutes a full, complete and accurate reproduction of the original documentation and that all signatures are authorized and genuine. (C) Indemnity. Separate and independent from any other indemnity set forth in this Agreement, the Applicant hereby indemnifies and holds the Bank harmless against any and all loss, liability, damage or expenses of whatever kind and nature arising from Bank's acceptance and/or delivery of information and Applications over its Web Site or by electronic systems.

         7. TWO PARTIES SIGNING AGREEMENT. (A) CO-APPLICANTS. If the Agreement is signed by two or more Applicants, it shall be the joint and several obligation of each. Bank shall designate _____________________ in the Credit as account party and ______________________ as Applicant, who without joinder of the account party shall have the exclusive right to issue all instructions on any matters relating to the Credit. If the foregoing information is left blank or incomplete, the Bank at its discretion may accept an Application, or seek instruction, from any Applicant regarding a Credit, including, without limitation, any amendment thereto or waiver of any discrepancy thereunder, and until Bank at the office at which the relevant Credit is issued actually receives written notice of revocation, each Applicant shall be bound by and hereby affirms the instructions of the other. (B) Financial Institution as Customer. If the Agreement is signed as Applicant or co-Applicant by a bank, trust company or other financial institution for its customer, such Applicant appoints Bank as its agent to issue the Credit. Such Applicant and its customer agree to act In accordance with and be subject to the Agreement. If such Applicant is required (i) to reimburse Bank; (ii) to pay Bank in the Event of Default; (iii) to indemnify Bank; or (iv) to provide collateral, then its customer agrees to reimburse, pay or indemnify Applicant for the full amount of those payments and to provide the requisite collateral. In addition, the customer agrees to obtain such Applicant's consent before agreeing to waive any discrepancy in the documents related to the Credit or to waive or amend any terms of the Agreement or the Credit.

         8. EVENT OF DEFAULT. On and after any Event of Default: (A) the amount of the Credit, as well as any other Obligations, shall, at Bank's option, become due and payable immediately without demand or notice to Applicant or if contingent, may be treated by Bank as due and payable for its maximum face amount; (B) Bank may set off and apply any deposits or any other indebtedness at any time owing by Bank to or for Applicant's credit or account against any matured or unmatured Obligations, irrespective of whether or not Bank shall have made any demand under the Agreement and although such deposits, indebtedness or Obligations may be unmatured or contingent; (C) Bank may exercise all rights and remedies available to it in law or equity; and (D) in respect of any Collateral, Bank may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law and also may, without notice except as required by law, sell such Property or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and on such other terms as Bank may deem commercially reasonable. Written notice mailed or delivered to Applicant at the address specified in the Agreement at least five business days prior to the date of public sale or prior to the date after which private sale is to be made shall be reasonable, adequate notice. Applicant will pay on demand all costs and expenses (including reasonable attorneys fees and legal expenses, incurred prior to or after a bankruptcy filing) related to the custody, preservation or sale of, or collection from, or realization upon, any of such Property and related to the collections of the Obligations and the enforcement of Bank's rights against Property. In the event of sale of or collection from the Collateral, Bank may in its discretion hold the proceeds as Collateral or apply the proceeds as Bank deems appropriate to the payment of costs and expenses or to one or more of the Obligations, whether or not then due.

         9. INDEMNIFICATION. Applicant will indemnify and hold harmless Bank and its officers, directors, affiliates, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and disbursements and other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection) that arise out of or in connection with: (A) the Credit or any pre-advice of its issuance; (B) any payment or action taken or omitted to be taken in connection with the Credit or this Agreement (including any action or proceeding to (i) restrain any presentation, (ii) compel or restrain any payment or the taking of any other action under the Credit, (iii) obtain damages for wrongful dishonor or honor of the Credit or for breach of any other duty arising out of or related to the Credit, (iv) compel or restrain the taking of any action under this Agreement or (v) obtain similar relief (including by way of interpleader, declaratory judgment, attachment or otherwise), regardless of who the prevailing party is in any such action or proceeding); (C) an adviser or a confirmer or other nominated person seeking to be reimbursed, indemnified or compensated, (D) any beneficiary requested to issue its own undertaking seeking to be reimbursed, indemnified or compensated or (E) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of letter of credit proceeds, or holder of an instrument or document;
(F) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement, the Collateral or the Credit; (G) the release by Applicant of any Credit to any third party prior to its issuance by the Bank; or
(H) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (including with respect to any document or property received under this Agreement or the Credit) or any other cause beyond the Bank's control-, except to the extent such liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified party's gross negligence or willful misconduct. Applicant will pay on demand from time to time all amounts owing under this section. If and to the extent that the obligations of Applicant under this section are unenforceable for any reason, Applicant agrees to make the maximum contribution to the payment of such obligation that is permissible under applicable law.

         10. GOVERNING LAW; UCP, ISP 98. The UCP or ISP 98 as applicable to each Credit governs this Agreement and is incorporated herein. Subject to the other provisions of the Agreement, the Agreement shall be governed by and construed in accordance with the substantive laws of the Jurisdiction, without regard to conflicts of law principles, except to the extent that such law is inconsistent with the UCP or ISP 98, as applicable. In the event any provision of the UCP or ISP 98, as applicable, is or is construed to vary from or be in conflict with any provision of any applicable law of the Jurisdiction or the federal law of the United States, to the extent permitted by law, the UCP or the ISP 98, as applicable, shall govern or be read to explain the applicable law. Unless Applicant specifies otherwise in its application for the Credit, Applicant agrees that Bank may issue the Credit subject to the UCP or ISP 98 or, at Bank's option, such later revision of either thereof as is in effect at the time of issuance of the Credit. Bank's privileges, rights and remedies under the UCP, ISP 98 or such later revision shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. The UCP and ISP 98 shall serve, in the absence of proof to the contrary, as evidence of standard practice with respect to the subject matter thereof.

         11. SAVINGS CLAUSE; CONFLICTS. Whenever possible, each provision of the Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In the event that any provision in the Agreement conflicts with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

         12. BANKRUPTCY AND FORFEITURE REINSTATEMENT. If any consideration transferred to Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of (A) a subsequent bankruptcy or insolvency proceeding; (B) any forfeiture or in rem seizure action or remedy; (C) any fraudulent transfer or preference action or remedy; or (D) any other criminal or equitable proceeding or remedy, then Bank may at its option recover the Obligations or the consideration so voided from Applicant. In such event, Bank's claim to recover the voided consideration shall be a new and independent claim arising under the Agreement, and shall be jointly and severally due and payable immediately by Applicant.

         13. MISCELLANEOUS. The rights and remedies granted to Bank in the Agreement are in addition to all other rights or remedies afforded to Bank under applicable law, equity or other agreements. The terms of the Agreement may not be waived or amended, unless the parties consent in writing. The Agreement shall be binding on Applicant's heirs, executors, administrators, successors and permitted assigns, and shall inure to the benefit of Bank's successors and assigns. Bank can assign this Agreement and its rights to reimbursement regarding any Credit without Applicant's consent. Applicant shall not assign any rights or remedies related to the Agreement or the Credit without written consent of the Bank. Any notice to Applicant, if mailed, shall be deemed given when mailed, postage paid, addressed to Applicant at the address on the Application or such other address furnished by Applicant to Bank. This Section shall not be deemed to be an exclusive list of each means of notice from one party to the other. The Agreement will continue in full force and effect until the expiration or cancellation of each Credit and all outstanding Obligations have been satisfied in a manner satisfactory to Bank, and Applicant requests termination in writing. Applicant will comply with all laws, regulations and customs now or hereafter applicable to the Agreement or to the transaction related to the Credit, and will furnish evidence of compliance as Bank may require. Applicant shall maintain or cause to be maintained insurance covering any Property for which payment is supported by a Credit in amounts, from insurers, or through parties satisfactory to the Bank and will furnish such evidence of insurance as and when Bank may require. This Agreement contains the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of this Agreement.

         14. CONSENT TO JURISDICTION AND VENUE. IN ANY PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, APPLICANT IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE JURISDICTION AND AGREES NOT TO RAISE ANY OBJECTION TO THE JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN THE JURISDICTION. APPLICANT AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO IT.

         15. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, APPLICANT AND WHEN IT ISSUES A CREDIT, BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO THE AGREEMENT OR THE CREDIT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO ISSUE THE CREDIT.

         16. EFFECTIVENESS OF AGREEMENT. Applicant agrees that the terms and conditions of this Continuing Letter of Credit Agreement shall be continuing and shall apply to any Credit currently, or in the future, issued by the Bank on Applicant's behalf.

Very truly yours,



----------------------------------------
(Corporation or Firm Name of Applicant)


By:                                        Date:
    ---------------------------------            ------------------------------
(Authorized Signature and Title)


By:                                        Date:
    ---------------------------------            ------------------------------
(Authorized Signature and Title)


----------------------------------------
(Corporation or Firm Name of Applicant)


By:                                        Date:
    ---------------------------------            ------------------------------
(Authorized Signature and Title)


By:                                        Date:
    ---------------------------------            ------------------------------
(Authorized Signature and Title)

                                   Exhibit 8.7

                     Form of Covenant Compliance Certificate

                          For the Fiscal Quarter ended
                             _________________, 200_

         I, ____________________________, the Chief Financial Officer of Orleans Homebuilders, Inc. ("OHB") certify to Wachovia Bank, National Association, as agent for the Lenders ("Agent"), and the Lenders that the calculations shown on the attached covenant compliance spreadsheet are true and correct as of ______________, 200_:

         The undersigned hereby certifies that no Event of Default under the Amended and Restated Revolving Credit Loan Agreement dated as of January 24, 2006 by and among Greenwood Financial, Inc., the other Affiliates of OHB that are party thereto, Agent, and the Lenders (as heretofore amended, the "Loan Agreement") has occurred and is continuing. All capitalized terms used and not defined in this Certificate have the meanings defined in the Loan Agreement.


                                                   _____________________________

                                  Exhibit 13.9

                        Form of Assignment and Acceptance


         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("this Agreement") made and entered into on _____________________, 200__, between _________________________
("Assignor") and ______________________________ ("Assignee"), and consented to and accepted by each of WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent ("Agent") and, if required by the terms of the Loan Agreement (defined below), GREENWOOD FINANCIAL, INC. (the "Master Borrower").

                                    RECITALS

         A. Assignor is a party to the Amended and Restated Revolving Credit Loan Agreement, dated January 24, 2006, by and among Agent, Master Borrower and the Lenders and other Borrowers that are signatories thereto (as heretofore amended, the "Loan Agreement"). Copies of the Loan Agreement and related documents have been delivered to Assignee prior to the date hereof.

         B. Initially capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Loan Agreement.

         C. Pursuant to the Loan Agreement, Assignor agreed to make Loans and Letter of Credit Advances to Borrowers up to an aggregate principal amount of $___________ at any one time outstanding (the "Assignor Commitment"), evidenced by a Line of Credit Note payable to Assignor in the same original principal amount (the "Assignor Note"). On the date hereof, the unfunded portion of the Assignor Commitment is $ ____________ (the "Available Commitment") and the funded portion of the Assignor Commitment is $____________, representing currently outstanding Loans and Letter of Credit Advances previously made by Assignor.

         D. Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, [a portion of] the interest of Assignor in, and of the rights and obligations of Assignor under, the Loan Agreement, the Assignor Note, the Loan Documents, and all other documents, instruments and agreements executed and delivered in connection therewith in the manner, to the extent and upon the terms set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Assignment and Assumption.

                  1.1 Assignor hereby sells, assigns, delegates and transfers to Assignee, without recourse and without any representations or warranties, except as set forth in Section 7.1 of this Agreement, effective on the Assignment Date, (as such term is defined in Section 4 of this Agreement) a _____% (the "Assigned Percentage") interest in and to Assignor's rights and obligations under the Loan Agreement and other Loan Documents and representing:

                           1.1.1 the Assigned Percentage of the aggregate
principal amount of Loans and Letter of Advances made by Assignor on or prior to, and outstanding on, the Assignment Date (the "Assigned Fundings"), which Assigned Fundings, as of the date hereof, equal the sum of $____________ respecting outstanding Loan and Letter of Credit Advances with all interest accruing and payable thereon on and after the Assignment Date;

                           1.1.2 the Assigned Percentage of the Assignor
Commitment pursuant to the terms and provisions of the Loan Agreement (the "Assigned Commitment"), which Assigned Commitment is equal to, on the date hereof, $____________ of which, on the date hereof, $____________ constitutes an amount equal to the Assigned Percentage of the Available Commitment;

                           1.1.3 the Assigned Percentage of Assignor's interest
in the Unused Fee accruing and payable pursuant to Section 2.6.3 of the Loan Agreement after the Assignment Date; and

                           1.1.4 the Assigned Percentage of all of Assignor's
rights (including voting rights), interests and obligations under the Loan Agreement, the Assignor Note and each other Loan Document;

provided, however, that in no event shall such assignment include, or be deemed to include (y) any amounts paid to Assignor under or pursuant to the Loan Agreement prior to the Assignment Date, and (z) interest, fees and other amounts accruing on the Assigned Fundings and the Assigned Commitments prior to the Assignment Date but which are payable after such date.

                  1.2 Assignee hereby irrevocably purchases, takes and assumes, effective on the Assignment Date, all duties, liabilities, obligations, rights and interests assigned to it by Assignor (including, without limitation, the obligation to make Loans and Letter of Credit Advances up to the amount of the Assigned Commitment) and agrees to perform all such duties, liabilities and obligations on and after the Assignment Date as if it had been an original party to the Loan Agreement and other Loan Documents to which Lenders are parties, all as is more specifically set forth in Section 1.1 of this Agreement.

         2. Purchase Price.

                  As consideration for the assignment effected hereby, and as a precondition to the effectiveness thereof, prior to 5:00 p.m. prevailing Eastern time on the Assignment Date, Assignee shall pay to Assignor an amount equal to such aggregate principal amount of the Assigned Fundings, in immediately available U.S. Dollars.

         3. Confirmation and Agreement.

                  By executing and delivering this Agreement, (a) Assignor and Assignee confirm to and agree with each other and the other parties to the Loan Agreement as follows: (i) Assignor makes no representation or warranty (except as provided in Section 7.1 of this Agreement) and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of this Agreement, the Loan Agreement, the Assignor Note or any other Loan Document; and (ii) Assignor makes no representations or warranties and assumes no responsibility with respect to the financial condition of Borrowers or of Guarantor or the performance or observance by Borrowers or Guarantor of any of their respective obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (b) Assignee confirms that it has received a copy of the Loan Agreement and other Loan Documents, together with such other documents and information as Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) Assignee confirms that it has made, independently and without reliance upon the Agent, Assignor or any other Lender or, except as provided in Section 7.1 of this Agreement, any representations or warranties made by the foregoing and based on such documents and information as Assignee shall deem appropriate at the time, and Assignee shall continue to make, its own credit decisions in entering into this Agreement and taking or not taking any action hereunder or under the Loan Agreement or any other Loan Document; and (d) Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         4. Assignment Date.

                  The Assignment Date for this Agreement shall be the date first above written; provided, however, that if Assignee shall not have paid to Assignor the amount referred to in Section 2 hereof, prior to 5:00 p.m. prevailing Eastern time on such date, then the Assignment Date shall instead be the date on which Assignee shall have so satisfied such condition; further provided, that if Assignee does not so satisfy such condition prior to 5:00 p.m. prevailing Eastern time on the tenth (10th) Business Day following the date first written above, this Agreement shall terminate and Assignor shall have no further obligations to Assignee.

         5. Exercise of Rights.

                  From and after the Assignment Date, (a) the Assignee shall be a party to the Loan Agreement and each other Loan Document to which Lenders are parties and, to the extent provided in this Agreement, shall have the rights, liabilities, duties and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Agreement, relinquish such rights and be released from such liabilities, duties and obligations under the Loan Agreement and such other Loan Documents as shall have been assigned to the Assignee hereunder.

         6. Payments.

                  Following the Assignment Date, Agent shall make all payments in respect of the Assigned Fundings and Assigned Commitment (including payments of principal, and of fees, interest, and other amounts accruing and payable subsequent to the Assignment Date) to the Assignee at the address specified on the signature pages hereto which address shall be deemed to be the Assignee's notice address for purposes of the Loan Agreement and the other Loan Documents unless Assignee otherwise notifies the relevant parties pursuant to the terms thereof. To the extent either Assignee or Assignor shall receive amounts to which the other is entitled pursuant to the terms hereof, Assignor and Assignee shall make all appropriate adjustments thereof. Without limiting the generality of the foregoing, Assignor shall be entitled to retain all amounts received by it on account of its Pro Rata Share of (x) any interest accrued on any Loans or Letter of Credit Advances prior to the Assignment Date, (y) Unused Fees with respect to the Assignor Commitment accrued prior to the Assignment Date and (z) interest, fees and other amounts accruing on the Assigned Fundings and the Assigned Commitment prior to the Assignment Date. To the extent that Assignee shall receive any such amounts, Assignee shall hold the same in trust for the benefit of, and shall immediately pay the same over to, Assignor.

         7. Representations.

                  7.1 Assignor represents and warrants that (i) the documents referred to in the final sentence of Recital A which have been delivered to Assignee are the current versions of such documents; and (ii) the officer of the Assignor responsible for the credit relationship with Borrowers is not aware of the existence of any Event of Default as of the Assignment Date nor does the Assignor have any knowledge of any waiver of any material provision of any Loan Document having been given in writing; and (iii) it is the legal and beneficial owner of the interest being assigned hereby, free and clear of any adverse claim.

                  7.2 Except for the representation and warranty set forth in
Section 7.1 of this Agreement, Assignor does not make any representation or warranty, expressed or implied, and assumes no responsibility with respect to, the sufficiency, value or collectibility of the Assigned Fundings, the Loan Agreement or related documents or any rights afforded thereby or matters mentioned therein; or with respect to the financial condition of Borrowers or of Guarantor or the ability of any of the foregoing to liquidate any of their respective assets; or with respect to the validity, enforceability, authenticity or accuracy of any statement, report, certificate or other information made or given or to be given to Assignor or Assignee by Borrowers, or Guarantor in connection with the Loan Agreement.

         8. Assignment.

                  Assignee agrees that it shall not sell, assign, subdivide or transfer in any way its rights or interests or delegate all or any part of its obligations which are the subject of this Agreement except as permitted by the Loan Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and, subject to the foregoing, assigns. Nothing herein shall impair Assignor's right to sell, without notice to or the consent of Assignee, further assignments of, or participations in, the Assignor Commitment remaining after giving effect to this Agreement under the Loan Agreement, to the extent permitted thereunder.

         9. Entire Agreement.

                  This Agreement contains the entire agreement of the Assignee and Assignor with respect to the subject matter contained herein.

         10. Governing Law.

                  This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

         11. Exchange of Line of Credit Notes.

                  Promptly after the Assignment Date, Assignor shall deliver to Agent the Assignor Note. Agent shall exchange the Assignor Note for new Line of Credit Notes, each dated the Assignment Date, payable to the Assignor and Assignee, as their interests shall appear, after giving effect to the assignment made hereunder, which new Line of Credit Notes Master Borrower agrees to (and shall cause each of the other Borrowers to) duly execute and deliver to Assignor and Assignee. Master Borrower, for itself and for each of the other Borrowers, agrees that the substitution of the new Line of Credit Notes shall not constitute a novation of any of Borrowers' obligations under the Assignor Note. Notwithstanding the date of the new Line of Credit Note made in favor of Assignee, Assignee hereby agrees and confirms, on which confirmation Borrowers may rely, that Assignee has no right to, or interest in, any interest which shall have accrued on the Assigned Fundings prior to the Assignment Date.

         12. Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement, or of any document required to be executed and delivered in connection herewith, to produce or account f or more than one counterpart signed by each signatory.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement as of the date first above written.

                             ASSIGNOR:

                             By:
                                  -------------------------------------
                                  Name:
                                  Title:



                             ASSIGNEE:


                             By:
                                  -------------------------------------
                                  Name:
                                  Title:




                        Signatures Continued on Next Page

                     Signatures Continued from Previous Page



                                   Address for Notices:


                                  -------------------------------------

                                  -------------------------------------

                                  -------------------------------------

                                  Telecopier No.:
                                                  ---------------------
                                  Telephone No.:
                                                  ---------------------
                                  Email:
                                                  ---------------------

                                            Acknowledged, Accepted And Consented
Accepted and Consented to:                  to on behalf of all Borrowers:

Wachovia Bank, National Association,        Greenwood Financial, Inc.
as Agent



By:                                         By:
     -------------------------------             ----------------------------
     Name:                                       Name:
     Title:                                      Title: